     As filed with the Securities and Exchange Commission on May 19, 1995
                                                    Registration No. 33-_______
                              PRELIMINARY COPIES
                 CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           -------------------------
                                   FORM S-4
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                           -------------------------
                            SOUTHTRUST CORPORATION
            (Exact name of registrant as specified in its charter)

             DELAWARE                              6711                        63-0574085
 (State or other jurisdiction of       (Primary Standard Industrial         (I.R.S. Employer
  incorporation or organization)        Classification Code Number)        Identification No.)

                            420 NORTH 20TH STREET
                          BIRMINGHAM, ALABAMA 35203
                                (205) 254-5000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                  -----------------------------------------
                              AUBREY D. BARNARD
                            SOUTHTRUST CORPORATION
                            420 NORTH 20TH STREET
                          BIRMINGHAM, ALABAMA 35203
                                (205) 254-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With copies to:
 C. LARIMORE WHITAKER, ESQ.                    T. KENNERLY CARROLL, JR., ESQ.
BRADLEY, ARANT, ROSE & WHITE               GLASS, MCCULLOUGH, SHERRILL & HARROLD
 2001 PARK PLACE, SUITE 1400                    1409 PEACHTREE STREET, N.E.
 BIRMINGHAM, ALABAMA 35203                        ATLANTA, GEORGIA 30309
       (205) 521-8000                                 (404) 885-1500
- ----------------------------               -------------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                         Proposed maximum       Proposed maximum       Amount of
          Title of each class of                   Amount to be           offering price       aggregate offering     registration
        securities to be registered                 registered               per unit                price                fee
- ------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $2.50 per share . . .    969,984 Shares
 Rights to Purchase Series A Junior                                             *               $7,614,374.40**         $2,625.65
   Participating Preferred Stock . . . . . . .    431,104 Rights
====================================================================================================================================

*   Not Applicable
** Estimated solely for purposes of determining the amount of the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

                         ----------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                            SOUTHTRUST CORPORATION

               CROSS-REFERENCE SHEET SHOWING THE LOCATION IN THE
              PROXY STATEMENT/PROSPECTUS OF INFORMATION REQUIRED
        BY PART I OF FORM S-4 PURSUANT TO ITEM 501(B) OF REGULATION S-K


                                                                                    Location or Heading In Proxy
                               Item                                                     Statement/Prospectus
                               ----                                                 ----------------------------
         1.   Forepart of Registration Statement and             Forepart of Registration Statement and Outside Front Cover Page of
              Outside Front Cover Page of Prospectus             Prospectus

         2.   Inside Front and Outside Back Cover Pages of       Available Information; Incorporation of Certain Documents by
              Prospectus                                         Reference;
                                                                 Table of Contents

         3.   Risk Factors, Ratio of Earnings to Fixed           Summary
              Charges and Other Information

         4.   Terms of the Transaction                           Summary; The Merger; Description of Capital Stock of SouthTrust;
                                                                 Comparison of the Common Stock of SouthTrust and SBG; Certain
                                                                 Federal Income Tax Considerations

         5.   Pro Forma Financial Information                    *

         6.   Material Contacts with the Company Being           Summary; The Merger
              Acquired

         7.   Additional Information Required for                *
              Reoffering by Persons and Parties Deemed to
              be Underwriters

         8.   Interests of Named Experts and Counsel             Legal Matters

         9.   Disclosure of Commission Position on               *
              Indemnification for Securities Act
              Liabilities

         10.  Information With Respect to S-3 Registrants        Summary

         11.  Incorporation of Certain Information by            Incorporation of Certain Documents by Reference
              Reference

         12.  Information With Respect to S-2 or S-3             *
              Registrants

         13.  Incorporation of Certain Information by            *
              Reference

         14.  Information With Respect to Registrants            *
              Other Than S-3 or S-2 Registrants

         15.  Information With Respect to S-3 Companies          *

         16.  Information With Respect to S-2 or S-3             *
              Companies

         17.  Information With Respect to Companies Other        Summary; Certain Information Concerning the Business of SBG;
                                                                 Selected than S-3 or S-2 Companies Financial Data of SBG;
                                                                 Management's Discussion and Analysis of Financial Condition and
                                                                 Results of Operations of SBG; Index to the Consolidated Financial
                                                                 Statements of SBG

         18.  Information if Proxies,  Consents or               Introduction; Summary; The Merger; Additional Information
              Authorizations are to be Solicited

         19.  Information if Proxies, Consents or                *
              Authorizations are not to be Solicited, or
              in an Exchange Offer

___________________________________________________
* Not Applicable

                          SOUTHERN BANK GROUP, INC.
                           11180 ALPHARETTA HIGHWAY
                           ROSWELL, GEORGIA  30076

                  -----------------------------------------

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                  -----------------------------------------

     Notice is hereby given that a Special Meeting of Shareholders of Southern Bank Group, Inc., a Georgia corporation and registered bank holding company ("SBG"), will be held on June 28, 1995, at 8:00 a.m., local time, at The Northside Bank & Trust Company, 11180 Alpharetta Highway, Roswell, Georgia 30076, for the following purposes (the "Special Meeting"):

         1. To consider and vote upon the Agreement and Plan of Merger, dated as of March 17, 1995, (the "Merger Agreement"), a copy of which is annexed as Exhibit A to the accompanying Proxy Statement/Prospectus, between SBG and SouthTrust of Georgia, Inc., a Georgia corporation ("ST-Sub"), joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), whereby SBG will be merged with and into ST-Sub and each share of common stock of SBG outstanding immediately prior to the Effective Time of the Merger, subject to rights of dissent and exclusive of treasury shares, shall be converted into the right to receive 0.5275665 of a share of common stock of SouthTrust, with cash being paid in lieu of any fractional shares of common stock of SouthTrust, pursuant to and in accordance with the terms and conditions of the Merger Agreement, all as more fully described in the accompanying Proxy Statement/Prospectus; and

         2. To consider and act upon such other matters, including, in particular, adjournment of the Special Meeting to allow further solicitation of proxies if necessary, as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     Only those persons who were holders of record of the common stock of SBG at the close of business on May 25, 1995, are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

     Pursuant to Sections 14-2-1301 et seq. of the Georgia Business Corporation Code, shareholders of SBG are entitled to dissent from the transactions contemplated by the Merger Agreement. A copy of the provisions of the Georgia Business Corporation Code regarding such rights of dissent is annexed as Exhibit C to the accompanying Proxy Statement/Prospectus.

     The Special Meeting may be adjourned from time to time without notice other than announcement at the Special Meeting, or at any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

     A Proxy Statement/Prospectus relating to and a proxy for use in connection with the Special Meeting are enclosed.

                                           By Order of the Board of Directors



                                           E. LAMAR SEALS, JR.
                                           Chief Executive Officer

Roswell, Georgia
May 30, 1995



         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT SBG MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT/PROSPECTUS

                              PROXY STATEMENT OF

                          SOUTHERN BANK GROUP, INC.

                  FOR A SPECIAL MEETING OF ITS SHAREHOLDERS
                           TO BE HELD JUNE 28, 1995

               -----------------------------------------------
               THIS PROXY STATEMENT INCLUDES THE PROSPECTUS OF

                            SOUTHTRUST CORPORATION

               RELATING TO UP TO 969,984 SHARES OF COMMON STOCK
                         (PAR VALUE $2.50 PER SHARE)

             TO BE ISSUED IN CONNECTION WITH A PROPOSED MERGER OF
         SOUTHERN BANK GROUP, INC. INTO SOUTHTRUST OF GEORGIA, INC.,
             A WHOLLY-OWNED SUBSIDIARY OF SOUTHTRUST CORPORATION

               ------------------------------------------------

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SOUTHTRUST CORPORATION OR SOUTHERN BANK GROUP, INC. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES OR AN OFFER OF ANY KIND TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO SOUTHTRUST CORPORATION AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY SOUTHTRUST CORPORATION AND ALL INFORMATION RELATING TO SOUTHERN BANK GROUP, INC. HAS BEEN SUPPLIED BY SOUTHERN BANK GROUP, INC.

         THIS PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED TO SHAREHOLDERS OF SOUTHERN BANK GROUP, INC. ON OR ABOUT MAY 30, 1995.

         -----------------------------------------------------------

   THE SECURITIES OF SOUTHTRUST CORPORATION OFFERED IN CONNECTION WITH THE
      MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN
      APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
        OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
            EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
              PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
                 STATEMENT/PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

       THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS
          OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND
               ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.



         The date of this Proxy Statement/Prospectus is May 30, 1995.

                               TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Certain Federal Income Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Description of SouthTrust Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Market and Dividend Information Respecting the Common Stock of SouthTrust and SBG . . . . . . . . . . . . . .  33
Comparison of the Common Stock of SouthTrust and SBG  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Supervision and Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Certain Information Concerning the Business of SBG and the Bank . . . . . . . . . . . . . . . . . . . . . . .  43
Selected Financial Data of SBG  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Management's Discussion and Analysis of Financial Condition and Results of Operations of SBG  . . . . . . . .  45
Beneficial Ownership of SBG Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Incorporation of Certain Documents By Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Index to the Financial Statements of SBG  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
Exhibit A - Agreement and Plan of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Exhibit B - Opinion of US Banking Alliance, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
Exhibit C - Georgia Dissent Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1


                             AVAILABLE INFORMATION

         SouthTrust Corporation, a Delaware corporation ("SouthTrust"), is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         SouthTrust has filed a Registration Statement on Form S-4 (herein, together with all amendments thereto, called the "Registration Statement") with the Commission under the Securities Act of 1933 (the "Securities Act"), with respect to the shares of common stock of SouthTrust offered hereby. This Proxy Statement/Prospectus does not contain all of the information and undertakings set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to SouthTrust and the shares of common stock of SouthTrust, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to a copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Public Reference Section of the Commission at such address at prescribed rates.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE ON REQUEST WITHOUT CHARGE FROM AUBREY D. BARNARD, SOUTHTRUST CORPORATION, 420 NORTH 20TH STREET, BIRMINGHAM, ALABAMA 35203, TELEPHONE NUMBER
(205) 254-5000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 13, 1995. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                 INTRODUCTION


GENERAL

         This Proxy Statement/Prospectus is being furnished to the holders of common stock, par value $1.00 per share ("SBG Common Stock"), of Southern Bank Group, Inc., a Georgia corporation and a registered bank holding company ("SBG"), in connection with the solicitation of proxies by the Board of Directors of SBG for use at a special meeting of shareholders of SBG to be held on June 28, 1995, at 8:00 a.m., local time, at The Northside Bank & Trust Company, 11180 Alpharetta Highway, Roswell, Georgia 30076 and at any postponement or adjournment thereof (the "Special Meeting").

         The purpose of the Special Meeting is to consider and vote upon that certain Agreement and Plan of Merger, dated as of March 17, 1995 (the "Merger Agreement"), between SBG and SouthTrust of Georgia, Inc., a Georgia corporation ("ST-Sub"), joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), providing for the merger of SBG into ST-Sub (the "Merger") and, subject to rights of dissent, the conversion in the Merger of each outstanding share of SBG Common Stock into the right to receive 0.5275665 of a share of common stock, par value $2.50 per share ("SouthTrust Common Stock") of SouthTrust. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of SBG Common Stock who otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported by The Nasdaq Stock Market - National Market ("Nasdaq") on the last business day immediately preceding the Effective Time of the Merger (as defined below).

         The 0.5275665 of a share of SouthTrust Common Stock for which each share of SBG Common Stock may be exchanged in the Merger had an aggregate market value, based upon the average of the last sales price of SouthTrust Common Stock for the five (5) trading days immediately preceding May 30, 1995, of approximately $______. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK-SouthTrust Common Stock" and "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND SBG." Because the number of shares of SouthTrust Common Stock to be received for each share of SBG Common Stock in the Merger is fixed, a change in the market price of SouthTrust Common Stock before the Merger would affect the value of the SouthTrust Common Stock to be received in the Merger in exchange for each share of SBG Common Stock. For additional information regarding the terms of the Merger, see Exhibit A and "THE MERGER."

         Subject to the approval of the Merger Agreement by the shareholders of SBG and the satisfaction or waiver of all conditions contained in the Merger Agreement, the Merger will become effective upon the filing of appropriate Articles of Merger with the Secretary of State of Georgia (the "Effective Time of the Merger"). It is anticipated that such document will be filed and the Merger will become effective on or about June 30, 1995.

         This Proxy Statement/Prospectus was first sent or given to shareholders of SBG on or about May 30, 1995. SouthTrust has filed a Registration Statement with the Commission with respect to the shares of SouthTrust Common Stock to be issued pursuant to the Merger. This document also constitutes the Prospectus of SouthTrust that is included as part of such Registration Statement. All information contained in this Proxy Statement/Prospectus pertaining to SouthTrust and ST-Sub was supplied by SouthTrust, and all information contained in this Proxy Statement/Prospectus pertaining to SBG and the Bank was supplied by SBG.

         A copy of the Merger Agreement is attached hereto as Exhibit A, and the description thereof contained in this Proxy Statement/Prospectus is qualified in its entirety by reference to such Exhibit A.

VOTING AT THE SPECIAL MEETING

         The Board of Directors of SBG has fixed the close of business on May 25, 1995 as the record date (the "Record Date") for the determination of holders of shares of capital stock of SBG entitled to notice of and to vote at the Special Meeting. On the Record Date, SBG had issued and outstanding 1,838,601 shares of SBG Common Stock. Only the holders of the outstanding SBG Common Stock as of the Record Date are entitled to vote at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of SBG Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting, and the affirmative vote of the holders of a majority of the outstanding shares of SBG Common Stock entitled to vote thereon is required to approve the Merger Agreement. Each holder of record of shares of SBG Common Stock on the Record Date is entitled to one vote for each share of such stock held of record.

         As of the Record Date, SBG directors and executive officers (a total of 9 persons) beneficially owned a total of 338,167 shares of SBG Common Stock, representing approximately 18.12% of the shares of SBG Common Stock entitled to vote at the Special Meeting. All of such directors and officers have advised SBG that, as of the date of this Proxy Statement/Prospectus, they intend to vote for the approval of the Merger Agreement.

         THE BOARD OF DIRECTORS OF SBG HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. SEE "THE MERGER - BACKGROUND OF THE MERGER; REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF SBG."

         A proxy in the form enclosed, properly completed and returned in time for the voting thereof at the Special Meeting, with instructions specified thereon, will be voted in accordance with such instructions. Only votes FOR a particular matter constitute affirmative votes. Votes that are withheld or abstain, including broker non-votes, with respect to a matter are counted for quorum purposes, but since they are not cast for a particular matter, such votes have the same effect as negative votes with respect to the proposal regarding the Merger Agreement. If no specification is made, a signed proxy will be voted FOR approval of the Merger Agreement. A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of SBG either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself revoke a proxy.

         In addition to the use of the mail, proxies may be solicited by telephone, telecopy or personally by the directors, officers and employees of SBG, who will receive no extra compensation for their services. The expenses of such solicitation will be paid by SBG. SBG will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of shares of SBG Common Stock.

         SHAREHOLDERS OF SBG ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

                                    SUMMARY

         The following is a brief summary of certain information contained in or incorporated by reference into this Proxy Statement/Prospectus with respect to SBG, SouthTrust and the terms of the Merger. The following summary is not intended to be complete and is qualified in all respects by the information appearing elsewhere herein or incorporated by reference into this Proxy Statement/Prospectus, the Exhibits hereto and the documents referred to herein.

PARTIES TO THE MERGER

 SouthTrust

         SouthTrust is a regional bank holding company headquartered in Birmingham, Alabama. As of March 31, 1995, SouthTrust had consolidated total assets of approximately $18.0 billion. Following the enactment of Alabama's interstate banking legislation in 1987, SouthTrust has pursued a strategy of acquiring banks and financial institutions throughout the areas of Florida, Georgia, Mississippi, North Carolina, South Carolina and Tennessee and offers a full range of banking services through 18 bank subsidiaries operating more than 420 offices. SouthTrust, through its bank-related subsidiaries, also offers a range of other services, including mortgage banking services, data processing services and securities brokerage services. The largest bank subsidiary of SouthTrust is SouthTrust Bank of Alabama, N.A. ("SouthTrust-Alabama"), Birmingham, Alabama (the oldest predecessor of which was incorporated in 1887), which had approximately $10.0 billion in total assets as of March 31, 1995. On January 13, 1995, SouthTrust consummated the merger (the "Bank Merger") of 22 of its Alabama-based banking subsidiaries with and into SouthTrust-Alabama, which was the surviving association. After giving effect to the Bank Merger, SouthTrust-Alabama reflected, on a pro forma basis as of December 31, 1994, total assets of approximately $10.0 billion. Of SouthTrust's approximately $18.0 billion in assets as of March 31, 1995, approximately $10.0 billion were in Alabama, approximately $3.5 billion were in Georgia and approximately $3.3 billion were in Florida.

         SouthTrust has taken advantage of the passage of interstate banking legislation by acquiring banks in or near major metropolitan markets in Florida, Georgia, Mississippi, North Carolina, South Carolina and Tennessee. The effect of this expansion has been to give SouthTrust access to metropolitan markets with favorable prospects for growth of population, per capita income, and business development opportunities.

         During 1994 and through the first quarter of 1995, SouthTrust effected acquisitions of 10 financial institutions, with total assets of approximately $1.03 billion. The following table presents certain information with respect to acquisitions which are currently pending as of the date of this Proxy Statement/Prospectus, including the Merger:

                                                                  Total            Total           Total
   Institution                           Location                Assets           Deposits         Loans*
- -----------------                        --------                ------           --------         -----
                                                                                (in millions)
Southern Bank Group, Inc.            Atlanta, Georgia            $ 101.8           $ 86.7         $ 67.1
FBC Holding Company, Inc.            Crestview, Florida             51.6             45.7           23.8
BankUnited, FSB (3 Branches)         Bonita Springs, Florida       136.0            134.0              -
Citizens Bank of Macclenny           Macclenny, Florida             84.7             74.0           49.8
First Commercial Financial Corp.     Bradenton, Florida             40.9             37.6           24.3

- --------------------------
*Net of unearned income

         SouthTrust anticipates that each of the transactions will be accounted for as a pooling of interests, with the exception of the acquisition of the three branches of BankUnited, FSB, and First Commercial Financial Corp. which will be accounted for as a purchase. Consummation of the pending transactions is subject, in each case, to, among other things, approval by applicable regulatory authorities.

         As a routine part of its business, SouthTrust evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve SouthTrust acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the SouthTrust Common Stock to be issued to holders of SBG Common Stock in the Merger.

         The principal executive offices of SouthTrust are located at 420 North 20th Street, Birmingham, Alabama 35203, and its telephone number is (205) 254-5000.

  SBG and the Bank

         SBG was organized under the laws of the State of Georgia in 1987 for the purpose of becoming a bank holding company and, as of the date of this Proxy Statement/Prospectus, owns all of the issued and outstanding capital stock of the Bank. The Bank operates out of a main office in Roswell, Georgia, and also operates three branch banking facilities, one in Alpharetta, Georgia and two in Roswell, Georgia. The Bank is a member of and its deposits are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"). SBG is subject to regulation, examination and supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and by the Georgia Department of Banking and Finance (the "Georgia Department") and the Bank is subject to regulation, examination and supervision by the Georgia Department and the FDIC. See "CERTAIN INFORMATION CONCERNING THE BUSINESS OF SBG AND THE BANK" and "SUPERVISION AND REGULATION."

         The business of the Bank consists primarily of attracting deposits from the general public and using these funds, as well as loan repayments and borrowings, to originate loans, primarily for individuals and small businesses. The Bank's primary market area for loans and deposits includes Fulton County, Georgia, north of the Chattahoochee River and the total population of this area was approximately 151,000 as of March 31, 1995. The Bank offers traditional banking services such as demand and savings deposits, savings certificates, cashier's checks, money orders and merchant credit card deposits. The Bank also offers all types of consumer and small business loans, including construction loans, home equity lines, first and second mortgages, personal loans, automobile loans and loans to finance business operation and expansion.

         SBG and the Bank each maintain their principal executive offices at 11180 Alpharetta Highway, Roswell, Georgia 30076 and the telephone number at such office is (404) 475-9999.

  SouthTrust of Georgia, Inc.

         ST-Sub, a Georgia corporation, is a wholly-owned subsidiary of SouthTrust. It was organized under the laws of Georgia in 1987 and, as of the date of this Proxy Statement/Prospectus, owns one banking subsidiary.

SPECIAL MEETING

         The Special Meeting will be held at 8:00 a.m., local time, on June 28, 1995, at the main office of the Bank, 11180 Alpharetta Highway, Roswell, Georgia 30076 to consider and vote upon the Merger Agreement. Only holders of record of shares of SBG Common Stock as of the close of business on May 25, 1995 will be entitled to vote at the Special Meeting, including any adjournment thereof.

THE MERGER

  Terms of the Merger

         Subject to approval of the Merger Agreement by the shareholders of SBG at the Special Meeting, the receipt of required regulatory approvals, and other conditions, SBG will be merged into ST-Sub pursuant to the Merger Agreement.
At the Effective Time of the Merger, each outstanding share of SBG Common Stock will be converted, subject to rights of dissent and exclusive of SBG Common Stock held in the treasury of SBG, into the right to receive 0.5275665 of a share of SouthTrust Common Stock (the "Conversion Ratio"). No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of SBG Common Stock who otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported on Nasdaq on the last business day immediately preceding the Effective Time of the Merger.

         The Merger Agreement contemplates that as of the Effective Time of the Merger, all rights with respect to shares of SBG Common Stock issuable pursuant to the exercise of stock options ("SBG Options") granted by SBG under stock option plans or employment agreements of SBG (the "SBG Stock Option Plans"), which are outstanding at the Effective Time of the Merger, whether or not such SBG Options are then exercisable, will be assumed by SouthTrust in accordance with the terms of the particular SBG Stock Option Plan under which such SBG Options are evidenced. From and after the Effective Time of the Merger, (i) each SBG Option assumed by SouthTrust hereunder may be exercised solely for shares of SouthTrust Common Stock, (ii) the number of shares of SouthTrust Common Stock subject to such SBG Option will be equal to the number of shares of SBG Common Stock subject to such SBG Option immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio, and (iii) the per share exercise price for each such SBG Option will be adjusted by dividing the per share exercise price under each such SBG Option by the Conversion Ratio and rounding down to the nearest cent. See "THE MERGER -Effect of Merger on SBG Common Stock and SBG Stock Options."

         The 0.5275665 of a share of SouthTrust Common Stock for which each outstanding share of SBG Common Stock may be exchanged in the Merger had an aggregate value, based upon the average of the last sales price of SouthTrust Common Stock for the five (5) trading days immediately preceding May 30, 1995, of approximately $_____.

         As promptly as practicable after the Effective Time of the Merger, SouthTrust or its agents shall send or cause to be sent to each former holder of record of SBG Common Stock a letter of transmittal for use in exchanging his or her stock certificates formerly representing shares of SBG Common Stock for certificates representing the appropriate number of shares of SouthTrust Common Stock.

  Vote Required

         The affirmative vote of the holders of a majority of the outstanding shares of SBG Common Stock is required to approve the Merger Agreement. Directors and executive officers of SBG and their affiliates beneficially owned, as of the Record Date, directly or indirectly, 338,167 shares of SBG Common Stock, constituting approximately 18.12% of the shares of SBG Common Stock outstanding on the Record Date for the Special Meeting. It is anticipated that all shares held by such persons will be voted for approval of the Merger Agreement.

  Recommendation of the Board of Directors

         THE MEMBERS OF THE BOARD OF DIRECTORS OF SBG HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, AND IS IN THE BEST INTERESTS OF SBG AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF SBG RECOMMENDS THAT SHAREHOLDERS OF SBG VOTE IN FAVOR OF THE MERGER AGREEMENT. This recommendation is based on a number of factors discussed in this Proxy Statement/Prospectus. See "THE MERGER - Background of the Merger; Reasons for the Merger; Recommendations of the Board of Directors of SBG."

  Opinion of Financial Advisor

         The Board of Directors of SBG engaged US Banking Alliance, Inc. ("USBA"), to consider the fairness of the Merger, from a financial point of view, to the shareholders of SBG. USBA has delivered its opinion letter dated May 25, 1995, to the Board of Directors of SBG, a copy of which is attached hereto as Exhibit B, stating that, based upon the information and procedures specified therein, in its opinion the Merger is fair, from a financial point of view, to the shareholders of SBG.

         USBA has acted as a financial advisor to SBG in connection with the Merger, and, as indicated above, was engaged to render the aforementioned fairness opinion. SBG paid USBA a fee of $17,500 for preparing the aforementioned fairness opinion regardless of whether the Merger is consummated. SBG has further agreed to indemnify USBA against certain liabilities which may arise in connection with its engagement.

  Interests of Certain Named Persons in the Merger

         The Merger Agreement provides that the Board of Directors of ST-Sub, following the Merger, shall consist of those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger, and the officers of ST-Sub shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger.

         The Merger Agreement further provides that with respect to any claim made or action commenced within six (6) years after the Effective Time of the Merger, SouthTrust shall, to the extent permitted by the provisions of the Articles of Incorporation and Bylaws of SBG and the Bank as in effect as of the date of the Merger Agreement, indemnify each director, officer and employee of SBG and the Bank against any costs or expenses arising out of or pertaining to any action or omission by such director, officer or employee as of or prior to the Effective Time of the Merger; provided, however, that the aggregate amount of such indemnification will not exceed $3,000,000, and that such indemnification shall be the fullest extent permitted by applicable Georgia law. From and after the Effective Time of the Merger, the directors, officers and employees of SBG and the Bank who become or serve as directors, officers or employees of SouthTrust or SouthTrust Bank of Georgia, N.A., a national banking association ("ST-Bank"), or any affiliates thereof, shall have indemnification rights having prospective application only, except as described above.

         See "THE MERGER - Interests of Certain Named Persons in the Merger" and "THE MERGER - Business and Management of SBG Following the Merger; Plans for Business of SBG."

Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment

         The respective obligations of SouthTrust and SBG to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the receipt of all required regulatory approvals with respect to the Merger, including the Federal Reserve Board, (ii) the approval of the Merger Agreement by the requisite vote of SBG's shareholders, and (iii) certain other conditions customary in transactions of this kind.

         The Merger is subject to approval by the Federal Reserve Board and the Georgia Department. Accordingly, assuming that all conditions to the Merger contained in the Merger Agreement are satisfied or waived and that the Merger Agreement has not been terminated, the Merger Agreement provides that the Merger shall not be consummated until within ten days of the later to occur of
(i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, including the Federal Reserve Board and the Georgia Department, and the expiration of all requisite waiting periods, and
(ii) approval by the shareholders of SBG of the Merger Agreement.

         On or about March 29, 1995, SouthTrust filed an application with the Federal Reserve Board seeking approval to merge SBG into ST-Sub. SouthTrust received a letter dated April 13, 1995 from the Federal Reserve Board acknowledging acceptance of SouthTrust's application and requesting additional information. The application was approved on ________, 1995. The 15 day waiting period after approval by the Federal Reserve Board, during which the Merger may not be consummated and which commences the authority of the United States Department of Justice (the "Justice Department") to challenge the Merger on antitrust grounds, expires on June ____, 1995. In addition, on March 29, 1995, SouthTrust filed an application with the Georgia Department seeking approval of the Merger. By letter dated April 20, 1995, the Georgia Department requested additional information. The application was approved on _____, 1995, and there are no waiting periods applicable to the approval by the Georgia Department.

         At any time before the Merger becomes effective, any party to the Merger Agreement may waive conditions contained therein to its own obligations, to the extent that such obligations, agreements and conditions are intended for its own benefit. In addition, the Merger Agreement may be amended by written instrument signed on behalf of each of the parties thereto.

         See "THE MERGER - Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment."

  Termination

         The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger (i) by the mutual consent in writing of SouthTrust and SBG, or (ii) by either SouthTrust or SBG individually, under certain specified circumstances, including if the Merger shall not have occurred on or prior to September 30, 1995, provided that the failure to consummate the Merger on or before such date is not caused by a breach of the Merger Agreement by the party seeking to terminate. See "THE MERGER - Termination."

  Effective Time of the Merger

         The Merger will become effective upon the filing of appropriate Articles of Merger relating thereto with the Secretary of State of Georgia.
The parties to the Merger Agreement will cause such Articles of Merger to be so filed as soon as practicable after each of the conditions to consummation of the Merger has been satisfied or waived. Subject to satisfaction of the conditions contained in the Merger Agreement, the parties currently anticipate that the Merger will become effective on or about June 30, 1995, although there can be no assurance as to whether or when the Merger will become effective.
See "THE MERGER - Effective Time of the Merger."

RIGHTS OF DISSENT AND APPRAISAL

         By following the procedures provided by applicable law which are described elsewhere in this Proxy Statement/Prospectus, a holder of shares of SBG Common Stock is entitled to dissent from the Merger and demand the fair value of the shares of SBG Common Stock held by such holder in cash. See "THE MERGER - Rights of Dissent and Appraisal." A copy of the provisions of the Georgia Business Corporation Act regarding such rights of dissent is attached hereto as Exhibit C.

COMPARATIVE STOCK PRICES

         SouthTrust Common Stock is traded in the over-the-counter market through the facilities of Nasdaq. The market for shares of SBG Common Stock is not active and during the last two years, the sales price of all shares of SBG Common Stock of which SBG had knowledge ranged from $4.50 to $7.50 per share. The last sale of shares of SBG Common Stock known to SBG occurred on or about January 27, 1995, at a sales price of $7.50 per share.

         The following table sets forth the applicable last sales prices, and pro forma equivalents based upon such last sales prices, for SouthTrust Common Stock as of selected dates.

                                                     SouthTrust                        SBG
                                                    Common Stock                  Common Stock
                                                  Last Sales Price               Equivalent (4)
                                                --------------------             --------------
         (1)  December 13, 1994 . . . . . . .         $ 17.75                       $    9.36
         (2)  March 16, 1995  . . . . . . . .         $ 21.17                       $   11.17
         (3)  May 26, 1995  . . . . . . . . .         $                             $

- ----------------------------------
(1) Last trading day preceding the announcement of the execution of the non-binding letter of intent.
(2)      Last trading day preceding the execution of the Merger Agreement.
(3) Most recent date practicable preceding the date of this Proxy Statement/Prospectus.
(4) Pro forma equivalents calculated using the historical last sales price for SouthTrust Common Stock as of the selected date multiplied by the Conversion Ratio of 0.5275665 of a share of SouthTrust Common Stock per share of SBG Common Stock.

         SBG's shareholders are advised to obtain current market quotations for and information regarding SouthTrust Common Stock and SBG Common Stock. No assurance can be given as to the market price of SouthTrust Common Stock or the value of SBG Common Stock at any time before the Effective Time of the Merger or as to the market price of SouthTrust Common Stock at any time thereafter. Because the Conversion Ratio of SBG Common Stock for SouthTrust Common Stock is fixed, it will not compensate SBG shareholders for decreases in the market price of SouthTrust Common Stock which could occur before the Effective Time of the Merger. In the event the market price for SouthTrust Common Stock does decrease, the value of the SouthTrust Common Stock to be received in the Merger in exchange for SBG Common Stock would decrease proportionately; provided, however, that the average last sales price of shares of SouthTrust Common Stock as reported by Nasdaq for the twenty (20) trading days immediately preceding the Effective Time of the Merger and the last sales price as reported by Nasdaq for the last trading day immediately preceding the Effective Time of the Merger shall not be less than $16.00 per share, unless SouthTrust, in its sole discretion, adjusts the Conversion Ratio so that the product of the Conversion Ratio times the lower of such average sales price or such sales price on the trading day immediately preceding the Effective Time of the Merger equals
8.441064. Conversely, in the event the market price of SouthTrust Common Stock increases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for shares of SBG Common Stock would increase proportionately.

         See "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND SBG."

RESALE OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

         The shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be sold without restriction by shareholders of SBG who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of SBG and who do not become affiliates of SouthTrust. The shares of SouthTrust Common Stock to be issued to affiliates of SBG may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act (which, among other things, permits the resale of securities subject to certain volume limitations) or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Under the volume limitations of Rule 145, and based upon the outstanding shares of SouthTrust Common Stock as of March 31, 1995, an affiliate of SBG who otherwise complies with Rule 145, subject to the undertaking described below, will be free to resell, during any given three-month period, up to 819,507 shares of SouthTrust Common Stock.

         In addition, on or before thirty (30) days prior to the Effective Time of the Merger, each affiliate of SBG will deliver to SouthTrust a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of SouthTrust Common Stock acquired in the Merger, and whereby such affiliate shall represent and warrant, among other things, that he or she shall not sell, pledge, transfer or otherwise dispose of such shares of SouthTrust Common Stock (i) in violation of the Securities Act or the rules and regulations thereunder, and (ii) until such time as financial results covering at least thirty (30) days of combined operations of SBG and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

         See "THE MERGER - Resale of SouthTrust Common Stock Received in the Merger."

DIFFERENCES IN RIGHTS OF SBG SHAREHOLDERS

         Upon consummation of the Merger, SBG shareholders will become SouthTrust stockholders. As a result, their rights as shareholders, which now are governed by Georgia corporate and banking law and SBG's Articles of Incorporation and Bylaws, will be governed by Delaware corporate law and SouthTrust's Restated Certificate of Incorporation and Bylaws. Because of certain differences between the provisions of Georgia law and Delaware corporate law and of SBG's Articles of Incorporation and Bylaws and SouthTrust's Restated Certificate of Incorporation and Bylaws, the current rights of SBG shareholders will change after the Merger. Some of these differences include anti-takeover provisions applicable to SouthTrust. See "COMPARISON OF THE COMMON STOCK OF SOUTHTRUST AND SBG."

ACCOUNTING TREATMENT

         The Merger will be accounted for by SouthTrust as a pooling of interests. See "THE MERGER - Accounting Treatment."

TAX TREATMENT

         SBG has received the opinion of Glass, McCullough, Sherrill & Harrold, to the effect that, for federal income tax purposes: (i) the Merger should qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no gain or loss should be recognized by holders of shares of SBG Common Stock who receive SouthTrust Common Stock in the Merger (except in connection with the receipt of cash in lieu of fractional interests in shares of SouthTrust Common Stock); and (iii) the basis of the SouthTrust Common Stock received by the shareholders of SBG pursuant to the Merger and the holding period therefor should be the same as the basis and holding period of the SBG Common Stock surrendered in exchange therefor. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

         THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES MAY VARY FOR EACH HOLDER OF SHARES OF SBG COMMON STOCK. SBG SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF INCOME TAX AND OTHER TAX CONSEQUENCES ON THEIR OWN PARTICULAR FACTS.

EQUIVALENT SHARE DATA

         The following summary presents comparative historical unaudited per share data for both SouthTrust and SBG. The pro forma amounts assume the Merger had been effective during the periods presented and had been accounted for under the pooling of interests method. SouthTrust pro forma amounts represent the combined pro forma results, and SBG pro forma equivalent amounts are computed by multiplying the pro forma amounts by a factor of 0.5275665 to reflect the Conversion Ratio in the Merger of 0.5275665 of a share of SouthTrust Common Stock for each share of SBG Common Stock. The data presented should be read in conjunction with the historical financial statements and the related notes thereto included elsewhere herein or incorporated by reference herein.

                                                                                          Three Months
                                                         Years Ended                         Ended
                                                         December 31,                      March 31,
                                       -----------------------------------------------
                                           1994             1993              1992           1995
                                       -----------      -------------     ------------    -----------
Net income per common share:
  SouthTrust  . . . . . . . . . . .       $  2.15         $  1.94          $  1.66         $  0.57
  SBG . . . . . . . . . . . . . . .          0.38            0.66             0.17            0.14
  SouthTrust pro forma
    combined  . . . . . . . . . . .          2.13            1.93             1.64            0.57
  SBG pro forma equivalent  . . . .          1.12            1.02             0.87            0.30

Cash dividends per common share:
  SouthTrust  . . . . . . . . . . .       $  0.68         $  0.60          $  0.52         $  0.20
  SBG . . . . . . . . . . . . . . .          0.00            0.00             0.00            0.00
  SouthTrust pro forma
    combined(1) . . . . . . . . . .          0.68            0.60             0.52            0.20
  SBG pro forma equivalent  . . . .          0.36            0.32             0.27            0.11

                                                 Year Ended           Three Months Ended
                                             December 31, 1994          March 31, 1995
                                             -----------------        ------------------
Book value per common share
(period end):
    SouthTrust  . . . . . . . . .              $      13.94               $     14.47
    SBG   . . . . . . . . . . . .                      7.56                      7.77
    SouthTrust pro forma combined                     13.95                     14.47
    SBG pro forma equivalent  . .                      7.36                      7.63


- --------------------------

(1) SouthTrust pro forma combined dividends represent historical cash dividends of SouthTrust.

SELECTED FINANCIAL DATA

         The following tables set forth certain selected historical consolidated financial information for SouthTrust and SBG. The historical income statement data included in the selected financial data for the five most recent fiscal years are derived from audited consolidated financial statements of SouthTrust and SBG. The financial data for the interim periods ended March 31, 1995 and 1994 are derived from the unaudited historical financial statements of SouthTrust and SBG and reflect, in the opinion of management of SouthTrust and SBG, all adjustments (consisting only of recurring adjustments) necessary for a fair presentation of such data. This information should be read in conjunction with the consolidated financial statements of SouthTrust and SBG, and the related notes thereto, included in documents included elsewhere herein or incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                    SOUTHTRUST CORPORATION AND SUBSIDIARIES


                                                                                                         Three Months
                                                       Years Ended December 31,                         Ended March 31,
                                  -------------------------------------------------------------     ----------------------
                                      1994         1993        1992         1991        1990          1995         1994
                                  -----------    --------   ---------     --------    ---------     --------    ----------
INCOME STATEMENT DATA
(in thousands, except per share data):
  Interest income                 $ 1,108,612   $ 927,551   $ 828,080    $ 823,725    $ 776,661    $ 339,601    $  238,206
  Interest expense                    501,067     397,743     382,930      474,453      498,329      177,008        99,881
                                  -----------   ---------   ---------    ---------    ---------    ---------    ----------
    Net interest income               607,545     529,808     445,150      349,272      278,332      162,593       138,325
  Provision for loan losses            44,984      45,032      43,305       38,042       44,635       12,542        10,189
                                  -----------   ---------   ---------    ---------    ---------    ---------    ----------
  Net interest income after
    provision for loan losses         562,561     484,776     401,845      311,230      265,360      150,051       128,136
  Non-interest income                 184,778     174,702     136,683      108,881       91,084      447,942        46,822
  Non-interest expense                485,999     434,951     373,636      296,796      234,713      126,955       113,405
                                  -----------   ---------   ---------    ---------    ---------    ---------    ----------
  Income before income taxes          261,340     224,527     164,892      123,315       90,068       71,038        61,553
  Provision for income taxes           88,338      73,992      50,646       33,309       20,360       24,198        20,815
                                  -----------   ---------   ---------    ---------    ---------    ---------    ----------
    Net income                    $   173,002   $ 150,535   $ 114,246    $  90,006    $  69,708    $  46,840    $   40,737
                                  ===========   =========   =========    =========    =========    =========    ==========

  Net income per common share
    and common share equivalent   $      2.15   $    1.94   $    1.66    $    1.42    $    1.14    $    0.57    $     0.51
  Cash dividends declared
    per common share                     0.68        0.60        0.52         0.48         0.46         0.20          0.17
  Average common shares and
    common share equivalents
    outstanding                        80,628      77,772      68,948       63,255       61,148       82,148        79,847

BALANCE SHEET DATA (at period end)
  (in millions):
  Total assets                    $  17,632.1   $14,708.0   $12,714.4    $10,158.1    $ 9,005.9    $17,954.6    $ 15,081.0
  Total loans net of unearned
    income                           12,121.9     9,448.3     7,546.6      5,965.0      5,531.4     12,598.7       9,849.4
  Total deposits                     12,801.2    11,515.4    10,082.3      8,277.2      7,228.0     13,411.2      11,538.3
  Total stockholders' equity          1,135.3     1,051.8       860.4        662.0        549.6      1,185.9       1,068.6

                   SOUTHERN BANK GROUP, INC. AND SUBSIDIARY


                                                                                                                 Three Months
                                                              Years Ended December 31,                          Ended March 31,
                                        -----------------------------------------------------------------    ---------------------
                                          1994           1993          1992         1991           1990        1995        1994
                                        --------       --------     ---------     --------      ---------    --------    ---------
INCOME STATEMENT DATA
(in thousands, except per share data):
  Interest income                      $    7,890     $    7,375    $    8,423   $   11,367     $   12,499   $    2,119  $    1,762
  Interest expense                          3,250          3,362         4,615        7,062          8,268          896         766
                                       ----------     ----------    ----------   ----------     ----------   ----------  ----------
    Net interest income                     4,640          4,013         3,808        4,305          4,231        1,223         996
  Provision for loan losses                    78             30            95        1,600          1,740            -           5
                                       ----------     ----------    ----------   ----------     ----------   ----------  ----------
  Net interest income after
    provision for loan losses               4,562          3,983         3,713        2,705          2,491        1,223         991
  Non-interest income                         960            805           944        2,282          1,972          197         212
  Non-interest expense                      4,475          4,065         4,339        6.761          5,606        1,033       1,041
                                       ----------     ----------    ----------   ----------     ----------   ----------  ----------
  Income (loss) before income taxes         1,047            723           318       (1,774)        (1,143)         387         162
  Income tax (provision) benefit             (356)           485             -            -             57         (132)        (55)
                                       ----------     ----------    ----------   ----------     ----------   ----------  ----------
    Net income (loss)                  $      691     $    1,208    $      318   $   (1,774)    $   (1,086)  $      255  $      107
                                       ==========     ==========    ==========   ==========     ==========   ==========  ==========
  Net income (loss) per common
    share                              $     0.38     $     0.66    $     0.17   $    (0.96)    $    (0.58)  $     0.14  $     0.06
  Cash dividends declared
    per common share                         0.00           0.00          0.00         0.00           0.00         0.00        0.00
  Average common shares outstanding     1,838,601      1,838,601     1,838,601    1,844,642      1,867,287    1,838,601   1,838,601

BALANCE SHEET DATA (at period end)
  (in thousands):
  Total assets                         $  104,374     $  104,953    $  105,638   $  119,957     $  125,449   $  101,751  $  105,854
  Total loans net of unearned income       70,557         71,139        66,508       76,048         80,575       67,141      72,415
  Total deposits                           90,005         91,184        92,626      107,160        110,540       86,734      91,945
  Total stockholders' equity               13,895         13,546        12,305       11,987         13,840       14,297      13,556

                                  THE MERGER

         The terms of the Merger are set forth in the Merger Agreement. The description of the Merger which follows summarizes the principal provisions of the Merger Agreement, is not complete and is qualified in all respects by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit A.

GENERAL

         The Merger Agreement has been approved by the members of the Boards of Directors of SBG, SouthTrust and ST-Sub, and by SouthTrust as the sole shareholder of ST-Sub. No approval of the Merger by the stockholders of SouthTrust is required.

         Pursuant to the Merger Agreement, SBG will be merged with and into ST-Sub pursuant to the Georgia Business Corporation Code, and ST-Sub shall be the surviving corporation in the Merger. Upon the effectiveness of the Merger, each outstanding share of SBG Common Stock, subject to rights of dissent and exclusive of shares of SBG Common Stock held in the treasury of SBG, shall be converted into the right to receive 0.5275665 of a share of SouthTrust Common Stock (hereinbefore and hereinafter referred to as the "Conversion Ratio").
The Conversion Ratio, including the number of shares of SouthTrust Common Stock issuable in the Merger, is subject to appropriate adjustment in the event of certain stock splits, stock dividends or similar distributions effected by SouthTrust. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of SBG Common Stock who otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported by Nasdaq on the last business day preceding the Effective Time of the Merger.

         See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK-SouthTrust Common Stock" and "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND SBG." For additional information regarding the terms of the Merger, see the Merger Agreement which is attached hereto as Exhibit A.

         Subject to the approval of the Merger Agreement by the shareholders of SBG, the satisfaction or waiver of the conditions contained in the Merger Agreement, and the filing of appropriate Articles of Merger with the Secretary of State of Georgia, the Merger Agreement provides that the Effective Time of the Merger will be within ten (10) days after the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities (including expiration of any applicable waiting period), and (ii) approval by the shareholders of SBG of the Merger.

BACKGROUND OF THE MERGER; REASONS FOR MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF SBG

         In September 1994, representatives of SBG were approached by representatives of SouthTrust regarding a possible business combination with SBG. Discussions between such representatives ensued, and in December 1994, the parties executed a non-binding letter expressing an interest in pursuing such a transaction. The letter of intent provided, subject to certain conditions, that SBG would be acquired by SouthTrust or one of its subsidiaries in a transaction in which the shareholders of SBG would receive 0.5275665 of a share of SouthTrust Common Stock for each outstanding share of SBG Common Stock.

         Following the execution of the letter of intent, representatives of SouthTrust and SBG conducted various due diligence activities and negotiated the terms and conditions to be included in a definitive merger agreement. At a Board of Directors meeting held on March 2, 1995, the Board of Directors of SBG met to review and consider the Merger Agreement. At such Board of Directors meeting, all of the directors of SBG present at the meeting voted to approve the Merger and the Merger Agreement, subject to final review and approval of the Merger Agreement by SBG's Chief Executive Officer and SBG's counsel and other advisors. Thereafter, on March 17, 1995, the Merger Agreement was executed by the parties.

         The Conversion Ratio, which represents the number of shares of SouthTrust Common Stock to be exchanged for each outstanding share of SBG Common Stock, reflects prices that were negotiated on an arm's-length basis between representatives of SBG and representatives of SouthTrust. There was no affiliation between SBG and its representatives, on one hand, and SouthTrust and ST- Sub, and their representatives, on the other hand, prior to the execution of the Merger Agreement.

         The Board of Directors of SBG considered a variety of factors in evaluating and approving the Merger and the Merger Agreement, including (a) the value of the consideration to be received by SBG's shareholders relative to the book value and earnings per share of SBG Common Stock; (b) certain information concerning the financial condition, results of operations and business prospects of SBG and SouthTrust; (c) the marketability of SBG Common Stock; (d) the competitive and regulatory environment for financial institutions generally; (e) the fact that the Merger will enable SBG shareholders to exchange their shares of SBG Common Stock for shares of common stock of a larger combined entity, the stock of which is more widely held and more actively traded and which historically has paid cash dividends; (f) SouthTrust's ability to provide comprehensive financial services in relevant markets; and (g) other pertinent information. The Board of Directors of SBG did not assign any relevant weights to the above factors, but it considered all of such factors to be material. The Board of Directors believes that it appropriately addressed all of the relevant concerns in the proposed transaction with SouthTrust, and it concluded that the terms of the transaction with SouthTrust are fair to the shareholders of SBG from a financial point of view. Based on these factors, the Board of Directors of SBG has determined that the Merger is in the best interests of the shareholders of SBG and has approved the Merger Agreement.

         THE MEMBERS OF THE BOARD OF DIRECTORS OF SBG HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, AND IS IN THE BEST INTERESTS OF SBG AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF SBG RECOMMENDS THAT SHAREHOLDERS OF SBG VOTE IN FAVOR OF THE MERGER AGREEMENT.

         SouthTrust is engaging in the transactions pursuant to the Merger because the Merger is consistent with its expansion strategy within the southeastern United States and because the acquisition of SBG and the Bank will augment SouthTrust's existing market share in the Atlanta, Georgia banking market and enhance its competitive position in such market.

OPINION OF FINANCIAL ADVISOR

         In January 1995, SBG retained US Banking Alliance, Inc. ("USBA"), a consulting and financial advisory firm based in Atlanta, Georgia, on the basis of its experience, to render a written fairness opinion (the "Opinion") to the Board of Directors and shareholders of SBG. USBA has been in the business of consulting for the banking industry for five years, including the appraisal and valuation of banking institutions and their securities in connection with mergers and acquisitions and equity offerings. USBA has a long history of familiarity and involvement with the banking industry nationwide, as well as familiarity with the Georgia market and recent transactions in this market. USBA did not participate in the negotiations or structuring of the transaction. USBA did review the negotiated terms of the Merger including the exchange ratio and corporate governance matters. Except as described herein, USBA is not affiliated in any way with SBG, SouthTrust or their respective affiliates.

         On May 25, 1995, in connection with their consideration of the Merger Agreement, USBA issued its Opinion to the Board of Directors of SBG that, in its opinion as financial advisors, the terms of the Merger as provided in the Merger Agreement are fair, from a financial perspective, to SBG's shareholders. This Opinion is based upon conditions as they existed on March 31, 1995. A copy of the Opinion is attached as Exhibit B to this Proxy Statement/Prospectus and should be read in its entirety by SBG shareholders. USBA's written opinion does not constitute an endorsement of the Merger or a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting.

         In arriving at its Opinion regarding the fairness of the transaction, USBA reviewed certain publicly available and other information concerning SouthTrust and SBG, including the following: (i) the Merger Agreement; (ii) the most recent independent auditor's reports to the Board of Directors of each organization; (iii) the March 31, 1995 Balance Sheet and Income Statement for SouthTrust and SBG; (iv) the Rate Sensitivity Analysis reports of SouthTrust and the Bank; (v) each organization's listing of marketable securities showing rate, maturity and market value as compared to book value; (vi) each organization's internal loan classification list; (vii) a listing of other real estate owned of SouthTrust and SBG; (viii) the budgets of SouthTrust and SBG;
(ix) the listing of unfunded letters of credit and any other off-balance sheet risks of SouthTrust and SBG; (x) the minutes of the Board of Directors of SBG;
(xi) the most recent Federal Reserve Board report of SouthTrust and SBG; (xii) the listing and description of significant real properties of SouthTrust and SBG; (xiii) material leases on real and personal property of SouthTrust and SBG; (xiv) the directors' and officers' liability and blanket bond insurance policies of SouthTrust and SBG; and (xv) market conditions and current trading levels of outstanding equity securities of SouthTrust and SBG. USBA conducted a review of each organization's historical performance, current financial condition and performed a market area analysis. USBA discussed with management of SouthTrust and SBG the relative operating performance and future prospects of each organization and their respective subsidiary banks, primarily with respect to the current level of their earnings and future expected operating results, giving weight to USBA's assessment of the future of the banking industry and each organization's performance within the industry. USBA compared the results of operations of the Bank with specifically constructed comparable banks. USBA compared the results of SouthTrust's operations with regional bank holding companies with total assets of $1 billion and greater. USBA reviewed and analyzed the terms and conditions of recently announced selected transactions.

         Consideration was given to the levels of book value and earnings per share appreciation or dilution percentages between the merger partners over the next three to five years after consummation. USBA projected that SBG shareholders will have a higher level of book value, earnings per share and dividends per share after exchanging their common stock for SouthTrust Common Stock than they would on a stand alone basis. Based upon discussions with management of SouthTrust and SBG, USBA estimates that the combined entity also would be able to realize after-tax savings and earnings-enhancement opportunities based upon economies realized over time. The primary focus has been on the short-term and long-term book value and earnings per share appreciation potential for SBG shareholders.

         Neither SouthTrust nor SBG imposed any limitations upon the scope of the investigation to be performed by USBA in formulating its Opinion. In rendering its Opinion, USBA did not independently verify the asset quality and financial condition of SouthTrust, SBG or their subsidiary banks, but instead relied upon the data provided by or on behalf of SouthTrust, SBG and their subsidiary banks to be true and accurate in all material respects.

         For its services as independent financial analyst for the Merger, including the rendering of its Opinion referred to above, SBG has paid USBA aggregate fees of $17,500. USBA has not provided professional services or products to SouthTrust during the previous five years prior to the date of this Proxy Statement/Prospectus.

INTERESTS OF CERTAIN NAMED PERSONS IN THE MERGER

         The Merger Agreement provides that the Board of Directors of ST-Sub, following the Merger, shall consist of those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger, and the officers of ST-Sub shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger.

         SouthTrust also has agreed in the Merger Agreement, for a period of six years following the Effective Time of the Merger, to indemnify and hold harmless each of the officers, directors, employees or agents of SBG or the Bank, to the full extent permitted by the Articles of Incorporation and Bylaws of SBG and the Bank as in effect as of the date of the Merger Agreement, against any costs or expenses (including attorneys' fees), judgments, fines, losses, threatened or completed action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) arising out of or pertaining to any action or omission by such director, officer or employee occurring on or prior to the Effective Time of the Merger in his or her capacity as such, provided, however, that the aggregate amount of such indemnification does not exceed $3,000,000, and such indemnification shall be to the fullest extent permitted by applicable Georgia law. SouthTrust has agreed to cause ST-Sub and ST-Bank to assume and be bound by the severance policy of the Bank if any Bank employees who are covered by such severance policy are terminated by SouthTrust, ST-Sub or ST-Bank within one year following the Effective Time of the Merger. However, if the severance policy of SouthTrust contemplates severance payments that are at least as comparable to those of the Bank's, SouthTrust may elect to cover the Bank employees under SouthTrust's severance policy.

         Pursuant to the Merger Agreement, appropriate steps shall be taken to terminate all employee benefit plans of SBG as of the Effective Time of the Merger or as promptly as practicable thereafter, other than the Southern Bank Group 401(k) Retirement Plan (the "SBG 401(k) Plan"). Following the termination of all such employee benefit plans (other than the SBG 401(k)
Plan), SouthTrust has agreed to cover the officers and employees of SBG who are employed by SouthTrust or one of its affiliates under employee benefit plans of SouthTrust, including welfare and fringe benefit plans, on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that (i) with respect to SouthTrust's group medical insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under SBG's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre- existing conditions; and (ii) credit for each such employee's past service with SBG and the Bank prior to the Effective Time of the Merger shall be given by SouthTrust to employees for purposes of: (1) determining vacation and sick leave benefits and accruals, in accordance with the established policies of SouthTrust; and (2) establishing eligibility for participation in, and vesting under, SouthTrust's employee benefits plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service; provided, however, such credit for past service shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust.

         The Merger Agreement further provides that the SBG 401(k) Plan will, in SouthTrust's discretion, either be (i) merged into the SouthTrust Corporation Employee's Profit Sharing Plan (the "ST PS Plan") or (ii) terminated as of December 31 of the year in which the Effective Time of the Merger occurs, or as of the last day of the plan's first plan year ending after the Effective Time of the Merger. From and after the termination of the SBG 401(k) Plan or the merger of the SBG 401(k) Plan into the ST PS Plan, for purposes of determining eligibility to participate in, and vesting in accrued benefits under both the ST PS Plan and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan"), employment with SBG shall be credited as if it were employment with SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

EFFECT OF MERGER ON SBG COMMON STOCK AND SBG STOCK OPTIONS

         At the Effective Time of the Merger, each outstanding share of SBG Common Stock, other than shares of SBG Common Stock held by shareholders who have dissented from the Merger and shares of SBG Common Stock held in SBG's treasury, shall be converted into the right to receive 0.5275665 of a share of SouthTrust Common Stock. The Conversion Ratio, including the number of shares of SouthTrust Common Stock issuable in the Merger, is subject to appropriate adjustment in the event of certain stock splits, stock dividends or similar distribution effected by SouthTrust. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of SBG Common Stock who otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported by Nasdaq on the last business day immediately preceding the Effective Time of the Merger.

         As of the Effective Time of the Merger, all rights with respect to the SBG Options granted by SBG under the SBG Stock Option Plans, which are outstanding at the Effective Time of the Merger, whether or not such SBG Options are then exercisable will be assumed by SouthTrust in accordance with the terms of the particular SBG Stock Option Plan under which such SBG Options were issued and the stock option agreement by which such SBG Options are evidenced. From and after the Effective Time of the Merger, (i) each SBG Option assumed by SouthTrust may be exercised solely for shares of SouthTrust Common Stock, (ii) the number of shares of SouthTrust Common Stock subject to such SBG Option shall be equal to the number of SBG Shares subject to such SBG Option immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio, and (iii) the per share exercise price under each such SBG Option shall be adjusted by dividing the per share exercise price under each such SBG Option by the Conversion Ratio and rounding down to the nearest cent.

         At all times after the Effective Time of the Merger, SouthTrust shall reserve for issuance such number of shares of SouthTrust Common Stock as shall be necessary to permit the exercise of the SBG Options in the manner contemplated by the Merger Agreement. At or prior to, or (at the election of SouthTrust) within a reasonable time (not to exceed 30 days) after, the Effective Time of the Merger, SouthTrust shall file a Registration Statement on Form S-3 or Form S-8, as the case may be, with respect to the shares of SouthTrust Common Stock subject to the SBG Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the SBG Options remain outstanding. SouthTrust shall make any filings required under any applicable state securities laws to qualify the shares of SouthTrust Common Stock subject to such SBG Options for resale thereunder.

         It is intended that such assumption of SBG Options shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") as to any stock option which is an incentive stock option as defined in Section 422 of the Code. All restrictions or limitations on transfer with respect to shares of SBG Common Stock awarded under a SBG Stock Option Plan ("Restricted Stock"), to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the shares of SouthTrust Common Stock into which such Restricted Stock is converted unless such restrictions arise under the Securities Act of 1933 and are eliminated by virtue of the Registration Statement filed by SouthTrust of which this Proxy Statement/Prospectus is a part. Except as otherwise provided herein, (i) the provisions of the SBG Stock Option Plans that provide for the issuance or grant of any other interest in respect of the capital stock of SBG shall be deleted as of the Effective Time of the Merger and (ii) SBG shall take all reasonable steps to ensure that following the Effective Time of the Merger no holder of SBG Options shall have any right thereunder to acquire any equity securities of SBG.

         Because the Conversion Ratio of shares of SouthTrust Common Stock for SBG Common Stock is fixed, it will not compensate SBG' shareholders for decreases in the market price of SouthTrust Common Stock which could occur before the Effective Time of the Merger. In the event the market price of SouthTrust Common Stock decreases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for SBG Common Stock would decrease; provided, however, that the average last sales price of shares of SouthTrust Common Stock as reported by Nasdaq for the twenty (20) trading days immediately preceding the Effective Time of the Merger and the last sales price as reported by Nasdaq for the last trading day immediately preceding the Effective Time of the Merger shall not be less than $16.00 per share, unless SouthTrust, in its sole discretion, adjusts the Conversion Ratio so that the product of the Conversion Ratio times the lower of such average sales price or such sales price on the trading day immediately preceding the Effective Time of the Merger equals 8.441064. Conversely, in the event the market price of SouthTrust Common Stock increases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for SBG Common Stock would increase. On May 26, 1995, the most recent date practicable preceding the date of this Proxy Statement/Prospectus, the last sales price of SouthTrust Common Stock was $________ per share. SBG's shareholders are advised to obtain current market quotations for and information regarding SouthTrust Common Stock and SBG Common Stock. No assurance can be given as to the market price of SouthTrust Common Stock or the value of SBG Common Stock on the date the Merger becomes effective or as to the market price of SouthTrust Common Stock thereafter.

EFFECTIVE TIME OF THE MERGER

         The Merger will become effective upon the effectiveness of appropriate Articles of Merger relating thereto filed with the Secretary of State of Georgia. The Merger Agreement provides that the parties thereto will cause such Articles of Merger to be filed after each of the conditions to consummation of the Merger has been satisfied or waived. The Merger cannot become effective until SBG's shareholders have approved the Merger Agreement and all required regulatory approvals and actions relating to the Merger have been obtained and taken and any requisite waiting period shall have expired. Subject to satisfaction of the conditions contained in the Merger Agreement, the parties currently anticipate that the Merger will become effective on or about June 30, 1995, although there can be no assurance as to whether or when the Merger will become effective.

EXCHANGE OF STOCK CERTIFICATES

         As of the Effective Time of the Merger, SouthTrust will deliver the total consideration to be paid by SouthTrust for the shares of SBG Common Stock to the Trust and Financial Services Division of SouthTrust Bank of Alabama, National Association, or such institution as SouthTrust may designate, which institution will act as the exchange agent for the transaction (the "Exchange Agent"). As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send a letter of transmittal to each former holder of record of shares of SBG Common Stock for use in exchanging their certificates formerly representing shares of SBG Common Stock for exchange and conversion in accordance with the procedures provided for therein and in the Merger Agreement. The letter of transmittal will contain detailed instructions concerning the manner of executing and submitting such stock certificates. At the Effective Time of the Merger, the holders of shares of SBG Common Stock will cease to be shareholders of SBG and will have no voting or other rights with respect to shares of SBG Common Stock, other than the right to receive shares, and cash in lieu of fractional shares, of SouthTrust Common Stock upon surrender of the stock certificates respecting their shares of SBG Common Stock. As of the Effective Time of the Merger and except as otherwise indicated below, all holders of shares of SBG Common Stock shall be deemed to be holders of the shares of SouthTrust Common Stock into which such shares of SBG Common Stock shall have been converted in the Merger, whether or not they surrender the stock certificates representing their shares of SBG Common Stock. Such holders shall be entitled to all dividends or distributions in respect of shares of SouthTrust Common Stock where the record date for the payment of such dividends or distributions occurs on or after the Effective Time of the Merger; however, no such dividends or distributions shall be paid to holders of any unsurrendered certificate or certificates representing SBG Common Stock, and SouthTrust shall not be obligated to deliver any of the consideration to which any holder of SBG Common Stock is entitled as a result of the Merger or any cash payment in lieu of a fractional interest in SouthTrust Common Stock until such holder surrenders the certificate or certificates representing SBG Common Stock as provided for in the Merger Agreement. Until the stock certificates evidencing the shares of SBG Common Stock are surrendered pursuant to the Merger Agreement, no stock certificates representing shares of SouthTrust Common Stock will be delivered or remitted to such holders, and, until such holders become record holders of SouthTrust Common Stock, such holders shall not be entitled to vote the shares of SouthTrust Common Stock received in the Merger.

         In the event that any holder of shares of SBG Common Stock is unable to deliver the certificate which represents such holder's SBG Common Stock, SouthTrust, in the absence of actual notice that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by the Merger Agreement and the amount of cash representing fractional shares of SouthTrust Common Stock to which such holder is entitled in accordance with the provisions of the Merger Agreement upon the presentation of all of the following: (i) an affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed; (ii) such security or indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless; and (iii) evidence to the satisfaction of SouthTrust that such holder is the owner of shares of SBG Common Stock theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to the Merger Agreement. In addition, holders of shares of SBG Common Stock will not be entitled to receive any interest respecting any dividends or distributions payable in respect of shares of SouthTrust Common Stock, and SouthTrust, after the lapse of the appropriate time period and in accordance with the applicable laws of escheat or abandoned property, may remit any unclaimed funds or unclaimed stock certificates representing shares of SouthTrust Common Stock to public officials under the applicable laws of escheat or abandoned property.

RESALE OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

         The shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be sold without restriction by shareholders of SBG who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of SBG and who do not become affiliates of SouthTrust. The shares of SouthTrust Common Stock to be issued to affiliates of SBG may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act (which, among other things, permits the resale of securities subject to certain volume limitations) or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Under the volume limitations of Rule 145, and based upon the outstanding shares of SouthTrust Common Stock as of March 31, 1995, an affiliate of SBG who otherwise complies with Rule 145, and subject to the undertaking described below, will be free to resell, during any given three-month period, up to 819,507 shares of SouthTrust Common Stock.

         In addition, on or before thirty (30) days prior to the Effective Time of the Merger, each such person deemed an affiliate of SBG will deliver to SouthTrust a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of SouthTrust Common Stock acquired in the Merger, and whereby such affiliate shall represent and warrant, among other things, that he or she shall not sell, pledge, transfer, or otherwise dispose of such shares of SouthTrust Common Stock (i) in violation of the Securities Act or the rules and regulations thereunder, and (ii) until such time as financial results covering at least 30 days of combined operations of SBG and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

ACCOUNTING TREATMENT

         The Merger will be accounted for by SouthTrust as a pooling of interests. Under the pooling interests method of accounting, the recorded amounts of the assets and liabilities of SBG and SouthTrust will be carried forward at their previously recorded amounts. For information concerning certain restrictions to be imposed on the transferability of the shares of SouthTrust Common Stock received by the affiliates of SBG in the Merger in order, among other things, to assure the availability of pooling of interests accounting treatment, see "Resale of SouthTrust Common Stock Received in the Merger."

REGULATORY APPROVALS AND CERTAIN OTHER CONDITIONS TO THE MERGER; WAIVER AND AMENDMENT

         The Merger is subject to approval by the Federal Reserve Board and the Georgia Department. Accordingly, assuming that all conditions to the Merger contained in the Merger Agreement are satisfied or waived and that the Merger Agreement has not been terminated, the Merger Agreement provides that the Merger shall be consummated within ten days of the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, including the Federal Reserve Board and the Georgia Department, and the expiration of all requisite waiting periods, and (ii) approval by the shareholders of SBG of the Merger Agreement.

         On or about March 29, 1995, SouthTrust filed an application with the Federal Reserve Board seeking approval to merge SBG into ST-Sub. SouthTrust received a letter dated April 13, 1995 from the Federal Reserve Board acknowledging acceptance of SouthTrust's application and requesting additional information. The application was approved on ___________________, 1995. The 15 day waiting period after approval by the Federal Reserve Board, during which the Merger may not be consummated and which commences the authority of the Justice Department to challenge the Merger on antitrust grounds, expires on ________________, 1995. In addition, on March 29, 1995, SouthTrust filed an application with the Georgia Department seeking approval of the Merger. By letter dated April 20, 1995, the Georgia Department requested additional information. The application was approved on ______, 1995, and there are no waiting periods applicable to the approval by the Georgia Department.

         There can be no assurance that any applicable regulatory authority will approve or take other required action with respect to the Merger or as to the date of such regulatory approval or other action. SouthTrust and SBG are not aware of any governmental approvals or actions that are required in order to consummate the Merger except as described above. Should such other approval or action be required, it is contemplated that SouthTrust and SBG would seek such approval or action. There can be no assurance as to whether or when any such other approval or action, if required, could be obtained.

         In addition to receipt of all necessary regulatory approvals and the expiration of all required notice and waiting periods following the granting of such approvals, and the approval of the Merger Agreement by the requisite vote of the shareholders of SBG, consummation of the Merger is subject to the satisfaction of certain other conditions on or before the Effective Time of the Merger. Such additional conditions include, among others, the following:

         (i) The Proxy Statement/Prospectus shall have been filed with the Commission and shall have been cleared thereby or otherwise authorized for mailing, and the Registration Statement shall have been filed with and declared effective by the Commission and shall not be the subject of any stop order or proceedings seeking any stop order, and SouthTrust shall have received all state securities laws, or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the shares of SouthTrust Common Stock pursuant to the terms of the Merger Agreement;

         (ii) The representations and warranties of SBG set forth in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by the Merger Agreement); and SBG shall have performed all covenants, obligations and agreements required to be performed by it under the Merger Agreement prior to the Effective Time of the Merger;

         (iii) The representations and warranties of SouthTrust and ST-Sub contained in the Merger Agreement shall be true and correct as of the Effective Time of the Merger, and SouthTrust and ST-Sub shall have performed all covenants, obligations and agreements required to be performed by them under the Merger Agreement prior to the Effective Time of the Merger;

         (iv) There shall be no actual or threatened causes of action, investigations or proceedings (a) challenging the validity or legality of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, or (b) seeking damages in connection with the transactions contemplated by the Merger Agreement, or (c) seeking to restrain or invalidate the transactions contemplated by the Merger Agreement, which, in the case of (a) through (c), and in the reasonable judgment of either SouthTrust or SBG, based upon advice of counsel, would have a material adverse effect with respect to the interests of SouthTrust or SBG, as the case may be;

         (v) There shall have been no determination by SouthTrust that any fact, event or condition exists or has occurred that, in the reasonable judgment of SouthTrust, (a) would have a material adverse effect on the Condition (as defined in the Merger Agreement) of SBG on a consolidated basis or the consummation of the transactions contemplated by the Merger Agreement, (b) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to the Merger Agreement as to render inadvisable the consummation of the transactions pursuant to the Merger Agreement; provided, however, that any change in the last sales price of shares of SouthTrust Common Stock, as reported by Nasdaq, will not be taken into account in determining whether such adverse fact, event or condition has occurred, (c) would be materially adverse to the interests of SouthTrust on a consolidated basis, or (d) would render the Merger or the other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on Nasdaq, the New York Stock Exchange, Inc. or other national securities exchange;

         (vi) There shall have been no determination by SBG that any fact, event or condition exists or has occurred that, in the reasonable judgment of SBG, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of SouthTrust or the consummation of the transactions contemplated by the Merger Agreement, or (b) would render the Merger or the other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on Nasdaq, the New York Stock Exchange, Inc. or other national securities exchange;

         (vii) There shall not have been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Regulatory Authority (as defined in the Merger Agreement) which, in connection with the grant of any Consent (as defined in the Merger Agreement) by any Regulatory Authority, imposes, in the reasonable judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of SBG or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of SBG or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority, shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks and bank holding companies under similar circumstances;

         (viii) SouthTrust and ST-Sub shall have obtained the consent or approval of each person (other than Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated by the Merger Agreement, except for which failure to obtain such consents and approvals would not, in the opinion of SBG, individually or in the aggregate, have a material adverse effect upon the consummation of the transactions contemplated by the Merger Agreement;

         (ix) SBG shall have obtained the consent or approval of each person (other than Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of SBG under any agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the opinion of SouthTrust, individually or in the aggregate, have a material adverse effect on the Surviving Corporation or upon the consummation of the transactions contemplated by the Merger Agreement.

         (x) All employment agreements between SBG, the Bank and any executive or employee thereof shall be terminated and, at the election of SouthTrust, replacement employment agreements shall have been executed and delivered;

         (xi) The total number of shares of SBG Common Stock outstanding as of the Effective Time of the Merger and the total number of shares of SBG Common Stock covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any shares of SBG Common Stock that are outstanding as of the Effective Time of the Merger, including any securities convertible into or exchangeable for shares of SBG Common Stock, shall not exceed 1,925,994 shares in the aggregate;

         (xii) The holders of not more than five percent (5%) of the outstanding shares of SBG Common Stock shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares;

         (xiii) SBG shall have received the opinion of Glass, McCullough, Sherrill & Harrold to the effect, among others, that the Merger should constitute a reorganization within the meaning of Section 368 of the Code, and that no gain or loss will be recognized by the shareholders of SBG to the extent that they receive SouthTrust Common Stock in exchange for SBG Common Stock in the Merger. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS;"

         (xiv) The average last sale price of the SouthTrust Common Stock to be issued in connection with the Merger, as reported by Nasdaq for the twenty (20) trading days immediately preceding the Effective Time of the Merger and the last sales price as reported by Nasdaq for the last trading day immediately preceding the Effective Time of the Merger, shall not be less than $16.00 per share of SouthTrust Common Stock, unless SouthTrust, in its sole discretion, adjusts the Conversion Ratio so that the product of the Conversion Ratio times the lower of such average sales price or such sales price on the trading day immediately preceding the Effective Time of the Merger equals 8.441064; and

         (xv) The Board of Directors of SBG shall have received an opinion, dated not more than five (5) business days prior to the date of the Proxy Statement/Prospectus from an investment banker or bank consultant acceptable to SBG that the consideration to be received by the shareholders of SBG in the Merger is fair to the shareholders of SBG from a financial point of view.

         At any time before the Effective Time of the Merger, any party to the Merger Agreement may waive conditions contained therein to its own obligations, to the extent that such obligations, agreements and conditions are intended for its own benefit. In addition the Merger Agreement may be amended by written instruments signed on behalf of each of the parties thereto.

TERMINATION

         The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger: (i) by the mutual consent in writing of SouthTrust and SBG; (ii) by either SouthTrust or SBG if the Merger shall not have occurred on or prior to September 30, 1995, provided that the failure to consummate the Merger on or before September 30, 1995 is not caused by any breach of any of the representations, warranties, covenants or other agreements contained in the Merger Agreement by the terminating party; (iii) by either SouthTrust or SBG (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained therein) in the event that any of the conditions precedent to the obligations of the nonterminating party to consummate the Merger cannot be satisfied or fulfilled;
(iv) by SouthTrust if: (A) SouthTrust shall have determined that any fact, event or condition exists that, in the reasonable judgment of SouthTrust, (1) is materially at variance with any warranty or representation of SBG or the Bank set forth in the Merger Agreement or is a material breach of any covenant or agreement of SBG or the Bank contained in the Merger Agreement, (2) has a material adverse effect upon the Condition of SBG on a consolidated basis or upon the consummation of the transactions contemplated by the Merger Agreement,
(3) would be materially adverse to the interests of SouthTrust and ST-Sub on a consolidated basis, (4) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust under the Merger Agreement so as to render inadvisable consummation of the transactions contemplated by the Merger Agreement; provided, however, that any change in the last sales price of shares of SouthTrust Common Stock, as reported by Nasdaq, shall not be deemed a fact, event or condition that gives rise to any right of termination under the Merger Agreement, or (4) renders the Merger or the other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on Nasdaq, the New York Stock Exchange, Inc. or any other national securities exchange; or (B) there shall be any litigation or threat of litigation (1) challenging the validity or legality of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, (2) seeking damages in connection with the consummation of the transactions contemplated by the Merger Agreement or (3) seeking to restrain or invalidate the consummation of the transactions contemplated by the Merger Agreement; or
(v) by SBG if (A) SBG shall have determined that any fact, event or condition exists that, in the reasonable judgment of SBG, (1) is materially at variance with any warranty or representation of SouthTrust or ST-Sub contained in the Merger Agreement or is a material breach of any covenant or agreement of SouthTrust of ST-Sub contained in the Merger Agreement, or (2) has a material adverse effect or can be reasonably seen to have a material adverse effect upon the consummation of the transactions contemplated by the Merger Agreement, (B) there shall be any litigation or threat of litigation (1) challenging the validity or legality of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, (2) seeking damages in connection with the consummation of the transactions contemplated by the Merger Agreement or (3) seeking to restrain or invalidate the consummation of transactions contemplated by the Merger Agreement, or (C) SBG shall have determined that any fact, event or condition exists that, in the reasonable judgment of SBG, would render the Merger and the other transactions contemplated by the Merger

Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on Nasdaq, the New York Stock Exchange, Inc. or other national securities exchange.

CERTAIN EXPENSES

         The Merger Agreement provides that the parties thereto shall bear their own expenses incurred in connection with consummating the transactions contemplated thereby.

RIGHTS OF DISSENT AND APPRAISAL

         A shareholder of SBG may dissent from the Merger and receive in cash the fair value, as of immediately before the Effective Time of the Merger, of the shares of SBG Common Stock held by such shareholder pursuant to Section 14-2-1301 et seq. of the Georgia Business Corporation Code (the "Dissent Provisions"). Such fair value is exclusive of any appreciation or depreciation in anticipation of the Merger. The appraisal value of the SBG Common Stock may differ from the consideration that a shareholder of SBG is entitled to receive in the Merger.

         The following is a summary of the Dissent Provisions, the full text of which is annexed hereto as Exhibit C.

         Under the Dissent Provisions, a shareholder of SBG may dissent from the Merger by complying with the following procedures: (i) the dissenting shareholder must file with SBG, prior to the Special Meeting, or at the Special Meeting but before the vote is taken, written notice of the shareholder's intent to demand payment for his or her shares; (ii) the dissenting shareholder must refrain from voting in favor of the Merger; (iii) within ten (10) days after the date of the Special Meeting, SBG shall give the dissenting shareholder written notice of authorization of the Merger by the shareholders setting forth (A) where the payment demand must be sent, (B) the date by which the payment demand must be received, which date may not be fewer than thirty
(30) or more than sixty (60) days after the notice is sent, and (C) a copy of the Dissent Provisions; and (iv) the dissenting shareholder shall file with SBG and a demand for payment of the fair value of his or her shares in accordance with the terms of the notice. Any dissenting shareholder filing a payment demand shall deposit his or her certificates with SBG simultaneously with the filing of the demand for payment. A shareholder may dissent as to less than all of the shares of SBG Common Stock held by him or her, only if such shareholder dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies SBG in writing of the name and address of each person on whose behalf such shareholder asserts dissenters' rights. In the event of such partial dissent, the shareholder is treated as two separate shareholders.

         Within ten (10) days after the later of the expiration of the period in which the dissenting shareholder may file a notice of election to dissent, or the Effective Time of the Merger, the Surviving Corporation is required to make a written offer to each dissenting shareholder to purchase the shares of SBG Common Stock at a price deemed by the Surviving Corporation to be the fair value of such shares plus accrued interest. If, within thirty (30) days after the making of such offer, any shareholder accepts the same, payment therefor shall be made within sixty (60) days after the later of the date such offer was made or the consummation of the Merger. If the dissenting shareholder fails to respond to the offer within said thirty (30) day period, the dissenting shareholder will have been deemed to have accepted such offer, and the Surviving Corporation must make payment within said sixty (60) day period. However, if the Surviving Corporation and the dissenting shareholder are unable to agree with respect to a price, then the Surviving Corporation, within sixty
(60) days after receipt of written demand from such dissenting shareholder, shall file an action in a court of competent jurisdiction in the county in which SBG maintained its registered office requesting that the fair value of the shares of SBG Common Stock be found and determined. If the Surviving Corporation shall fail to institute such proceedings, it shall pay each dissenting shareholder whose demand remains unsettled the amount demanded by such shareholder. All dissenting shareholders are deemed to be parties to the proceeding as an action against their shares. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.

         The cost and expenses of any such dissent proceeding shall be determined by the court and shall be assessed against the Surviving Corporation, but all or any part of such costs and expenses may be apportioned and assessed against the dissenting shareholders, in such amount as the court deems equitable, if the court determines that Surviving Corporation made an offer to the dissenting shareholders and the shareholders' failure to accept such offer was arbitrary or vexatious and not in good faith. The expenses awarded by the court may include compensation for reasonable fees and expenses of any appraiser, counsel or experts employed by any party to the proceedings. Upon payment by the Surviving Corporation of the fair value of the shares, as determined by the court, the dissenting shareholder will cease to have any interest in the shares of SBG Common Stock.

         The foregoing is only a summary of the Dissent Provisions. Each SBG shareholder is urged to read these provisions carefully and to seek competent legal advice regarding such dissent and appraisal rights.

CONDUCT OF BUSINESS BY SBG PENDING THE MERGER

         The Merger Agreement provides that, until the Effective Time of the Merger and except with the prior approval of SouthTrust, SBG will conduct its business and engage in transactions only in the ordinary course, consistent with past practice and prudent banking principles. The Merger Agreement further provides that, until the Effective Time of the Merger and except as required by law or regulation, SBG shall not without the prior approval of SouthTrust, or unless otherwise expressly permitted in the Merger Agreement,
(A) change, delete or add any provision of or to the Articles of Incorporation or Bylaws of SBG or the Bank; (B) except for the issuance of shares of SBG Common Stock pursuant to the terms of the SBG Options, change the number of shares of the authorized, issued or outstanding capital stock of SBG, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of SBG, or declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of SBG; (C) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice; (D) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on December 31, 1994 and disclosed in a Disclosure Schedule delivered pursuant to the Merger Agreement and other than expenditures necessary to maintain existing assets in good repair; (E) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of $10,000;
(F) except for the bonuses to be paid to certain named employees as of the Effective Time of the Merger, pay any bonuses to any employee; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law and except as contemplated by the Merger Agreement; (G) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to SBG or the Bank that involves an aggregate of $10,000; or (H) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (1) any internal reorganization or consolidation involving existing subsidiaries of SBG or the Bank which has been approved in advance in writing by SouthTrust, (2) foreclosures in the ordinary course of business, (3) acquisitions of control by a banking subsidiary in a fiduciary capacity or (4) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by the Merger Agreement.

         SBG also has agreed in the Merger Agreement that it will not, directly or indirectly, solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to SBG or the Bank. SBG must promptly advise SouthTrust orally and in writing of any such inquiries or proposals received by SBG after the date of the Merger Agreement.

For purposes of the Merger Agreement, "takeover proposal" means any proposal for a merger or other business combination involving SBG or the Bank or for the acquisition of a substantial equity interest in SBG or the Bank or for the acquisition of a substantial portion of the assets of SBG or the Bank.

BUSINESS AND MANAGEMENT OF SBG FOLLOWING THE MERGER; PLANS FOR BUSINESS OF SBG

         Upon consummation of the Merger, SBG will be merged into ST-Sub, with ST-Sub being the surviving corporation in the Merger (the surviving corporation being sometimes referred to herein as the "Surviving Corporation"). From and after the Effective Time of the Merger, it is anticipated that the Board of Directors of the Surviving Corporation shall consist of those persons who are serving as directors of ST-Sub immediately prior to the Effective Time of the Merger, and such other persons as may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger. It is further anticipated that the officers of the Surviving Corporation shall be those persons serving as officers of ST-Sub immediately prior to the Effective Time of the Merger, and such other persons as may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger.

         After the Effective Time of the Merger, the present main office and branch offices of SBG will become full service branches of ST-Bank and the operations of the Bank will be integrated into the operations of ST-Bank, with efforts directed toward preserving the existing customer and banking relationships of the Bank as part of ST-Bank.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO HOLDERS OF SBG COMMON STOCK WHO ARE CITIZENS OF THE UNITED STATES. IT DOES NOT DISCUSS ALL THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO HOLDERS OF SBG COMMON STOCK ENTITLED TO SPECIAL TREATMENT UNDER THE CODE (SUCH AS INSURANCE COMPANIES, DEALERS IN SECURITIES, TAX- EXEMPT ORGANIZATIONS OR FOREIGN PERSONS) OR TO HOLDERS OF SBG COMMON STOCK WHO ACQUIRED THEIR SBG COMMON STOCK AS COMPENSATION. THE SUMMARY SET FORTH BELOW DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX EFFECTS OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR THE MERGER ITSELF.

         EACH HOLDER OF SBG COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

         Neither SouthTrust, ST-Sub nor SBG has requested or will receive an advance ruling from the Internal Revenue Service ("IRS") as to any of the federal income tax effects to holders of SBG Common Stock of the Merger or of any of the federal income tax effects to SouthTrust, ST-Sub or SBG of the Merger. Instead, SBG will rely upon an opinion of Glass, McCullough, Sherrill & Harrold as to the federal income tax consequences of the Merger to the holders of SBG Common Stock. The opinion of Glass, McCullough, Sherrill & Harrold is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. The opinion of Glass, McCullough, Sherrill & Harrold is based upon certain factual assumptions. One such assumption is that SBG will transfer "substantially all" of its assets to ST-Sub within the meaning of Section 368(a)(2)(D) of the Code. Unlike a ruling from the IRS, an opinion is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the IRS.

         In the opinion of Glass, McCullough, Sherrill & Harrold, which opinion is based upon various representations and subject to various assumptions and qualifications, the following federal income tax consequences to the holders of SBG Common Stock should result from the Merger:

         (i) The Merger should qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and ST-Sub, SBG and SouthTrust each should be a party to the reorganization.

         (ii) No gain or loss should be recognized by the shareholders of SBG upon the receipt of SouthTrust Common Stock solely in exchange for their shares of SBG Common Stock.

         (iii) The basis of the SouthTrust Common Stock to be received by the SBG shareholders (including any fractional share interest to which they may be entitled) should be the same as the aggregate basis of the SBG Common Stock surrendered in the exchange (reduced by any amount allocable to fractional share interests for which cash is received).

         (iv) The holding period of the shares of SouthTrust Common Stock (including any fractional share interests to which they may be entitled) received by the shareholders of SBG should include the period during which the SBG Common Stock surrendered in exchange therefor was held, provided that the shares of SBG Common Stock were held as capital assets within the meaning of
                 Section 1221 of the Code as of the Effective Time.

         (v) SBG shareholders who exercise dissenters' rights, and as a result of which receive only cash, should be treated as having received such cash as a distribution in redemption of their SBG Common Stock, subject to the provisions and limitations of Sections 356 and 302 of the Code. Accordingly, such shareholders will generally have capital gain or loss equal to the difference between such shareholders' basis in his or her stock and the cash received.

         (vi) The payment of cash to a SBG shareholder in lieu of issuing a fractional share interest in SouthTrust Common Stock should be treated for federal income tax purposes as if the fractional share actually was issued as part of the Merger and then was redeemed by SouthTrust. This cash payment will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in Sections 356 and 302(a) of the Code.

         The opinion of Glass, McCullough, Sherrill & Harrold is rendered solely with respect to certain federal income tax consequences of the Merger under the Code, and does not extend to the income or other tax consequences of the Merger under the laws of any State or any political subdivision of any State; nor does it extend to any tax effects or consequences of the Merger to SouthTrust or ST-Sub other than those expressly stated in the opinion. Furthermore, no opinion is expressed as to the federal or state tax treatment of the transaction under any other provisions of the Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically covered by the opinion.


                    DESCRIPTION OF SOUTHTRUST CAPITAL STOCK

GENERAL

         The authorized capital stock of SouthTrust consists of 200,000,000 shares of common stock, par value $2.50 per share (referred to throughout this Proxy Statement/Prospectus as "SouthTrust Common Stock"), and 5,000,000 shares of Preferred Stock, par value $1.00 per share ("SouthTrust Preferred Stock"). As of March 31, 1995, 81,950,646 shares of SouthTrust Common Stock were issued and outstanding, exclusive of shares held as treasury stock, and no shares of SouthTrust Preferred Stock were outstanding. As of December 31, 1994, 2,741,834 shares of SouthTrust Common Stock were reserved for employee benefit plans, and 90,812 shares were reserved for the conversion of convertible debentures assumed in connection with a 1988 acquisition by SouthTrust. In addition, 500,000 shares of SouthTrust Preferred Stock designated as Series A Junior Participating Preferred Stock were reserved for issuance upon the exercise of certain rights described below under "SouthTrust Common Stock-Stockholder Rights Plan."

         Since SouthTrust is a holding company, the right of SouthTrust, and hence the right of creditors and stockholders of SouthTrust, to participate in any distribution of assets of any subsidiary (including SouthTrust Bank of Alabama, N.A.) upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of SouthTrust itself as a creditor of the subsidiary may be recognized.

         The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the General Corporation Law of the State of Delaware and SouthTrust's Restated Certificate of Incorporation, including the Certificate of Designation describing the Series A Junior Participating Preferred Stock.

SOUTHTRUST COMMON STOCK

  Dividend Rights

         Holders of SouthTrust Common Stock are entitled to dividends when, as and if declared by SouthTrust's Board of Directors out of funds legally available therefor. Under Delaware law, SouthTrust may pay dividends out of surplus (whether capital surplus or earned surplus) or net profits for the fiscal year in which declared or for the preceding fiscal year, even if its surplus accounts are in a deficit position. The sources of funds for payment of dividends by SouthTrust are its subsidiaries. Because its primary subsidiaries are banks, payments made by such subsidiaries to SouthTrust are limited by law and regulations of the bank regulatory authorities. See "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND SBG."

  Voting Rights and Other Matters

         The holders of SouthTrust Common Stock are entitled to one vote per share on all matters brought before the stockholders. The holders of SouthTrust Common Stock do not have the right to cumulate their shares of SouthTrust Common Stock in the election of directors. SouthTrust's Restated Certificate of Incorporation provides that in the event of a transaction or a series of transactions with an "Interested Stockholder" (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect, approval of such transactions requires the vote of the holders of 70% of the voting power of the outstanding voting securities of SouthTrust, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the stockholders by a majority of the members of SouthTrust's Board of Directors who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder.

         Holders of SouthTrust Common Stock are not entitled to any preemptive rights to subscribe for any additional securities which may be issued.

  Liquidation Rights

         In the event of liquidation, holders of the SouthTrust Common Stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any SouthTrust Preferred Stock hereafter issued by SouthTrust.

  Provisions with Respect to Board of Directors

         SouthTrust's Restated Certificate of Incorporation provides that the members of SouthTrust's Board of Directors are divided into three classes as nearly equal in number as possible. Each class is elected for a three-year term. At each annual meeting of stockholders of SouthTrust, one-third of the members of SouthTrust's Board of Directors will be elected for a three-year term, and the other directors will remain in office until their three-year terms expire. Therefore, control of SouthTrust's Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of SouthTrust's Board of Directors can be changed.

Special Vote Requirements for Certain Amendments to Restated Certificate of Incorporation

         The General Corporation Law of the State of Delaware and the Restated Certificate of Incorporation and Bylaws of SouthTrust provide that, because the Board of Directors of SouthTrust is classified, a director, or SouthTrust's entire Board of Directors, may be removed by the stockholders only for cause. The Restated Certificate of Incorporation and Bylaws of SouthTrust also provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire Board of Directors from office. Certain portions of the Restated Certificate of Incorporation of SouthTrust described in certain of the preceding paragraphs, including those related to business combinations and the classified Board of Directors, may be amended only by the affirmative vote of the holders of 70% of the voting power of the outstanding voting stock of SouthTrust.

  Possible Effects of Special Provisions

         Certain of the provisions contained in the Restated Certificate of Incorporation and Bylaws of SouthTrust described above have the effect of making it more difficult to change SouthTrust's Board of Directors, and may make SouthTrust's Board of Directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure, and, as a result, may adversely affect the price that a potential purchaser would be willing to pay for the capital stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the capital stock of SouthTrust.

  Stockholder Rights Plan

         On February 22, 1989, the Board of Directors of SouthTrust declared a dividend to holders of SouthTrust Common Stock of record on March 6, 1989 (the "Record Date") of one right (a "Right"; collectively, the "Rights") for, and to be attached to, each share of SouthTrust Common Stock outstanding on the Record Date. Each Right entitles the holder thereof to purchase from SouthTrust one one-hundredth of a share of SouthTrust Preferred Stock designated as the Series A Junior Participating Preferred Stock ("Series A Preferred Stock") at a purchase price of $75.00 (the "Purchase Price"). Such resolutions also provide that as long as the Rights are attached to shares of SouthTrust Common Stock as provided in the Rights Agreement referred to below, the appropriate number of Rights shall be issued with each share of SouthTrust Common Stock issued after March 6, 1989. The number of Rights attached to or to be issued with each share of SouthTrust Common Stock as well as the redemption price for each such Right, were appropriately decreased as a result of a three-for-two stock split effected by SouthTrust on January 24, 1992, and a three-for-two stock split effected by SouthTrust on May 19, 1993. Accordingly, at the present time four-ninths of a Right is attached to each share of SouthTrust Common Stock and four-ninths of a Right will be issued with each share of SouthTrust Common Stock exchanged in the Merger for SBG Common Stock.

         The Rights will expire on February 22, 1999 unless redeemed earlier and will not be exercisable or transferable separately from the shares of SouthTrust Common Stock until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following a public announcement that a person (an "Acquiring Person") or any associate or affiliate of an Acquiring Person has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding SouthTrust Common Stock (the "Stock Acquisition Date"); or (ii) the tenth day following commencement of a tender or exchange offer which would result in the ownership of 20% or more of the outstanding SouthTrust Common Stock; or (iii) the tenth day after SouthTrust's Board of Directors declares, upon a determination by at least a majority of SouthTrust's Disinterested Directors, that a person, alone or with affiliates and associates (an "Adverse Person"), has become the beneficial owner of a substantial amount (not to be less than 10%) of outstanding SouthTrust Common Stock and that such person's ownership either is intended to cause SouthTrust to take action adverse to its long-term interests or may cause a material adverse impact on SouthTrust to the detriment of SouthTrust's stockholders.

         In the event that (i) SouthTrust's Board of Directors determines that a person is an Adverse Person; (ii) SouthTrust is the surviving corporation in a merger with an Acquiring Person and SouthTrust's Common Stock remains outstanding and unchanged and is not exchanged for securities of the Acquiring Person or other property;

(iii) an Acquiring Person receives a financial benefit or advantage, through certain self-dealing transactions involving SouthTrust, greater than that received by other stockholders of SouthTrust or that which would have resulted from arms-length negotiations; (iv) a person becomes the beneficial owner of 30% or more of the outstanding SouthTrust Common Stock (except pursuant to a "Fair Offer" as determined by the Disinterested Directors); or (v) while there is an Acquiring Person, an event involving SouthTrust or any of its subsidiaries occurs which results in the Acquiring Person's proportionate ownership interest being increased by more than 1%, each holder of a Right will have the right to receive, upon payment of the Purchase Price, in lieu of Series A Preferred Stock, a number of shares of SouthTrust Common Stock (or, in certain circumstances, cash or other property) having a value equal to twice the Purchase Price. Rights are not exercisable following the occurrence of any of the events set forth in this paragraph until the expiration of the period during which the Rights may be redeemed by SouthTrust as described below. Notwithstanding the foregoing, after the occurrence of any of the events set forth in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person or an Adverse Person will be null and void.

         Unless the Rights are redeemed earlier, if, after the Distribution Date, SouthTrust is acquired in a merger or other business combination in which SouthTrust is not the surviving corporation or in which SouthTrust Common Stock is changed into or exchanged for securities of any other person or other property (other than a merger which follows a Fair Offer) or 50% or more of the assets or earning power of SouthTrust and its subsidiaries (taken as a whole) are sold or transferred, the Rights Agreement provides that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has value equal to twice the Purchase Price.

         At any time until ten days following the Stock Acquisition Date (subject to certain provisions requiring action by a majority of the Disinterested Directors, as defined in the Rights Agreement), SouthTrust may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Prior to the Distribution Date, SouthTrust may, except with respect to the Purchase Price, redemption price or date of expiration of the Rights, amend the Rights in any manner. At any time after the Distribution Date, SouthTrust may amend the Rights in any manner that does not adversely affect the interest of holders of the Rights as such.

         The Rights have certain anti-takeover effects and may adversely affect a third party's attempt to acquire SouthTrust. The Rights will cause substantial dilution to a person or group that attempts to acquire SouthTrust. The Rights should not interfere with any merger or other business combination approved by SouthTrust's Board of Directors since, among other things, the Board of Directors may, at its option, under certain circumstances, redeem all but not less than all of the then outstanding Rights at the redemption price, as discussed below.

         The foregoing description of the Rights and the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement between SouthTrust and Mellon Bank, N.A., as Rights Agent, and the Certificate of Designation for the Series A Preferred Stock, copies of each of which are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

  Transfer Agent

         The transfer agent for SouthTrust Common Stock is Mellon Securities Trust Company.

SOUTHTRUST PREFERRED STOCK

  General

         Under SouthTrust's Restated Certificate of Incorporation, the Board of Directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of SouthTrust Preferred Stock, in one or more series, by adoption of a resolution or resolutions providing for the issuance of such series and determining the relative rights and preferences of the shares of any such series with respect to the rate of dividend, call provisions, payments on liquidation, sinking fund provisions, conversion privileges and voting rights and whether the shares shall be cumulative, non-cumulative or partially cumulative. The holders of SouthTrust Preferred Stock would not have any preemptive right to subscribe for any shares issued by SouthTrust. It is not possible to state the actual effect of the authorization and issuance of SouthTrust Preferred Stock upon the rights of holders of SouthTrust Common Stock unless and until SouthTrust's Board of Directors determines the price and specific rights of the holders of a series of SouthTrust Preferred Stock. Such effects might include, however, (i) restrictions on dividends on SouthTrust Common Stock if dividends on SouthTrust Preferred Stock have not been paid;
(ii) dilution of the voting power of SouthTrust Common Stock to the extent that SouthTrust Preferred Stock has voting rights, or that any SouthTrust Preferred Stock series is convertible into SouthTrust Common Stock; (iii) dilution of the equity interest of SouthTrust Common Stock unless the SouthTrust Preferred Stock is redeemed by SouthTrust; and (iv) SouthTrust Common Stock not being entitled to share in SouthTrust's assets upon liquidation until satisfaction of any liquidation preference granted SouthTrust Preferred Stock. While the ability of SouthTrust to issue SouthTrust Preferred Stock is, in the judgment of SouthTrust's Board of Directors, desirable in order to provide flexibility in connection with possible acquisitions and other corporate purposes, its issuance could impede an attempt by a third party to acquire a majority of the outstanding voting stock of SouthTrust.

  Series A Junior Participating Preferred Stock

         In connection with the adoption of the Stockholder Rights Plan described above, SouthTrust's Board of Directors designated 500,000 shares of SouthTrust's authorized but unissued SouthTrust Preferred Stock as Series A Junior Participating Preferred Stock (which has been previously referred to as the "Series A Preferred Stock"). The terms of the Series A Preferred Stock are such that one share of Series A Preferred Stock will be approximately equivalent in terms of dividend and voting rights, before adjustment for the three-for-two stock split effected on January 24, 1992 and a further three-for-two stock split effective on May 19, 1993, to 100 shares of SouthTrust Common Stock. No shares of Series A Preferred Stock have been issued as of the date of this Proxy Statement/Prospectus.

                MARKET AND DIVIDEND INFORMATION RESPECTING THE
                      COMMON STOCK OF SOUTHTRUST AND SBG

COMPARATIVE STOCK PRICES PER SHARE

         The following table sets forth certain information as to the high and low last sales price per share of SouthTrust Common Stock for the calendar quarters indicated. The information listed below with respect to the high and low last sales prices for SouthTrust Common Stock was obtained from Nasdaq (all adjusted to reflect a three-for-two stock split effected on January 24, 1992 and a three-for-two split effected on May 19, 1993), and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.

                                                                          SouthTrust
                                                                         Common Stock
                                                                 ---------------------------
                                                                   High               Low
                                                                   ----               ---
              1993:
                      First Quarter   . . . . . . . . . . .     $ 21 1/8          $   16 3/4
                      Second Quarter  . . . . . . . . . . .       22 1/8              18
                      Third Quarter   . . . . . . . . . . .       21 1/8              18 1/2
                      Fourth Quarter    . . . . . . . . . .       19 5/8              17 1/4

              1994:
                      First Quarter   . . . . . . . . . . .     $ 19 3/8          $   18 1/4
                      Second Quarter  . . . . . . . . . . .       22                  18 1/4
                      Third Quarter   . . . . . . . . . . .       21 7/8              19 5/8
                      Fourth Quarter  . . . . . . . . . . .       20 1/4              17 1/8

              1995:
                      First Quarter   . . . . . . . . . . .     $ 21 3/8          $   187/16
                      Second Quarter
                      (through May 26, 1995)  . . . . . . .


         Shares of SBG Common Stock are not actively traded, and such trading activity, as it occurs, takes place in privately negotiated transactions. During the last two years, the sales price of all shares of SBG Common Stock of which SBG had knowledge ranged from $4.50 to $7.50 per share. The last sale of SBG Common Stock of which SBG had knowledge occurred on or about January 27, 1995 at a price of $7.50 per share.

         On March 16, 1995 (the trading day immediately preceding the announcement of the execution of the Merger Agreement), the last sales price of SouthTrust Common Stock, as obtained from Nasdaq, was $21.17; and on May 26, 1995, the last sales price of SouthTrust Common Stock, as obtained from Nasdaq, was $___________.

DIVIDENDS

         SBG has not paid cash dividends in the past and does not expect to pay dividends prior to the Effective Time of the Merger. The following table sets forth the cash dividends per share declared on SouthTrust Common Stock during the periods indicated (adjusted, as to SouthTrust, to reflect a three-for-two stock split effected on January 24, 1992 and a three-for-two stock split effected on May 19, 1993):

                                                            Dividends Declared
                                                               per share of
                                                          SouthTrust Common Stock
                                                          -----------------------
            1993:
               First Quarter  . . . . . . . . . .              $    0 .15
               Second Quarter   . . . . . . . . .                   0 .15
               Third Quarter  . . . . . . . . . .                   0 .15
               Fourth Quarter   . . . . . . . . .                   0 .15

            1994:
               First Quarter  . . . . . . . . . .              $    0 .17
               Second Quarter   . . . . . . . . .                   0 .17
               Third Quarter  . . . . . . . . . .                   0 .17
               Fourth Quarter   . . . . . . . . .                   0 .17

            1995:
               First Quarter  . . . . . . . . . .              $    0 .20
               Second Quarter (through
                 May 26, 1995)  . . . . . . . . .                   0 .20

         Dividends paid by SouthTrust on the SouthTrust Common Stock are at the discretion of SouthTrust's Board of Directors and depend upon the restrictions on the payment of dividends by banks as described below, SouthTrust's earnings and financial condition and other relevant factors. The current policy of SouthTrust is to pay dividends on a quarterly basis. Subject to an evaluation of its earnings and financial condition and other factors, including the restrictions on the payment of dividends by banks described below, SouthTrust anticipates that it will continue to pay regular quarterly dividends with respect to the SouthTrust Common Stock.

         There are certain limitations on the payment of dividends to SouthTrust and SBG by each of their respective subsidiary banks. The amount of dividends that each subsidiary national bank of SouthTrust may declare in one year, without approval of the OCC, is the sum of the bank's net profits for that year and its retained net profits for the preceding two years. Under the rules of the OCC, the calculation of net profits is more restrictive under certain circumstances. The banking authorities in the states where SouthTrust owns state-chartered banks also regulate the payment of dividends by banks organized in such states. Under the Alabama Banking Code, a state bank may not declare or pay a dividend in excess of 90% of the net earnings of such bank until the surplus of the bank is equal to at least 20% of its capital, and thereafter the prior written approval of the Superintendent of Banks is required if the total of all dividends declared by the bank in any calendar year exceeds the total of its net earnings for that year combined with its retained net earnings for the preceding two years. No dividends, withdrawals or transfers may be made from the bank's surplus without prior written approval of the Superintendent of Banks.

         Under Title 81 of the Mississippi Code of 1972 (the "Mississippi Banking Code"), no state bank may declare or pay any dividend upon its common stock unless it has received the written approval of the Commissioner of Banking and Consumer Finance.

         Under the Florida Banking Code, a state bank may not declare or pay a dividend in excess of 80% of the net earnings of such bank until the surplus is equal to the amount of common stock. If the amount of the surplus is equal to the amount of common stock, the bank may pay out an amount equal to the current year plus the prior two years undistributed earnings.

         Under the Financial Institutions Code of Georgia, a bank shall not pay dividends when it is insolvent, or would be rendered insolvent, and dividends may only be paid out of retained earnings and when the bank has paid-in capital and appropriated retained earnings, in combination, equal to at least 20% of its capital stock and dividends may not be paid without the prior approval of the Georgia Department if (i) the bank's total classified assets at its most recent examination exceed 80% of its equity capital, (ii) the aggregate amount of dividends to be declared exceeds 50% of the bank's net profits after taxes but before dividends for the previous calendar year or (iii) the ratio of equity capital to total adjusted assets is less than 6%.

         Under the North Carolina Banking Code, a state chartered bank with common stock in excess of $15,000 may not declare a dividend until the surplus is equal to at least 50% of the amount of common stock.

         The South Carolina Banking Code provides that, before a state chartered bank can pay a dividend, approval must be obtained from the South Carolina Commissioner of Banking.

         Under the Tennessee Banking Code, a state bank may not declare dividends in excess of 90% of the net earnings during the past year until the surplus is equal to the amount of common stock.

         Under the foregoing laws and regulations, at March 31, 1995, $197,847,196 was available for payment of dividends to SouthTrust by its bank subsidiaries, and approximately $459,839 was available for payment of dividends to SBG by the Bank.

SHAREHOLDERS

         As of March 31, 1995, there were approximately 1,000 holders of record of SBG Common Stock.


                        COMPARISON OF THE COMMON STOCK
                                      OF
                              SOUTHTRUST AND SBG


         The rights of SBG's shareholders are governed by the Articles of Incorporation of SBG, the Bylaws of SBG and the laws of the State of Georgia. The rights of SouthTrust stockholders are governed by the Restated Certificate of Incorporation of SouthTrust, the Bylaws of SouthTrust and the laws of the State of Delaware. After the Merger becomes effective, the rights of SBG's shareholders who become SouthTrust stockholders will be governed by the laws of the State of Delaware and by SouthTrust's Restated Certificate of Incorporation and Bylaws. The following summary of the rights of the holders of shares of SouthTrust Common Stock and the holders of shares of SBG Common Stock is qualified in its entirety by reference to the Restated Certificate of Incorporation and Bylaws of SouthTrust, the Articles of Incorporation and Bylaws of SBG, the General Corporation Law of the State of Delaware, and the Georgia Business Corporation Code.

DIVIDENDS

         The sources of funds for payments of dividends by SouthTrust and SBG are their subsidiaries. Because the primary subsidiaries of SouthTrust and SBG are financial institutions, payments made by such subsidiaries to SouthTrust and SBG to their shareholders are limited by law and regulations of the bank regulatory authorities. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK--SouthTrust Common Stock-Dividend Rights" and "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND SBG" for information concerning the effect of such limitations on SouthTrust's and SBG's ability to pay dividends. The General Corporation Law of the State of Delaware provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Georgia Business Corporation Code provides that a corporation may not make distributions to its shareholders unless, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

VOTING RIGHTS AND OTHER MATTERS

         The holders of SBG Common Stock and the holders of the SouthTrust Common Stock are each entitled to one vote per share on all matters brought before the shareholders. The holders of the shares of SouthTrust Common Stock and SBG Common Stock do not have the right to cumulate their votes in the election of directors.

         The Restated Certificate of Incorporation of SouthTrust provides that in the event of a transaction or a series of transactions with an Interested Stockholder (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect, approval of such transaction requires the vote of the holders of 70% of the outstanding voting securities of SouthTrust, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the shareholders by a majority of the members of the Board of Directors of SouthTrust who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder. The Articles of Incorporation of SBG do not contain any prohibition of or limitations on transactions between SBG and a related party or shareholder.

         SouthTrust is subject to Section 203 of the Delaware General Corporation Law. That section generally provides that a corporation may not engage in a business combination, except with extraordinary corporate approval, with any person deemed to be an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder. An "interested stockholder" is defined as any person who directly or indirectly owns 15% or more of the outstanding voting stock of the corporation within the three-year period beginning immediately prior to the date on which such determination is made. The extraordinary corporate approval must consist of board approval prior to the time the person became an interested stockholder or approval of the transaction by the board of directors and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder; in the absence of such approval, the interested stockholder must own at least 85% of the voting stock of the corporation.

         Section 14-2-1132 of the Georgia Business Corporation Code is a similar provision. It provides that a corporation may not engage in any business combination with any interested shareholder for a period of five years following the time that the shareholder became an interested shareholder, unless the board of directors approves either the transaction which resulted in the shareholder becoming an interested shareholder or the business combination or the interested shareholder beneficially owns at least 90 percent of the outstanding voting stock of the corporation. In addition, Section 14-2-1133 of the Georgia Business Corporation Code provides that Section 14-3-1132 shall not apply unless the bylaws of the corporation specifically provide for its applicability. The Bylaws of SBG do not provide for the applicability of
Section 14-3-1132 of the Georgia Business Corporation Code.

         The effect of the business combination and affiliated transactions provisions, respectively, is to make more difficult the acquisition of majority control of a corporation for the use of its assets to finance such acquisition.

         The Bylaws of SouthTrust provide that the members of the Board of Directors are to be divided into three classes, which classes are as nearly equal as possible. Each class has been elected for a three-year term. At each annual meeting of shareholders, one-third of the members of the Board of Directors will be elected for a three-year term, and the other directors will remain in office. Therefore, control of the Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of the Board of Directors can be changed. But for this provision in the Bylaws, all directors would stand for election at each annual meeting. The Bylaws of SBG provide that the entire Board of Directors of SBG are to be elected by plurality vote of the shares entitled to vote at an annual meeting of shareholders at which such election is to occur. Directors so elected will hold office until their successors are elected and qualified or until such director's resignation, removal from office or death.

         Both Delaware and Georgia law provide (unless otherwise provided in a corporation's charter or bylaws), that a director, or the entire Board of Directors, may be removed by the stockholders with or without cause by vote of the holders of a majority of the shares of capital stock of the corporation then entitled to vote on the election of directors. The Restated Certificate of Incorporation and Bylaws of SouthTrust, however, provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire Board of Directors from office and such removal may be effected only for cause. The vacancy created by any such removal shall then be filled by a majority vote of the directors then in office and the successor director so elected shall fill the unexpired term of the director removed from office. The Bylaws of SBG provide for the removal of any or all of the directors, with or without cause, by the affirmative vote of shareholders representing two-thirds of each class of securities of SBG entitled to vote for the election of directors.

         The Bylaws of SouthTrust also provide that vacancies on the Board of Directors, caused by the death or resignation of a director or the creation of a new directorship, may be filled by the remaining directors. A person selected by the remaining directors to fill a vacancy will serve until the annual meeting of shareholders at which the term of the class of directors to which such director has been appointed expires. Therefore, if a director who was recently elected to a three-year term resigns, the remaining directors will be able to select a person to serve the remainder of that three-year term, and such person will not be required to stand for election until the third annual meeting of stockholders after such director's appointment. The Bylaws of SBG also provide that vacancies on the Board of Directors, not including vacancies caused by removal by the shareholders, may be filled for the unexpired term by a majority of the remaining directors. A director so elected will serve until the next annual meeting of the shareholders and until such director's successor is elected. Any vacancy created by the removal of a director by vote of the shareholders may be filled by a plurality vote of the shareholders; provided that to the extent that any vacancy created by such removal is not filled by such an election within sixty (60) days after such removal, the remaining directors shall, by majority vote, fill any such vacancy.

         Under the General Corporation Law of the State of Delaware (unless otherwise provided in the certificate of incorporation), any action required or permitted to be taken by the shareholders of a corporation may be taken without a meeting and without a shareholder vote if a written consent is signed by the holders of the shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of shareholders
at which all shares entitled to vote thereon were present and voted.   Under
the Restated Certificate of Incorporation of SouthTrust, action by the written consent of the stockholders is prohibited. Further, under the Restated Certificate of Incorporation and Bylaws of SouthTrust, the shareholders are not permitted to call a special meeting of shareholders or to require that the Board of Directors call such a meeting. Under the Georgia Business Corporation Code, any action required or permitted to be taken by the shareholders of a corporation may be taken without a meeting and without a shareholder vote if a written consent is signed by all of the holders of the outstanding capital stock of the corporation. Under the Bylaws of SBG, any action taken by the Board of Directors or any Committee thereof without a meeting is a valid action if, either before or after such action is taken, all members of the Board or the Committee sign and file with the minutes of the proceedings of the Board or Committee a unanimous written consent showing the nature of the action taken. Such a unanimous consent has the same force and effect as a unanimous vote of the Board or any Committee thereof.

         The portions of the Restated Certificate of Incorporation of SouthTrust described in certain of the preceding paragraphs may be amended only by the affirmative vote of the holders of 70% of the outstanding voting stock of SouthTrust. The Bylaws of SBG may be amended by a vote of the majority of the Board of Directors, but any Bylaws so adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the shareholders by a majority vote of all shares entitled to vote thereon.

         The provisions contained in the Restated Certificate of Incorporation and Bylaws of SouthTrust described above have the effect of making it more difficult to change the Board of Directors, and may make the Board of Directors less responsive to shareholder control. Those provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure.
This also can affect the price that a potential purchaser would be willing to pay for the stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the stock of SouthTrust.

DISSENT AND APPRAISAL RIGHTS

         A shareholder of SBG has dissent and appraisal rights pursuant to the Dissent Provisions in the event of any of the following corporate actions: (i) consummation of a plan of merger to which the corporation is a party if shareholder approval is required; (ii) consummation of a plan of share exchange to which the corporation is a party if shareholder approval is required; (iii) consummation of a sale or exchange of all or substantially all of the property of the corporation if shareholder vote is required; (iv) an amendment to the articles of incorporation that materially and adversely affects the rights in respect of a dissenter's shares; and (v) any corporate action taken pursuant to a shareholder vote to the extent that the voting or nonvoting shareholders of the corporation, if any, are entitled to dissent pursuant to the articles of incorporation, bylaws or resolutions of the board of directors of the corporation. See "THE MERGER - Rights of Dissent and Appraisal." A stockholder of SouthTrust has similar dissent and appraisal rights pursuant to Section 262 of the General Corporation Law of Delaware (the "Delaware Dissent Provisions"), but only in the event of a merger or consolidation. Both the Dissent Provisions and the Delaware Dissent Provisions provide that there is no right to dissent if, at the record date, the shares of the corporation were listed on a national securities exchange or held by more than 2,000 shareholders. Since the shares of SouthTrust Common Stock are listed on Nasdaq and held by more than 2,000 stockholders of record, currently the stockholders of SouthTrust have no right to dissent pursuant to the Delaware Dissent Provisions. Under the Dissent Provisions, a shareholder has up to sixty days after a merger is consummated to demand fair payment. Under the Delaware Dissent Provisions a stockholder must demand payment within 20 days after the date of mailing of the notice. Furthermore, under the Dissent Provisions, the surviving corporation is required to make a written offer to each dissenting shareholder, and, if a dissenting shareholder fails to respond to such offer, either party may institute appraisal proceedings. If the surviving corporation fails to institute such proceedings in a timely manner, it is required to pay each dissenting shareholder whose demand remains unsettled the amount demanded by such shareholder. Pursuant to the Delaware Dissent Provisions, the surviving corporation is not required to make a written offer to a dissenting shareholder. However, within 120 days after the consummation of the merger either party may file a petition demanding a determination of the value of the stock held by the dissenting stockholders.

RIGHTS ON LIQUIDATION

         In the event of liquidation, the holders of SouthTrust Common Stock and the holders of SBG Common Stock will be entitled to receive pro rata any assets distributable to shareholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any preferred stock presently outstanding or hereafter issued by either entity.

PREEMPTIVE RIGHTS

         The holders of SouthTrust Common Stock and SBG Common Stock do not have any preemptive rights to purchase additional shares of any class of securities, including common stock, of SouthTrust or SBG, respectively, which may hereafter be issued.

REPORTS TO STOCKHOLDERS

         The SouthTrust Common Stock is registered under the Exchange Act, and, therefore, SouthTrust is required to provide annual reports containing audited financial statements to shareholders and to file other reports with the Commission and to solicit proxies in accordance with the rules of the Commission. SouthTrust also provides reports to its shareholders on an interim basis containing unaudited financial information.

         The SBG Common Stock is registered under the Exchange Act, and, therefore, SBG is required to provide annual reports containing audited financial statements to shareholders in accordance with the rules of the Commission, and to solicit proxies in accordance with the rules of the Commission. In addition, SBG also provides reports to its shareholders on an interim basis containing unaudited financial information. After the Effective Time of the Merger, the SBG Common Stock will be deregistered, and will no longer be subject to the Exchange Act.

STOCKHOLDERS' RIGHTS PLAN

         As described above under the caption "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock - Stockholder Rights Plan," presently attached to each share of SouthTrust Common Stock is four-ninths of a Right issued pursuant to the Rights Agreement described under such caption.


                           SUPERVISION AND REGULATION

  Bank Holding Company Regulation

         Both SouthTrust and SBG are bank holding companies within the meaning of the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), and are registered with the Federal Reserve Board. Their banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to their respective holding companies and nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to its holding company or any non-banking subsidiary are limited in amount to 10% of the subsidiary bank's capital and surplus and, with respect to SouthTrust and all such nonbanking subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. The Holding Company Act also prohibits, subject to certain exceptions, a bank holding company from engaging in or acquiring direct or indirect control of more than 5% of the voting stock of any company engaged in non-banking activities. An exception to this prohibition is for activities expressly found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         As bank holding companies, SouthTrust and SBG are required to file with the Federal Reserve Board semi-annual reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may also make examinations of SouthTrust and SBG and each of their subsidiaries.

         According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Furthermore, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of SouthTrust or SBG or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of SouthTrust or SBG may be assessed for the FDIC's loss, subject to certain exceptions.

         Various federal and state statutory provisions limit the amount of dividends the subsidiary banks can pay to their holding companies without regulatory approval. The approval of the OCC is required for any dividend by a national bank to its holding company if the total of all dividends declared by such bank in any calendar year would exceed the total of its net profits, as defined by the OCC, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. Comparable prohibitions on the declaration of dividends are imposed by the Alabama Banking Code, the Florida Banking Code, the North Carolina Banking Code, the South Carolina Banking Code, the Tennessee Banking Code, the Financial Institutions Code of Georgia and the Mississippi Banking Code. The Georgia Financial Institutions Code and the regulations promulgated thereunder by the Georgia Department provide (a) that dividends of cash or property may be paid only out of the bank's retained earnings, (b) that dividends may not be paid if the bank's paid-in capital and retained earnings which are set aside for dividend payment and other distributions do not, in combination, equal at least 20% of the bank's capital stock, and (c) that dividends may not be paid without prior approval of the Georgia Department if (i) the bank's total classified assets at its most recent examination exceed 80% of its equity capital, (ii) the aggregate amount of dividends to be declared exceeds 50% of the bank's net profits after taxes but before dividends for the previous calendar year or (iii) the ratio of equity capital to total adjusted assets is less than 6%. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its loan losses and bad debts. For this purpose, bad debts are defined to include, generally, the principal amount of loans which are in arrears with respect to interest by six months or more or are past due as to payment of principal (in each case to the extent that such debts are in excess of the reserve for possible credit losses). Under the foregoing laws and regulations, at March 31, 1995, $197,847,196 was available for payment of dividends to SouthTrust by its bank subsidiaries. At March 31, 1995, approximately $459,839 was available for payment of dividends to SBG by the Bank. The payment of dividends by any bank also may be affected by other factors, such as the maintenance of adequate capital for such subsidiary bank. In addition to the foregoing restrictions, the Federal Reserve Board has the power to prohibit dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company experiencing earnings weaknesses should not pay cash dividends that exceed its net income or that could only be funded in ways that weaken the bank holding company's financial health, such as by borrowing. Furthermore, the OCC also has authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice.

  Capital Guidelines

         The Federal Reserve Board has issued final risk-based capital guidelines for bank holding companies and member banks. The guidelines, which became effective in March 1989, were phased in over four years and, as of January 1, 1993, were final. Under the guidelines, the minimum ratio of capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. To be considered a "well capitalized" bank or bank holding company under the guidelines, a bank or bank holding company must have a total risk-based capital ratio in excess of 10%.
At March 31, 1995, SouthTrust and all of SouthTrust's subsidiary banks were sufficiently capitalized to be considered "well capitalized." See "SUPERVISION AND REGULATION - Recent Legislation." At least half of the total capital is to be comprised of common equity, retained earnings and a limited amount of perpetual preferred stock, after subtracting goodwill and certain other adjustments ("Tier 1 capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock not qualifying for Tier 1 capital and a limited amount of loan loss reserves ("Tier 2 capital"). SouthTrust's national banking subsidiaries are subject to similar capital requirements adopted by OCC, and its state non-member bank subsidiaries are subject to similar capital requirements adopted by the FDIC. In addition, the Federal Reserve Board, the OCC and the FDIC have adopted a minimum leverage ratio (Tier 1 capital to total assets) of 3%. Generally, banking organizations are expected to operate well above the minimum required capital level of 3% unless they meet certain specified criteria, including that they have the highest regulatory ratings. Most banking organizations are required to maintain a leverage ratio of 3% plus an additional cushion of at least 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance upon intangible assets.

         The following table sets forth the various regulatory capital ratios of each of SouthTrust and SBG as of the periods indicated:

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                                 --------------------------
          SOUTHTRUST                                                                1994             1993
          ----------                                                                ----             ----
     REGULATORY CAPITAL RATIOS:
          Tier 1 risk-based capital*  . . . . . . . . . . . . . .                   7.68%            8.55%
          Total risk-based capital* . . . . . . . . . . . . . . .                  11.71            12.39
          Leverage ratio* . . . . . . . . . . . . . . . . . . . .                   6.10             6.51

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                                 --------------------------
          SBG                                                                       1994             1993
          ---                                                                       ----             ----

     REGULATORY CAPITAL RATIOS:
          Tier 1 risk-based capital*  . . . . . . . . . . . . . .                  17.65%           17.31%
          Total risk-based capital* . . . . . . . . . . . . . . .                  18.90            18.56
          Leverage ratio* . . . . . . . . . . . . . . . . . . . .                  12.93            12.53
- ---------------------

* Under the risk-based and leverage capital guidelines, regulatory required minimums are 4% and 8% for Tier 1 and Total Capital ratios, respectively. The leverage ratio must be maintained at a level generally considered to be in excess of 3%.

         Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC.

  Recent Legislation

         In December 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") became law. FDICIA substantially revised the depository institution regulatory and funding provisions of the Federal Deposit Insurance Act and made revisions to several other federal banking statutes.

         Among other things, FDICIA requires the federal banking regulators to take prompt corrective action in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers:
"well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in regulations. The critically undercapitalized level occurs where tangible equity is less than 2% of total tangible assets or less than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions also became subject to restrictions on borrowing from the Federal Reserve System, effective December 19, 1993. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

         FDICIA provides authority for special assessments against insured deposits and for the development of a general risk-based deposit insurance assessment system. The risk-based insurance assessment system would be used to calculate a depository institution's semiannual deposit insurance assessment based on the probability (as defined in the statute) that the deposit insurance fund will incur a loss with respect to the institution. In accordance with FDICIA, on September 15, 1992, the FDIC approved a transitional risk-based insurance premium system and an increase in the deposit insurance premium for commercial banks and thrifts to an average of 25.4 basis points, effective January 1, 1993.

         Effective with fiscal years beginning after December 31, 1992, each insured institution having over $500 million in total assets is required to submit to the FDIC and make available to the public an annual report on the institution's financial condition and management's responsibility and assessment of the internal controls over financial reporting. The institution's independent public accountant is required to audit and attest to certain of the statements made in that annual report.

         FDICIA amended prior law with respect to the acceptance of brokered deposits by insured depository institutions to permit only a "well capitalized" (as defined in the statute as significantly exceeding each relevant minimum capital level) depository institution to accept brokered deposits without prior regulatory approval. A depository institution which has a capital level category of "adequately capitalized" may not accept brokered deposits without prior regulatory approval. FDICIA also established new uniform disclosure requirements for the interest rates and terms of deposits accounts.

         FDICIA also contains various provisions related to an institution's interest rate risk. Under certain circumstances, an institution may be required to provide additional capital or maintain higher capital levels to address interest rate risks.

         The foregoing necessarily is a general description of certain provisions of FDICIA and does not purport to be complete. Several of the provisions of FDICIA are being implemented through the adoption of regulations by various federal banking agencies. FDICIA is not expected to have a material effect on the results of operations of SouthTrust or SBG.

  The Riegle-Neal Interstate Banking and Branching Efficiency Act

         In September 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act") became law. The Interstate Banking Act has two major provisions regarding the merger, acquisition and operation of banks across state lines. First it provides that effective September 29, 1995, adequately capitalized and managed bank holding companies will be permitted to acquire banks in any state. State laws prohibiting interstate banking or discriminating against out-of-state banks will be preempted as of the effective date. States cannot enact laws opting out of this provision; however, states may adopt a minimum restriction requiring that target banks located within the state be in existence for a period of years, up to a maximum of five years, before such bank may be subject to the Interstate Banking Act. The Interstate Banking Act establishes deposit caps which prohibit acquisitions that would result in the acquirer controlling 30% or more of the deposits of insured banks and thrifts held in the state in which the acquisition or merger is occurring or in any state in which the target maintains a branch or 10% or more of the deposits nationwide. State-level deposit caps are not preempted as long as they do not discriminate against out-of- state acquirers, and the federal deposit caps apply only to initial entry acquisitions.

         In addition to the foregoing, the Interstate Banking Act provides that as of June 1, 1997, adequately capitalized and managed banks will be able to engage in interstate branching by merging banks in different states. However, unlike the interstate banking provision, states may opt out of the application of this provision by enacting specific legislation before June 1, 1997. If a state does not opt-out, banks will be required to comply with the state's provisions with respect to branching across state lines.


                       CERTAIN INFORMATION CONCERNING THE
                          BUSINESS OF SBG AND THE BANK

GENERAL

         SBG was organized in February 1987 as a bank holding company to hold substantially all of the outstanding capital stock of the Bank. The Bank is a Georgia banking corporation which was organized with the primary purpose of serving the banking needs of the residents of Roswell, Georgia and surrounding areas. Since its organization, the Bank has provided most traditional commercial banking services including interest and non-interest bearing checking and savings accounts, commercial, mortgage and installment loans and certificates of deposit.

         As of March 31, 1995, the Bank had total deposits of approximately $86.7 million and total net loans of approximately $66.2 million. As of March 31, 1995, the Bank employed 56 persons. The Bank believes that its relations with its employees are good.

Market Data With Respect to SBG Common Stock

         There is not an established trading market in the shares of SBG Common Stock, and the trading that occurs in the shares of SBG Common Stock is inactive and is effected in privately negotiated transactions. During the last two years, the sales price of all shares of SBG Common Stock of which SBG had knowledge ranged from $4.50 to $7.50 per share. The last sale of shares of SBG Common Stock of which SBG had knowledge occurred on or around January 27, 1995 at a sales price of $7.50 per share. SBG has never declared or paid a cash dividend to its shareholders.

                         SELECTED FINANCIAL DATA OF SBG

                                                         Year                                       Three Months
                                                   Ended December 31,                              Ended March 31,
                               --------------------------------------------------------        -----------------------
(In Thousands)                   1994         1993       1992        1991        1990            1995           1994
                               --------     ---------  --------    --------    --------        --------       --------
Net Interest Income . . . . .  $  4,640     $  4,013   $  3,808    $  4,305    $  4,231        $  1,223       $    996
Provision for Loan Losses . .        78           30         95       1,600       1,740               -              5
Net Income (Loss) . . . . . .       691        1,208        318      (1,774)     (1,086)            255            107
Per Share Data:
   Net Income (Loss)  . . . .      0.38         0.66       0.17       (0.96)      (0.58)           0.14           0.06
   Cash Dividends . . . . . .      0.00         0.00       0.00        0.00        0.00            0.00           0.00

Total Average Shareholders'
  Equity  . . . . . . . . . .  $ 13,691     $ 12,568   $ 12,158    $ 13,664    $ 15,163        $ 14,029       $ 13,601
Total Average Assets  . . . .   105,919      103,987    111,560     127,463     132,901         103,269        103,342

Ratios:
   Average Equity to Average
   Assets . . . . . . . . . .     12.93%       12.09%     10.90%      10.72%      11.41%          13.58%         13.16%
   Return on Average Equity .      5.05%        9.61%      2.62%     (12.98)%     (7.16)%          7.37%          3.19%
   Return on Average Assets .      0.65%        1.16%      0.29%      (1.39)%     (0.82)%          1.00%           .42%

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

         SBG is a bank holding company which owns all the capital stock of the Bank and Southern Mortgage Group, Inc. (the "Mortgage Company"), which has been inactive since October 22, 1991. The Bank is engaged in the general commercial banking business in North Fulton County and the contiguous area. In addition to the Bank's main office, the Bank has three branches, including one branch located in a supermarket.

         The following discussion and analysis sets forth the major factors which affected SBG's results of operations and financial condition as reflected in the accompanying consolidated financial statements of SBG, and should be read in conjunction with the consolidated financial statements of SBG and the related notes thereto included elsewhere in this Proxy Statement/Prospectus.

QUARTERLY INFORMATION

Quarter Ended March 31, 1995 Compared to Quarter Ended March 31, 1994

         Overview. SBG reported net income of $255 and $107 for the quarter ended March 31, 1995 and 1994, respectively. In general the improvement in SBG's net income can be attributed to an improving net interest margin and a reduction in non-interest expense.

         Net interest income before a provision for loan losses for the first three months of 1995 was up $227 or 23% from the same period in 1994. The improvement relates to a rising interest rate environment which positively impacted SBG's net interest margin on earning assets. See "Net Interest Income."

         Return on average equity was 7.37% for the period ended March 31, 1995 compared to 3.19% for the same period in 1994. Return on average assets was 1.00% and .42% for the three months ended March 31, 1995 and 1994, respectively.

         Interest Income. Net interest income of $1,223 during the first quarter of 1995 resulted in a net interest margin of 5.24% on average earning assets of $94,685. This compares to a net interest margin of 4.33% on average earning assets of $93,360 generating net interest income of $996 for the same period in 1994. The 91 basis point increase in the net interest margin is attributable to an increase in the prime lending rate charged to the Bank's loan customers which averaged 8.72% during the first quarter of 1995 compared to 6.02% during the same period in 1994.

         Average earning assets increased $1,325 from $93,360 for the three months ending March 31, 1994 to $94,685 for the same period in 1995 due to a $1,492 increase in federal funds sold and a $2,114 increase in investment securities. These increases were offset by a $2,281 decrease in the Bank's loan portfolio which averaged $70,292 for the three months ending March 31, 1995 compared to $72,573 for the same period in 1994.

         In addition to an increase in earning assets, SBG's net interest margin also benefited from rising interest rates as a large percentage (approximately 60%) of the Bank's loan portfolio is indexed to the Bank's prime lending rate. Accordingly, the increasing prime rate resulted in a 174 basis point increase in the yield on total loans for the first three months of 1995 compared to the same period in 1994. The yield on federal funds sold also increased (265 basis points) for this period as federal fund rates are also sensitive to prime rate increases.

         Average interest-bearing deposits increased $143 from $74,104 for the quarter ended March 31, 1994 to $74,247 for the same period in 1995. The cost of interest-bearing deposits increased 71 basis points due to the rising interest rate environment discussed above. Average non-interest bearing deposits for the quarter ended March 31, 1995 were $14,320 and represented 16% of the Bank's average total deposits for the quarter.

                          AVERAGE YIELD/RATE ANALYSIS

                                            For the three months ended                       For the three months ended
                                                  March 31, 1995                                   March 31, 1994
                                     -----------------------------------------          ------------------------------------
                                      Interest        Average          Average          Interest       Average       Average
                                      Earned/         Amount           Yield/            Earned/        Amount       Yield/
                                       Paid         Outstanding         Rate              Paid        Outstanding     Rate
                                     --------       -----------       --------          -------       -----------    -------
Earning assets:
  Federal funds sold . . . . . .     $     58       $    3,994         5.89%            $    20       $     2,502     3.24%
  Investment securities  . . . .          101            7,680         5.33                 105             7,990     5.33
   Investment securities
   available for
   sale  . . . . . . . . . . . .          195           12,719         6.22                 126            10,295     4.96
  Loans  . . . . . . . . . . . .        1,765           70,292        10.18               1,511            72,573     8.44
                                     --------       ----------        -----             -------       -----------     ----
   Total earnings assets . . . .        2,119           94,685         9.08               1,762            93,360     7.65
                                     --------       ----------        -----             -------       -----------     ----

Interest-bearing deposits:
 Interest checking   . . . . . .           70           12,562         2.26                  61            11,106     2.23
 Money market deposit accounts .          145           15,437         3.81                 114            18,364     2.52
 Savings   . . . . . . . . . . .           31            4,132         3.04                  31             4,290     2.93
 Time deposits   . . . . . . . .          650           42,116         6.26                 560            40,344     5.63
                                     --------       ----------        -----             -------       -----------     ----
   Total interest-bearing
   deposits and liabilities  . .          896           74,247         4.89                 766            74,104     4.19
                                     --------       ----------        -----             -------       -----------     ----

Net earning assets   . . . . . .                    $   20,438                                        $    19,256
                                                    ==========                                        ===========
Net interest margin  . . . . . .     $  1,223                                           $   996
                                     ========                                           =======
Interest spread  . . . . . . . .                                       4.18%                                          3.46%
                                                                      =====                                           ====
Net interest margin on
 earning assets  . . . . . . . .                                       5.24%                                          4.33%
                                                                      =====                                           ====


         In computing yields on earning assets loan fees of $88 and $96 for the three months ended March 31, 1995 and 1994, respectively, are included in interest income.

         Provision for Loan Losses. SBG did not make a provision for loan losses during the first quarter of 1995 as the Bank reflected net recoveries of $3 and there was a $3,455 decrease in the size of the loan portfolio. SBG did make a provision for loan losses of $5 for the quarter ended March 31, 1994 as the Bank experienced an increase in the credit card portfolio. See "Asset Quality." The allowance for loan losses as a percentage of total loans was 1.53% and 1.42% at March 31, 1995 and 1994, respectively.

         Non-Interest Income. Non-interest income consists primarily of service charges on deposit accounts, gains on investment securities transactions, credit card fees and other miscellaneous income.

         Non-interest income was $197 and $212 for the first quarter of 1995 and 1994, respectively. Although non-interest income remained relatively flat, fees from the credit card program did increase $12 or 26% from $47 reported for the first quarter of 1994. The Bank became a direct issuer of MasterCard/Visa(R) credit cards during the third quarter of 1993. Becoming a direct card issuer has allowed the Bank to earn interest income on the credit card balances, fees associated with the cardholder services and fees from the credit card merchant program. As this program grows, fees are expected to rise.

         There were no gains on sales of loan participations during the first quarter of 1995 but the Bank did report gains of $15 for the same period in 1994. During the past three years, SBG had curtailed its efforts to originate SBA-guaranteed loans in order to focus attention on improving asset quality. With the improvement in asset quality over the past two years, SBG has begun underwriting SBA-guaranteed loans and selling the guaranteed portion in the secondary market.

         Service and other charges on deposit accounts were down $15 or 12% from 1994. Most of the decrease relates to a reduction in non-sufficient funds charges as customers are encouraged to avoid overdraft conditions and to take advantage of overdraft protection transfer and credit arrangements.

         Non-Interest Expense. Non-interest expenses were $1,033 and $1,041 for the quarter ended March 31, 1995 and 1994, respectively.

         Salary expense for the quarter ended March 31, 1995 was $489 compared to salary expense of $478 for the same period in 1994. Actual salary expense for the quarter ended March 31, 1995 decreased $70 due to a reduction in full-time equivalent employees ("FTE"). At March 31, 1994, SBG had 64 FTE employees compared to 56 at March 31, 1995. Some of the reduction (2 FTEs) can be attributed to a revision in SBG's management structure with remainder attributed to staff vacancies created by normal attrition. Management has elected not replace certain positions in anticipation of the proposed sale of SBG. Although actual salary expense decreased, total personnel expenses increased due to the accrual of $81 in bonuses to be paid to certain employees in connection with the pending sale of SBG.

         Occupancy expense for first quarter of 1995 was $187, a $25 decrease from the same period in 1994. During 1993, the Bank purchased a stand alone branch facility with the intent of relocating one of the supermarket locations. In connection with relocating this branch, leasehold amortization expense was increased during the first quarter of 1994 to reduce the carrying value of the leasehold improvement in the supermarket branch to zero at the time of the branch relocation on March 1, 1994. There was no leasehold amortization for the grocery store branch in 1995 as it was officially closed on March 31, 1994.

         Asset Quality. The Bank maintains an allowance for loan losses at a level sufficient to absorb potential losses in the loan portfolio. The level of the allowance is based on internally-generated credit quality ratings and regular reviews of specific criticized assets. In addition to considering internal and industry data, management considers the general economic conditions in the Bank's market area that might impact the future collectibility of loans or the underlying collateral. Additionally, the credit risks associated with off-balance sheet items is regularly analyzed by reviewing loan commitments and letters of credit.

         The credit quality rating system is administered by senior management of the Bank. An independent loan review function also performs a systematic, periodic review of the credit quality ratings assigned by management. Each loan originated is assigned a quality rating based on the financial strength and debt service capacity of the loan customer, current appraisals and other estimates of collateral value. Additionally, loans with quality ratings of watch to loss are required to have monthly documented updates describing the financial condition of the borrower, a review of collateral values, a review of the ongoing performance of the loan and any industry/economic factors that may impact the ultimate collectibility of a loan.

         The loan review function periodically reviews a sample of loans in the portfolio to ensure that there is adequate documentation on the borrower's current financial condition, that the present credit quality rating can be substantiated and to document the results of these reviews for the Bank's Audit
Committee.   This review is accomplished through regular reviews of credit memos, loan reports, collateral reports and participation by the Loan Review Officer in all Loan Committees.

         Finally, all credit quality rating changes must be approved by senior management and the loan review area. This system of internal controls around the credit quality rating system is an integral part of management's evaluation of the adequacy of the Bank's allowance for loan losses.

         The Bank computes the level of allowances required to provide for potential losses inherent in the loan portfolio by incorporating these credit quality ratings. The formula requires a percentage of 5%, 15%, 50% and 100% for loans rated watch, substandard, doubtful and loss, respectively. The remainder of the portfolio is provided for by using varying percentages based on the particular type of loans in each category. Industry standards have been used in conjunction with the Bank's historical loan loss experience as past credit underwriting weaknesses have skewed the Bank's historical loan loss experience.

         In addition to the formula computation of the loan loss reserve, senior management performs a quarterly specific review of all loans with a credit quality rating of watch to loss. This review is intended to quantify the greatest potential loss associated with each loan in relation to the financial condition of the loan customer and the value of the underlying collateral. These specific loses are factored into the loan loss computation to determine the adequacy of the allowance. Both of these computations are then reviewed by the Loan Review Officer to either modify or approve the conclusion reached on the adequacy of the allowance for loan losses.

         There was no provision made during the first quarter of 1995 and management has concluded through the actions described above that the level of the allowance is adequate to meet any specific or unforeseen loan losses that may occur. Bank management is committed to the maintenance of an adequate allowance.

                   ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES


                                                                                 March 31,   March 31,
                                                                                   1995         1994
                                                                                ---------    ---------
Balance at beginning of year  . . . . . . . . . . . . . . . . . .               $   1,028    $   1,016
Charge-offs:
  Commercial, financial and agricultural  . . . . . . . . . . . .                      73            3
  Real estate - construction and land development . . . . . . . .                       -            1
  Real estate - mortgage  . . . . . . . . . . . . . . . . . . . .                      17           27
  Installment loans to individuals  . . . . . . . . . . . . . . .                      31            4
                                                                                ---------    ---------

                                                                                      121           35

Recoveries:
  Commercial, financial and agricultural  . . . . . . . . . . . .                      99           22
  Real estate - construction and land development . . . . . . . .                       -            -
  Real estate - mortgage  . . . . . . . . . . . . . . . . . . . .                      23            -
  Installment loans to individuals  . . . . . . . . . . . . . . .                       2           23
                                                                                ---------    ---------

                                                                                      124           45

Net recoveries  . . . . . . . . . . . . . . . . . . . . . . . . .                       3           10
                                                                                ---------    ---------

Additions charged to operations . . . . . . . . . . . . . . . . .                       -            5
                                                                                ---------    ---------

Balance at end of year  . . . . . . . . . . . . . . . . . . . . .               $   1,031    $   1,031
                                                                                =========    =========

Ratio of net recoveries to average loans
   outstanding during the period  . . . . . . . . . . . . . . . .                    .004%         .14%
                                                                                =========    =========

Ratio of allowance for loan losses to loans
   at end of period . . . . . . . . . . . . . . . . . . . . . . .                    1.53%        1.42%
                                                                                =========    =========


         Net recoveries of $3 were credited to the allowance during the first quarter of 1995 versus net recoveries of $10 for the same period in 1994.

Analysis of non-accrual loans:

                                                      March 31,                         December 31,
                                                        1995              %                1994                %
                                                      --------           ---            ------------          ---
Commercial, financial and
 agricultural . . . . . . . . . . . . .               $   516             77%             $  278               48%
Real estate - construction and
 land development . . . . . . . . . . .                     -               -                  -                 -
Real estate - mortgage  . . . . . . . .                   132              20                326                40
Installment and other consumer  . . . .                    19               3                 45                12
                                                      -------            ----             ------              ----
   Total  . . . . . . . . . . . . . . .               $   667            100%             $  649              100%
                                                      =======            ====             ======              ====


         Non-performing assets consist of non-accrual loans and other real estate owned. Loans are classified as non-accrual generally when a loan becomes 90 days past due, or when it appears that future collection of interest in accordance with the contractual terms is doubtful. Management has adopted a conservative position with regard to placing a loan on non-accrual status and does not necessarily wait until the interest is 90 days past due to make this decision. Loans are not returned to an accruing status until management is satisfied that the likelihood of future debt service capacity is proven. Furthermore, a loan must be current with regard to interest and principal payments and should have shown sustained performance with regard to principal and interest payments for a period of not less than six months.

         The allowance for loan losses as a percentage of non-accrual loans was 155% at March 31, 1995 versus 158% at December 31, 1994.

         The table below shows the trend in non-performing, past due and restructured loans of the Bank. As of March 31, 1995, the level of these assets increased $18 from the total reported at December 31, 1994. The slight increase can be attributed to a specific credit being converted to the non-accrual category. After analyzing the borrower's financial condition, it became apparent that the existing cash flow was not adequate to support the repayment of a revolving line so the loan was placed into a non-accrual status. After analyzing the underlying collateral and the history of the borrower, the ultimate collectibility of the debt is not in doubt.


NON-PERFORMING, PAST DUE AND RESTRUCTURED LOANS:

                                                     March 31,                           December 31,
                                                   -------------       ------------------------------------------------
                                                        1995              1994        1993          1992         1991
                                                   -------------       ---------     ---------     --------    --------
Non-accrual loans . . . . . . . . . . . .          $         667       $     649     $     455     $  1,512    $  4,293
Other real estate . . . . . . . . . . . .                    412             414         1,188        2,041       3,943
                                                   -------------       ---------     ---------     --------    --------
Total non-performing  . . . . . . . . . .                  1,079           1,063         1,643        3,553       8,236
Accruing potential problem loans (90
  days past due)  . . . . . . . . . . . .                      2               -             -            -         186
Potential problem loans (current) . . . .                      -               -             -          400           -
Restructured loans  . . . . . . . . . . .                      -               -           562            -           -
                                                   -------------       ---------     ---------     --------    --------
Non-performing assets plus potential
  problem loans and restructured
  loans   . . . . . . . . . . . . . . . .          $       1,081       $   1,063     $   2,295     $  3,953    $  8,422
                                                   =============       =========     =========     ========    ========


         At March 31, 1995, other real estate owned remained relatively unchanged with a decline of only $2 from the balance at December 31, 1994. Other real estate at March 31, 1995 consists primarily of an undeveloped commercial lot and a commercial auto service facility. These assets are recorded at fair value, net of estimated selling costs.

         Liquidity. SBG's primary sources of funds are increases in deposits, loan repayments, maturities of investment securities and cash provided by operating activities. Liquidity refers to the ability of SBG to meet its cash flow requirements and fund its commitments. SBG actively manages the levels, types and maturities of earning assets in relation to the sources available to fund current and future needs to ensure that adequate funding will be available at all times. The "FDIC" suggests that banks maintain a minimum liquidity ratio of not less than 25% which is defined as net deposits and short term assets divided by net cash, short term investments and marketable assets. As of March 31, 1995, the Bank's liquidity ratio was 31.30%.

         At March 31, 1995, U.S. Treasury, municipal and U.S. Government Corporation and Agency securities with a book value of $ 16,226 are scheduled to mature within the next five years. Of this amount, securities totalling $2,989 are scheduled to mature within one year. These investments, along with federal funds sold of $5,340 as of March 31, 1995, will provide a ready source of funds liquidity. Management believes SBG's present liquidity position is adequate to meet future commitments. While Management knows of no demands, commitments or events that will result in, or that are likely to result in, SBG's liquidity increasing or decreasing dramatically, federal fund lines of $3,000 are maintained with several major correspondent banks. In addition, the Bank became a member of the Federal Home Loan Bank of Atlanta (the "FHLB") on August 27, 1993. Membership in the FHLB will enable the Bank to use the FHLB funding programs to fund up to $3,000 on a matching basis residential mortgage programs which may be originated and held by the Bank. These funds, combined with additional funds available through repurchase agreements and public funds, should provide for sufficient flexibility should contingencies arise.
Management anticipates increased competition for depositors funds and expects to continue to explore alternative sources of liquidity and funding.

         At March 31, 1995, SBG had aggregate unrealized gains and losses on investment securities held to maturity of approximately $27 and $141, respectively. SBG has the ability to hold these investment securities to maturity and intends to hold these securities through the foreseeable future.

         At March 31, 1995, $12,761 of SBG's investment securities were classified as available for sale. These securities are made up of U.S. Treasuries, U.S. Government Corporations and Agencies and mortgage-backed securities. An unrealized holding loss on investment securities available for sale of $162 net of related tax effects is included as a separate component of stockholders' equity.

         At March 31, 1995, SBG had aggregate unrealized gains and losses on investment securities available for sale of approximately $12 and $258, respectively. SBG had no sales of investment securities during the first quarter of 1995.

         Capital Resources. At March 31, 1995, consolidated shareholders' equity was $14,297 compared with $13,895 at December 31, 1994. Average shareholders' equity as a percentage of average assets was 14% for the quarter ended March 31, 1995 versus 13% for the year ended December 31, 1994. Management believes present capital levels are adequate to support the Bank's operating activities.

         SBG and the Bank are subject to capital requirements of the Georgia Department and the FDIC. The FDIC has established minimum capital ratios ("leverage ratio") of tier one capital (as defined) to total average assets of 4.00%. At March 31, 1995, the Bank's leverage ratio was 11.21%.

         The FDIC and Federal Reserve Bank (the "FRB") have adopted final risk-based capital guidelines for banks and bank holding companies. Under these guidelines as of December 31, 1992, SBG and the Bank are expected to meet a minimum ratio of total capital to risk-weighted assets of 8.00% (of which at least 4.00% must consist of Tier 1 Capital, as defined).

         The following table sets forth information with respect to SBG's capital ratios at March 31, 1995 when compared with existing leverage and risk-based ratios.

                                                                March 31, 1995
                                                      -------------------------------
                                                         Company
                                                          Amount               Ratio
                                                      -------------------------------
Risk Based Capital Ratios:
  Tier 1 Capital                                      $       14,155           18.78%
  Tier 1 Capital, Minimum Requirement                          3,015            4.00%
                                                      --------------           -----
    Excess                                            $       11,140           14.78%
                                                      ==============           =====

  Total Capital                                       $       15,097           20.03%
  Total Capital, Minimum Requirement                           6,030            8.00%
                                                      --------------           -----
    Excess                                            $        9,067           12.03%
                                                      ==============           =====

(1) For purposes of computing capital ratios, $305 of the Bank's deferred tax asset was not included in Tier 1 or Tier 2 capital as a majority of the balance is not expected to be realized as a reduction of income taxes otherwise payable within the next twelve months.

(2) For purposes of computing capital ratios, the unrealized losses on investments securities available for sale were not included in Tier 1 or Tier 2 capital in compliance with the guidelines set forth by the Bank's primary regulator for the treatment of this item.


OVERVIEW

         Net income for the year ended 1994 was $691 or $.38 per share. This compares with income of $1,208 or $.66 per share for the year ended 1993 and net income of $318 or $.17 per share for the year ended 1992. During 1994 and 1993, net income before a provision for income taxes was $1,047 and $723, respectively. Although SBG's pre-tax income increased $324 or 45% over 1993, net income actually declined $517 from the $1,208 reported for 1993. The decline can be attributed to SBG's making a provision for income taxes of $356 during 1994 versus the realization of a $485 tax benefit during 1993.

         In general, income before taxes reflects a positive trend with the improvement in profitability during 1994 attributable to (1) an improving net interest margin; (2) continuing improvement in asset quality resulting in less time and expenses devoted to problem asset management and (3) the continued emphasis on expanding non-interest income.

         Additionally, SBG began analyzing ways to efficiently utilize capital and resources in the Bank's growing market area. During the second quarter of 1994 SBG signed a letter of intent to merge with two metro area community banks. After negotiations failed to reach a beneficial business combination for the three entities, merger negotiations ceased. Expenses of this failed transaction were $84. On December 15, 1994, SBG signed a letter of intent to exchange all of the shares of SBG's common stock for shares in SouthTrust.

         Return on average equity for 1994 was 5.05% compared to 9.61% return for 1993. Return on average assets was .65% and 1.16% for 1994 and 1993, respectively.

INTEREST INCOME

Fiscal Year Ended December 31, 1994
Compared to Fiscal Year Ended December 31, 1993

         Net interest income of $4,640 during 1994 resulted in a net interest margin of 4.82% on average earning assets of $96,351. This compares with net interest margin of 4.25% on average earning assets of $94,529 during

1993. The 57 basis point increase in the net interest is attributable to an increase in the prime lending rate charged to the Bank's customers which averaged 7.14% during 1994 compared to 6.00% during 1993.

         Average earning assets increased $1,822 from $94,529 in 1993 to $96,351 in 1994 due to an increase in total loans which increased from $68,607 in 1993 to $73,036 in 1994. The yield on earning assets increased 39 basis points from the increase in the prime rate described above. SBG's net interest margin benefits from rising interest rates as a large percentage (approximately 60%) of the Bank's loan portfolio is indexed to the prime rate. Accordingly, the increasing prime rate resulted in a 58 basis point increase in the yield on total loans. The yield on federal funds sold also increased (131 basis points) as federal fund rates are also sensitive to prime rate increases. Finally, these increases were somewhat offset by a 89 basis point decline in the overall yield on investment securities.

         During 1993, SBG sold 19 investment securities available for sale due to paydowns increasing faster than anticipated on mortgage-backed securities which eroded the yield and/or the accumulated gains on these securities. With expectations that these rapid paydowns would continue, it was deemed advisable to sell these securities and reinvest the proceeds into securities with more predictable cash flows. The reinvestment of these securities, along with the reinvestment of these substantial paydowns, did result in a reduction in the yield on investment securities as these funds were reinvested at considerably lower interest rates.

         Average interest-bearing deposits decreased $476 from $76,303 during 1993 to $75,827 during 1994. The cost of interest-bearing deposits decreased 12 basis points due to the continued maturity and subsequent repricing of higher-rate deposits. This repricing and large reduction in the cost of interest bearing deposits has slowed from prior years as interest rates have now begun to rise.

Fiscal Year Ended December 31, 1993
Compared to Fiscal Year Ended December 31, 1992

         Net interest income during 1993 was $4,013, which is an increase of $205 from 1992. This increase is attributable to a decrease in average interest-bearing deposits as a percentage of total deposits and a decrease in the cost of these deposits from 1992 to 1993. The net interest margin was 4.25% during 1993 compared with 3.83% during 1992. Additionally, the interest rate spread increased from 3.07% in 1992 to 3.39% in 1993.

         Average earning assets decreased $4,985 from $99,514 in 1992 to $94,529 in 1993. The decline is primarily attributable to a $2,844 decrease in federal funds sold and a $2,362 decrease in average loans outstanding. Federal funds sold decreased due a decline in total deposits which averaged $98,842 in 1992 and $90,918 in 1993. Although total loans at December 31, 1993 increased $4,688 from 1992, total loans averaged less in 1992 due to turnover in the loan portfolio. With declining interest rates, loan refinancings accelerated as borrowers searched for the most attractive interest rates. The yield on earning assets decreased 66 basis points from 8.46% in 1992 to 7.80% in 1993. The reduction in the yield on earning assets can be partially explained by a reduction in the Bank's prime rate which averaged 6.26% in 1992 and 6.00% in 1993.

         Although the level of and yield on average earning assets decreased from 1992, net interest income and the net interest margin increased. The return of non-accrual loans to an earning status has helped to offset some of the reduction in yields. Additionally, interest expense has reduced which accounts for most of the improvement in the net interest margin.

         Average interest-bearing deposits decreased $9,362 from $85,665 in 1992 to $76,303 in 1993. The decrease can be attributed to the continuing low interest rate environment. With renewal interest rates much lower than the interest rates of maturing deposits, many interest-bearing deposits are leaving the Bank to pay debt or to invest in higher yielding investment vehicles.
These maturities continue to have a positive impact on the expense associated with these interest-bearing liabilities. In addition to the normal repricing of interest-bearing deposits, a block of above market rate certificates of deposits that were offered when the Bank opened matured during 1993. This block of maturities accounts for 20% or 20 basis points of the decline in the Bank's cost of funds. Finally, average demand deposits increased $1,438 from $13,177 or 13.33% of average total deposits in 1992 to $14,615 or 16.07% of average total deposits in 1993 which also positively impacted the Bank's cost of funds.

         Average earning assets, interest-bearing deposits and average yields/rates were as follows:

                          AVERAGE YIELD/RATE ANALYSIS
                               DECEMBER 31, 1994

                                                      FOR YEAR ENDED                       FOR YEAR ENDED
                                                    DECEMBER 31, 1994                    DECEMBER 31, 1993
                                          ----------------------------------    ------------------------------------

                                          INTEREST      AVERAGE      AVERAGE    INTEREST      AVERAGE        AVERAGE
                                           EARNED/       AMOUNT       YIELD/     EARNED/       AMOUNT         YIELD/
                                            PAID      OUTSTANDING      RATE        PAID      OUTSTANDING      RATE
Earning assets:
   Federal funds sold . . . . . . . . .  $   209       $   4,831      4.33%     $   114      $  3,778         3.02%
   Interest-bearing deposits in
     other banks and short-term
     investments  . . . . . . . . . . .        -               -         -            2            66         3.03
   Investment securities held to
     maturity . . . . . . . . . . . . .      445           8,621      5.16          367         6,628         5.54
   Investment securities available
     for sale . . . . . . . . . . . . .      511           9,863      5.18          972        15,450         6.29
   Loans  . . . . . . . . . . . . . . .    6,725          73,036      9.21        5,920        68,607         8.63
                                         -------       ---------      ----      -------      --------         ----
   Total earnings assets  . . . . . . .    7,890          96,351      8.19        7,375        94,529         7.80
                                         -------       ---------      ----      -------      --------         ----
Interest-bearing deposits:
   Interest checking  . . . . . . . . .      269          12,053      2.23          237        10,154         2.33
   Money market deposit accounts  . . .      543          18,147      2.99          553        20,097         2.75
   Savings  . . . . . . . . . . . . . .      141           4,731      2.98          110         3,978         2.77
   Time deposits  . . . . . . . . . . .    2,297          40,896      5.62        2,462        42,074         5.85
                                         -------       ---------      ----      -------      --------         ----
   Total interest-bearing
     deposits and liabilities . . . . .    3,250          75,827      4.29        3,362        76,303         4.41
                                         -------       ---------      ----      -------      --------         ----

Net earning assets  . . . . . . . . . .                $  20,524                             $ 18,226
                                                       =========                             ========
Net interest margin . . . . . . . . . .  $ 4,640                                $ 4,013
                                         =======                                =======
Interest spread . . . . . . . . . . . .                               3.90%                                   3.39%
                                                                      ====                                    ====
Net interest margin on earning
   assets . . . . . . . . . . . . . . .                               4.82%                                   4.25%
                                                                      ====                                    ====

         In computing yields on earning assets, the average balances of non-accruing loans are included in the average balances, and loan fees of $381 and $308 for the years ended December 31, 1994 and 1993, respectively, are included in interest income. Loans on non-accrual during 1994 and 1993 resulted in foregone interest income of $72 and $61 respectively. Had this income been recorded in 1994 and 1993, the average yield on total earning assets would have been 8.26% and 7.87%, respectively; the net interest margin would have been approximately $4,712 and $4,074, respectively; the interest spread would have been 3.97% and 3.46%, respectively; and the net interest margin on earning assets would have been 4.89% and 4.31%, respectively.

         Average non-interest bearing deposits were $15,872 and $14,615 at December 31, 1994 and 1993, respectively.

         The following table sets forth a summary of the changes in interest income and interest expense resulting from changes in volume and changes in rates from 1994 and 1993.

                              RATE/VOLUME ANALYSIS

                                                       RATE/VOLUME ANALYSIS INCREASE (DECREASE) DUE TO CHANGES IN:
                                                   -----------------------------------------------------------------

                                                                 1994                                 1993
                                                   -------------------------------       ---------------------------

                                                               AVERAGE        NET                   AVERAGE    NET
                                                    RATE        VOLUME      CHANGE        RATE       VOLUME   CHANGE
Federal funds sold  . . . . . . . . .              $  59        $  36       $   95       $  (28)     $ (88)   $ (116)
Loans . . . . . . . . . . . . . . . .                410          395          805         (438)      (215)     (653)
Investment securities held
   to maturity  . . . . . . . . . . .                (23)         101           78         (108)         8      (100)
Investment securities available
   for sale . . . . . . . . . . . . .               (154)        (307)        (461)        (214)        98      (116)
Interest bearing deposits in
   other banks  . . . . . . . . . . .                 (1)          (1)          (2)         (21)       (42)      (63)
                                                   -----        -----       ------       ------      -----    ------
     Total interest income  . . . . .                291          224          515         (809)      (239)   (1,048)

Interest checking accounts  . . . . .                (10)          42           32          (51)        34       (17)
Money market accounts . . . . . . . .                 95         (105)         (10)        (209)      (172)     (381)
Savings account . . . . . . . . . . .                 10           21           31          (32)       (12)      (44)
Time deposit accounts . . . . . . . .                (97)         (68)        (165)        (504)      (307)     (811)
                                                   -----        -----       ------       ------      -----    ------
   Total interest expense:  . . . . .                 (2)        (110)        (112)        (796)      (457)   (1,253)
                                                   -----        -----       ------       ------      -----    ------
   Change in net interest income  . .              $ 293        $ 334       $  627       $  (13)     $ 218    $  205
                                                   =====        =====       ======       ======      =====    ======


Notes (1) The change in interest income due to both rate and volume has been allocated to change in average volume and change in average rate in proportion to the relationship of the absolute dollar amounts of the change in each.
(2) Changes reflected herein may differ slightly from actual changes due to rounding.

         PROVISION FOR LOAN LOSSES

                 SBG's provision for loan losses was $78, $30 and $95 during 1994, 1993 and 1992, respectively. Net charge-offs for the three year period were $66, $336, and $550. In addition to the decline in net charge-offs, the Bank's asset quality continues to improve which has reduced the level of allowance the Bank must maintain to adequately provide for potential loan losses. See "Asset Quality." The loan loss reserve as a percentage of total loans was 1.46% at December 31, 1994 compared with 1.43% at December 31, 1993.

         NON-INTEREST INCOME

         Fiscal Year Ended December 31, 1994
         Compared to Fiscal Year Ended December 31, 1993

                 Non-interest income for 1994 and 1993 was $960 and $805, respectively. Most of the $155 increase can be attributed to the expansion of products which generate non-interest income.

                 As described above, the Bank became a direct issuer of MasterCard/Visa(R) credit cards toward the end of 1993. The Bank reported non-interest income from the credit card program of $212 during 1994 compared with $81 reported during 1993.

         The Bank reported mortgage brokerage fees of $56 and $23 during 1994 and 1993, respectively. The Bank also began originating and brokering residential mortgages during the third quarter of 1993. The Bank retains certain loans for the portfolio and asset/liability management purposes but most of the loans are originated on behalf of mortgage loan investors. The Bank earns a portion of the fees associated with the loan origination and defers such fees on loans retained; otherwise, these fees are recognized currently as mortgage brokerage fees.

         Gains on sales of loan participations were $66 during 1994. During the past three years, SBG had curtailed its efforts to originate SBA-guaranteed loans in order to focus attention on improving asset quality. With the improvement in asset quality over the past two years, SBG has begun underwriting SBA-guaranteed loans and selling the guaranteed portion in the secondary market. There were no gains on sales of loan participations during 1993.

Fiscal Year Ended December 31, 1993
Compared to Fiscal Year Ended December 31, 1992

         Non-interest income was $805 and $944 for 1993 and 1992, respectively. Most of the decrease can be attributed to a reduction in gains realized on the sale of investment securities.

         Gains on the sale of investment securities were $39 in 1993, down $137 from the $176 gains reported for 1992. During 1992, gains realized from the sale of mortgage-backed securities were higher as prepayments had just begun to accelerate. As prepayments reduced the yields on these types of securities, realized gains have been reduced.

         Income from affiliates was $19 and $124 for 1993 and 1992, respectively. This $105 decrease can be explained by the elimination of lease income from an affiliated bank. SBG, as lessor, entered into an operating lease agreement with an affiliated bank during 1990. The lessee had the option to purchase the leased property at fair value at any time during the lease term, which occurred during the first quarter of 1993. The elimination of this operating lease explains the reduction in service fees from affiliates.

         Service and other charges on deposit accounts were down $27 or 5% from 1992. Service charges on deposit accounts actually remained at the same level as in 1992. The variance relates to a reduction in non-sufficient funds charges as customers are encouraged to avoid overdraft conditions and to take advantage of overdraft protection transfer and credit arrangements.

         During 1993, the Bank reported credit card and mortgage brokerage fees of $81 and $23, respectively. As described above, the Bank began originating and brokering residential mortgage loans as well as becoming a direct issuer of MasterCard/Visa(R) credit cards toward the end of 1993. There were no fees from these services during 1992 as they were only started toward the latter part of 1993.

         Other income was up $26 or 36% over the $73 reported for 1992. On June 1, 1993, the Bank entered into an agreement with INVEST Financial Corporation ("INVEST") to make available to the Bank's customers access to mutual fund investing as well as a variety of other non-FDIC insured investment products. INVEST is not affiliated with the Bank except through this agreement. The Bank receives a portion of the transaction fees earned when an investor purchases mutual funds through INVEST in exchange for providing an INVEST representative office space in the Bank's main branch. With the migration of investable funds into higher yielding instruments this arrangement allows the Bank to benefit indirectly from the customer's decision to invest in instruments, other than bank products.

         To summarize, during 1993 the Bank concentrated on expanding the products that generate non-interest income to decrease the dependence on non-recurring sources of income, such as gains on the sale of investment securities.

NON-INTEREST EXPENSE

Fiscal Year Ended December 31, 1994
Compared to Fiscal Year Ended December 31, 1993

         Non-interest expenses were $4,475 and $4,065 during 1994 and 1993, respectively. Most of the $410 increase can be attributed to an increase in professional services and other real estate expenses. In addition, the Bank's credit card processing expenses increased $97 as the Bank did not begin issuing its own credit card until the third quarter of 1993. See discussion of the credit card program in "Non-Interest Income."

         Professional services expenses were up $220 or 118% from the $186 reported during 1993. Professional services are primarily comprised of legal, consulting, audit, tax and directors' fees. Legal fees were up $32 from $29 during 1993 to $61 during 1994. Directors' fees were up $41 from $5 reported for 1993 to $46 reported during 1994. Expenses associated with potential
business combinations were $104.   There were no fees associated with potential
business combinations during 1993.

         During 1993, the Bank investigated several different avenues for expanding the Bank's geographic market area. Two studies were performed, one investigating the optimum location for another full-service branch facility and the other to analyze the benefit of a savings and loan acquisition through the Resolution Trust Corporation. In addition to the market studies, a study was performed to analyze the profitability of the Bank and to identify areas that might yield additional profits. Costs associated with these studies were $33 and are also included in professional services.

         Finally, other real estate expense increased $111 from $70 in 1993 to $181 in 1994. During 1994, sales of other real estate resulted in losses of $25. Additionally, SBG made a provision to the valuation allowance for other real estate of $128. Declines in fair value below carrying value are charged to earnings with a corresponding increase in the valuation allowance for losses on other real estate.

Fiscal Year Ended December 31, 1993
Compared to Fiscal Year Ended December 31, 1992

         Non-interest expenses were $4,065 and $4,339 in 1993 and 1992, respectively. Most of this $274 decrease can be attributed to the other expense category. As SBG streamlined activities at the holding company, non-interest expense was decreased in 1992 and has been further decreased in 1993.

         Other expenses were $350 in 1993, down $260 or 43% from 1992. As previously discussed, SBG had an operating lease to an affiliated bank that was eliminated during the first quarter of 1993. During 1992, there was depreciation expense from this lease arrangement of $77 versus expense of $12 in 1993. In 1992 SBG also recognized a loss on the operating lease of $126 so that SBG's carrying value would not exceed the market value of the leased assets. Finally, SBG recognized a $50 provision for declines in the value of SBG's investment securities in 1992. These non-recurring expenses explain the decrease in the other expense category.

         Personnel and supply expenses were up slightly from 1992 due to additional expense involved in the start-up of some of the new business activities previously discussed.

         Occupancy expense for 1993 was $779, an increase of $88 or 13% over 1992. As previously discussed, the Bank started several new product lines in 1993 in an effort to increase non-interest income. The start-up of these product lines included the purchase of additional equipment and limited building improvements. In addition, the bank purchased a high speed sorter along with related improvements for approximately $300. This equipment became fully operational during March 1993. The addition of the sorter and the new product lines increased the depreciation expense for SBG by $59. This increase was offset by a corresponding reduction in data processing expense as a result of the sorter conversion of $57 and increased earnings realized from reduction of due from bank balances which will no longer be needed to pay for correspondent services. Due from bank balances averaged $5,424 in 1992 and were reduced to $4,219 in 1993.

         During 1993, the Bank purchased a stand alone branch facility with the intent of relocating one of the supermarket locations. The purchase price of the branch, including furnishings and fixtures, was $650. Leasehold amortization expense was increased $15 during 1993 to reduce the carrying value of the leasehold improvement in the supermarket branch to zero at the time of the branch relocation on March 1, 1994.

         Credit card processing expense was $65 for 1993. A discussion of this is included above.

         Insurance and taxes were down $93 or 21% from 1992 and other real estate expense was down $109. These reductions can be attributed to the reduction in the level of other real estate and the improved asset quality. See "Asset Quality."

INCOME TAXES

         SBG adopted SFAS No. 109, "Accounting for Income Taxes," effective January 1, 1993. There was no financial statement impact as a result of this change because SBG fully reserved its deferred tax asset of $780. The full valuation reserve reflected SBG's recent operating losses and relatively high level of problem assets as the time of adoption.

         During 1993, SBG significantly (1) increased profitability and (2) reduced its problem asset levels. These events, combined with continued high capital levels and decreased regulatory oversight resulting from improved asset quality, led to SBG's decision to reduce a substantial portion of its remaining valuation allowance and recognize a related tax benefit.

         Significant components of the deferred tax asset are as follows:

                                                                    December 31,
                                                                        1994
                                                                    ------------
 Depreciation   . . . . . . . . . . . . . . . . . . . . . . .          $   3
                                                                       -----
 Gross deferred tax liability   . . . . . . . . . . . . . . .          $   3
                                                                       -----
 Non-accrual loans  . . . . . . . . . . . . . . . . . . . . .            (61)
 Allowance for loan losses  . . . . . . . . . . . . . . . . .           (119)
 Other real estate  . . . . . . . . . . . . . . . . . . . . .            (62)
 Writedown of investment in common stock  . . . . . . . . . .            (68)
 Unrealized loss on investment securities
    available for sale  . . . . . . . . . . . . . . . . . . .           (159)
 Alternative Minimum Tax credit   . . . . . . . . . . . . . .            (58)
 Other  . . . . . . . . . . . . . . . . . . . . . . . . . . .            (67)
                                                                       -----
    Gross deferred tax assets   . . . . . . . . . . . . . . .          $(594)
                                                                       -----
 Deferred tax asset valuation allowance   . . . . . . . . . .          $ 100
                                                                       -----
                                                                       $(491)
                                                                       =====

         Reserves for problem assets should reverse ratably over the next three years as such assets continue to be liquidated.

         Management believes that existing levels of pre-tax earnings can be sustained to generate sufficient taxable income to realize the deferred tax asset.

ASSET QUALITY

         See the discussion of the Bank's procedures with respect to asset quality set forth in "Quarterly Information -- Asset Quality." A provision of $78 was made during 1994 and management has concluded for loan losses above that the level of the allowance is adequate to meet any specific or unforeseen loan losses which may occur. As loan growth continues, this process will result in provisions to the allowance for loan losses such that the allowance will be maintained at an adequate level. Bank management is committed to the maintenance of an adequate allowance.

                   ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES



                                                                       Year ended          Year ended
                                                                       December 31,        December 31,
                                                                           1994                1993
                                                                     --------------      ---------------
Balance at beginning of year  . . . . . . . . . . . . . . . . .      $        1,016      $         1,322
Charge-offs:
Commercial, financial and agricultural  . . . . . . . . . . . .                  67                  276
Real estate-construction and land
  development . . . . . . . . . . . . . . . . . . . . . . . . .                   1                   10
Real estate - mortgage  . . . . . . . . . . . . . . . . . . . .                  27                  245
Installment loans to individuals  . . . . . . . . . . . . . . .                  41                   57
                                                                     --------------      ---------------
                                                                                136                  588

Recoveries:
Commercial, financial and agricultural  . . . . . . . . . . . .                  22                   36
Real estate - construction and land
  development . . . . . . . . . . . . . . . . . . . . . . . . .                   -                   14
Real estate - mortgage  . . . . . . . . . . . . . . . . . . . .                   -                   26
Installment loans to individuals  . . . . . . . . . . . . . . .                  48                  176
                                                                                 70                  252
                                                                     --------------      ---------------

Net charge-offs . . . . . . . . . . . . . . . . . . . . . . . .                  66                  336
                                                                     --------------      ---------------

Additions charged to operations . . . . . . . . . . . . . . . .                  78                   30
                                                                     --------------      ---------------

Balance at end of year  . . . . . . . . . . . . . . . . . . . .      $        1,028      $         1,016
                                                                     ==============      ===============

Ratio of net charge-offs to average loans
  outstanding during the period . . . . . . . . . . . . . . . .                 .09%                 .49%
                                                                     ==============      ===============

Ratio of allowance for loan losses to loans
  at end of period  . . . . . . . . . . . . . . . . . . . . . .                1.46%                1.43%
                                                                     ==============      ===============


An analysis of non-accrual loans:


                                                        1994              %            1993            %
                                                     -----------     ----------     -----------    ---------


Commercial, financial and
  agricultural  . . . . . . . . . . . . . . . .      $       278           43%      $    222      $     49%
Real estate - construction and
  land development  . . . . . . . . . . . . . .                -            -              -              -
Real estate - mortgage  . . . . . . . . . . . .              326           50            180             39
Installment and other consumer  . . . . . . . .               45            7             53             12
                                                     -----------     --------       --------      ---------
     Total  . . . . . . . . . . . . . . . . . .      $       649         100%       $    455           100%
                                                     ===========     ========       ========      =========

                 Non-performing assets consist of non-accrual loans and other real estate owned. Loans are classified as non- accrual generally when a loan becomes 90 days past due, or when it appears that future collection of interest in accordance with the contractual terms is doubtful. Management has adopted a conservative position with regard to placing a loan on non-accrual status and does not necessarily wait until the interest is 90 days past due to make this decision. Loans are not returned to an accruing status until management is satisfied that the likelihood of future debt service capacity is proven. Furthermore, a loan must be current with regard to interest and principal payments and should have shown sustained performance with regard to principal and interest payments for a period of not less than six months.

                 The allowance for loans losses as a percentage of non-accrual loans was 158% and 223% in 1994 and 1993, respectively. This increase reflects a positive trend in that a greater percentage of non-accrual loans are provided for in the Bank's allowance for loan losses.

         As can be seen from the table above, non-accrual loans increased $194 from $455 at December 31, 1993. Most of the increase can be attributed to the transfer of one loan for $123 which was previously classified as restructured debt to the non-accrual status. Although the loan was performing, the transfer was made to non-accrual as the borrower's financial condition had deteriorated during the third quarter and the source of repayment could not be easily identified. As of February 28, 1995, however, this loan had been paid off.

                 The table below shows the trend in non-performing, past due and restructured loans of the Bank. As of December 31, 1994, the level of these assets decreased $1,232 from the total reported at December 31, 1993. Improved business conditions have provided many of the Bank's customers with better cash flow and improved operating results, further contributing to improved asset quality.

                       NON-PERFORMING ASSETS AT YEAR END


                                                                    December 31
                                           ---------------------------------------------------------------
                                               1994        1993         1992          1991        1990
                                           ----------    --------    ----------    ---------    ----------
           Non-accrual loans  . . . .      $      649    $    455    $    1,512    $   4,293    $    4,255
           Other real estate  . . . .             414       1,188         2,041        3,943         2,982
                                           ----------    --------    ----------    ---------    ----------
             Total non-performing . .      $    1,063    $  1,233    $    3,553    $   8,236    $    7,237
          Loans 90 days or more past
            due still accruing
            interest  . . . . . . . .               -           -             -          186           506
          Potential problem loans
            still accruing interest .               -           -           400            -             -
          Restructured loans  . . . .               -         652             -            -             -
                                           ----------    --------    ----------    ---------    ----------
           Non-performing assets
             plus accruing potential
             problem loans and
             restructured loans . . .      $    1,063    $  2,295    $    3,953    $   8,422    $    7,743
                                           ==========    ========    ==========    =========    ==========

                 At December 31, 1994, other real estate owned declined $774 or 65%, from the balance at December 31, 1993. Most of the decrease is due to increased activity in the real estate market as a result of the low interest rate environment. In addition, the Bank made a provision to the valuation allowance for other real estate of $128 which further reduced the other real estate balance. Other real estate at December 31, 1994 consists primarily of an undeveloped commercial lot and a commercial auto service facility. These assets are recorded at fair value, net of estimated selling costs.

         The following table represents the composition of the Bank's loan portfolio:

                                                                      December 31,         December 31,
                                                                          1994                 1993
                                                                     --------------      ---------------
Commercial, financial and agricultural  . . . . . . . . . . . .      $       24,540      $        21,992
Real estate - construction and land development . . . . . . . .              16,747               16,086
Real estate - mortgage  . . . . . . . . . . . . . . . . . . . .              23,656               25,290
Installment and other consumer  . . . . . . . . . . . . . . . .               5,712                7,854
                                                                     --------------      ---------------
                                                                     $       70,655      $        71,222
                                                                     ==============      ===============

The Bank had outstanding unfunded loan commitments at December 31, 1994, as follows:

                                                                                           December 31,
                                                                                              1994
                                                                                         ---------------
Commercial, financial and agricultural  . . . . . . . . . . . . . . .                    $        7,308
Real estate - construction and land development . . . . . . . . . . .                            11,941
Real estate - mortgage  . . . . . . . . . . . . . . . . . . . . . . .                             3,140
Installment and other consumer  . . . . . . . . . . . . . . . . . . .                             1,988
                                                                                         --------------
     Total unfunded loan commitments  . . . . . . . . . . . . . . . .                    $       24,377
                                                                                         ==============

None of these loan commitments was related to loans which were non-performing or problem loans. Management is unaware of any losses associated with these loan commitments. Should any material adverse changes arise that affect a borrower's ability to repay, the Bank is not committed to lend funds to that borrower.

LIQUIDITY

         SBG's primary sources of funds are increases in deposits, loan repayments, maturities of investment securities and cash provided by operating activities. Liquidity refers to the ability of SBG to meet its cash flow requirements and fund its commitments. As of December 31, 1994, the Bank's liquidity ratio was 30%.

         At December 31, 1994, U.S. Treasury, municipal and U.S. Government Corporation and Agency securities with a book value of $13,411 are scheduled to mature within the next five years. Of this amount, securities totalling $3,004 are scheduled to mature within one year. These investments, along with federal funds sold of $5,540 as of December 31, 1994, will provide a ready source of funds liquidity. Management believes SBG's present liquidity position is adequate to meet future commitments. While management knows of no demands, commitments or events that will result in, or that are likely to result in, SBG's liquidity increasing or decreasing dramatically, federal fund lines of $3,000 are maintained with several major correspondent banks. Management anticipates increased competition for depositors funds and expects to continue to explore alternative sources of liquidity and funding.

         At December 31, 1994, SBG had aggregate unrealized gains and losses on investment securities held to maturity of approximately $13 and $259, respectively. SBG has the ability to hold these investment securities to maturity and intends to hold these securities through the foreseeable future.

         At December 31, 1994, $10,784 of SBG's investment securities were classified as available for sale. These securities are made up of U.S. Treasuries, U.S. Government Corporations and Agencies and mortgage-backed securities. An unrealized holding loss on investment securities available for sale of $309 net of related tax effects is included as a separate component of stockholders' equity.

         At December 31, 1994, SBG had aggregate unrealized gains and losses on investment securities available for sale of approximately $5 and $474, respectively. During 1994, SBG had no sales of investment securities.

         SBG's loan to deposit ratio averaged 80% in 1994 compared to 75% in 1993. At December 31, 1994 and 1993, the loan to deposit ratio was 79% and 78%, respectively. SBG's target range for the loan to deposit ratio is 75%.

 The maturity and weighted average yield of investment securities are presented below:

   MATURITY DISTRIBUTION AND YIELD OF INVESTMENT SECURITIES HELD TO MATURITY
                    AND INVESTMENT SECURITIES HELD FOR SALE

                                                      December 31, 1994                  December 31, 1993
                                                      ----------------------------------------------------
                                                                           WEIGHTED
                                                                            AVERAGE
                                                      BOOK VALUE           YIELD (1)            BOOK VALUE
                                                      ----------           ----------           ----------
INVESTMENT SECURITIES HELD TO MATURITY
- --------------------------------------
U. S. Treasury
    Within one year   . . . . . . . . . . . . .       $      2,504            4.81%             $      499
    After one but within five years   . . . . .              4,573            5.27                   4,621
    After five but within ten years   . . . . .                505            6.65                     514
    After ten years   . . . . . . . . . . . . .                 --              --                      --
                                                      ----------------------------------------------------
      Total   . . . . . . . . . . . . . . . . .              7,582            5.21                   5,634
                                                      ----------------------------------------------------
Municipal securities
    Within one year   . . . . . . . . . . . . .                 --               -                     100
    After one but within five years   . . . . .                 --               -                      --
    After five but within ten years   . . . . .                435            6.65                     435
    After ten years   . . . . . . . . . . . . .                 --               -                      --
                                                      ----------------------------------------------------
      Total   . . . . . . . . . . . . . . . . .                435            6.65                     535
                                                      ----------------------------------------------------
Total . . . . . . . . . . . . . . . . . . . . .       $      8,017            5.29%             $    6,169
                                                      ====================================================


                                                                           WEIGHTED
                                                       ESTIMATED            AVERAGE             ESTIMATED
                                                      MARKET VALUE         YIELD (1)           MARKET VAUE
                                                      ------------         ----------          -----------
INVESTMENT SECURITIES AVAILABLE FOR SALE
- ----------------------------------------
U. S. Treasury
    Within one year   . . . . . . . . . . . . .                 --              --                      --
    After one but within five years   . . . . .       $      2,414            6.88%                     --
    After five but within ten years   . . . . .                 --              --                      --
    After ten years   . . . . . . . . . . . . .                 --              --                      --
                                                      ----------------------------------------------------
      Total   . . . . . . . . . . . . . . . . .       $      2,414            6.88%                     --
                                                      ----------------------------------------------------
Mortgage-backed securities
    Within one year   . . . . . . . . . . . . .                 --              --                      --
    After one but within five years   . . . . .                351            6.05%                     --
    After five but within ten years   . . . . .                838            5.49                   1,414
    After ten years   . . . . . . . . . . . . .                 --              --                      --
                                                      ----------------------------------------------------
      Total   . . . . . . . . . . . . . . . . .       $      1,189            5.66%             $    1,414
                                                      ----------------------------------------------------
U. S. Government corporations and agencies
    Within one year   . . . . . . . . . . . . .       $        491            5.00%             $      399
    After one but within five years   . . . . .              2,871            5.05                   3,055
    After five but within ten years   . . . . .              1,610            6.12                   2,304
    After ten years   . . . . . . . . . . . . .              1,559            6.54                   2,394
                                                      ----------------------------------------------------
      Total   . . . . . . . . . . . . . . . . .       $      6,531            5.67%             $    8,152
                                                      ----------------------------------------------------
Other securities
    Within one year   . . . . . . . . . . . . .                 --              --                      --
    After one but within five years   . . . . .                 --              --                      --
    After five but within ten years   . . . . .                 --              --                      --
    After ten years   . . . . . . . . . . . . .                650              --                     650
                                                         -------------------------------------------------
      Total   . . . . . . . . . . . . . . . . .       $        650              --              $      650
                                                      ----------------------------------------------------
Total . . . . . . . . . . . . . . . . . . . . .       $     10,784            5.59%             $   10,216
                                                      ====================================================

                SUPPLEMENTAL MATURITY SCHEDULE OF SELECTED LOANS
                               DECEMBER 31, 1994

                                                                       OVER ONE
                                                        ONE YEAR        THROUGH          OVER
                                                        OR LESS       FIVE YEARS     FIVE YEARS       TOTAL
                                                        -------       ----------     ----------       -----
Commercial  . . . . . . . . . . . . . . . .            $   10,922      $   7,890      $   5,728     $ 24,540
Real estate--
  construction and land development . . . .                15,960            787             --       16,747
                                                       ----------      ---------      ---------     --------
   Total  . . . . . . . . . . . . . . . . .            $   26,882      $   8,677      $   5,728     $ 41,287
                                                       ==========      =========      =========     ========
Fixed interest rate . . . . . . . . . . . .                                3,819          3,009
Variable interest rate  . . . . . . . . . .                                4,858          2,719
                                                                       ---------      ---------
   Total  . . . . . . . . . . . . . . . . .                            $   8,677      $   5,728
                                                                       =========      =========


                                           MATURITY SCHEDULE OF TIME DEPOSITS OVER $100,000
                                                          DECEMBER 31, 1994

Under 3 Months  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       $   4,581
3 to 6 Months . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             802
6 to 12 Months  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           1,073
Over 12 Months  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           4,287
                                                                                                  ---------
  Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       $  10,743
                                                                                                  =========


CAPITAL RESOURCES

         At December 31, 1994, consolidated shareholders' equity was $13,895 compared with $13,546 at December 31, 1993. Average shareholders' equity was 13% and 12% of average total assets in 1994 and 1993, respectively. Management believes present capital levels are adequate to support the Bank's operating activities.

         SBG and the Bank are subject to capital requirements of the Georgia Department and the FDIC. The FDIC has established minimum capital ratios ("leverage ratio") of tier one capital (as defined) to total average assets of 4.00%. At December 31, 1994, the Bank's leverage ratio was 10.16%.

         The FDIC and Federal Reserve Board have adopted final risk-based capital guidelines for banks and bank holding companies. Under these guidelines as of December 31, 1992, SBG and the Bank are expected to meet a minimum ratio of total capital to risk-weighted assets of 8.00% (of which at least 4.00% must consist of Tier 1 Capital, as defined).

          The following table sets forth information with respect to SBG and the Bank's capital ratios at December 31, 1994 when compared with existing leverage and risk-based ratios.

                                 CAPITAL RATIOS

                                      SBG                                        Bank
                                    Amount             Ratio                    Amount           Ratio
                                    ------             -----                     ------          -----
Leverage Ratio
  Tier 1 Capital  . . . . .        $   13,899         12.93%                  $   10,912        10.16%
  Minimum Requirement . . .             4,181          4.00%                       4,109         4.00%
                                   -------------------------------------------------------------------
  Excess  . . . . . . . . .        $    9,718          8.93%                  $    6,803         6.16%
                                   ===================================================================

Risk Based Capital Ratio
  Tier 1 Capital  . . . . .        $   13,900         17.65%                  $   10,912        14.15%
  Tier 1 Capital
  Minimum Requirement . . .             3,150          4.00%                       3,085         4.00%
                                   -------------------------------------------------------------------
  Excess  . . . . . . . . .        $   10,750         13.65%                  $    7,827        10.15%
                                   ===================================================================

Total Capital . . . . . . .        $   14,885         18.90%                  $   11,877        15.40%
  Total Capital
      Minimum Requirement .             6,301          8.00%                       6,170         8.00%
                                   -------------------------------------------------------------------
      Excess  . . . . . . .        $    8,584         10.90%                  $    5,707         7.40%
                                   ===================================================================

(1) For purposes of computing capital ratios, $305 of the Bank's deferred tax asset was not included in Tier 1 or Tier 2 capital as a majority of the balance is not expected to be realized as a reduction of income taxes otherwise payable within the next twelve months.
(2) For purposes of computing capital ratios, the unrealized losses on investments securities available for sale were not included in Tier 1 or Tier 2 capital in compliance with the guidelines set forth by the Bank's primary regulator for the treatment of this item.


          There were no cash dividends paid by SBG in 1994 and 1993. As described in Note 10 to the consolidated financial statements of SBG, the Bank is restricted by Georgia banking laws as to the amounts of dividends it may pay to SBG. Future dividends received from the Bank would be the major source of funds for the payment of any dividends to SBG's shareholders.

          SBG's common stock had a book value per share of $7.56 and $7.37 at December 31, 1994 and 1993, respectively. At December 31, 1994, there were approximately 1000 shareholders of record and 1,838,601 shares of common stock outstanding. There was no established public trading market for SBG's $1.00 par value common stock.

      INTEREST RATE SENSITIVITY

          The objective of interest rate sensitivity management is to minimize the effect of interest rate changes on net interest margins while maintaining net interest income at acceptable levels. The major factors that are used to manage interest rate risk include the mix of fixed and floating interest rates and pricing and maturity patterns for all asset and liability accounts.

                       INTEREST RATE SENSITIVITY ANALYSIS
                               DECEMBER 31, 1994

                                                                Repricing within
                                  ----------------------------------------------------------------------------
                                    0-30         31-90       91-180       181-365         Over
                                    Days          Days        Days          Days         1 Year       Total
                                    ----          ----        ----          ----         ------       -----
Taxable investment
  securities  . . . . . . .       $  1,518    $    476      $  1,020      $  1,616      $  13,737    $  18,367
Non taxable investment
  securities  . . . . . . .              -           -             -             -            748          748
Federal funds sold  . . . .          5,540           -             -             -              -        5,540
Loans . . . . . . . . . . .         40,110       4,549         4,410         3,228         18,358       70,655
                                  --------    --------      --------      --------      ---------    ---------
Total interest
  bearing assets  . . . . .         47,168       5,025         5,430         4,844         32,843       95,310
                                  ========    ========      ========      ========      =========    =========

Interest bearing
  deposits  . . . . . . . .         29,158           -         4,674             -              -       33,832
Time deposits . . . . . . .          3,458       8,164         5,034         5,853         18,203       40,712
                                  --------    --------    ----------    ----------      ---------    ---------
Total interest bearing
  liabilities . . . . . . .         32,616       8,164         9,708         5,853         18,203       74,544
                                  ========    ========      ========      ========      =========    =========

Interest sensitivity
  gap . . . . . . . . . . .         14,552      (3,139)       (4,278)       (1,009)        14,640
Cumulative gap  . . . . . .         14,552      11,413         7,135         6,126         20,766
                                  ========    ========      ========      ========      =========
Cumulative % of interest
  sensitive assets to
  interest sensitive
  liabilities . . . . . . .           145%        128%          114%          111%           128%


         Based on this gap analysis, and assuming no change in the mix of earning assets or interest-bearing liabilities, falling interest rates could decrease the net interest margin while rising interest rates could increase the net interest margin. The Bank actively manages its interest rate sensitivity and the present gap position is within the range acceptable to management.

         SBG's policy requires the cumulative percentage of interest sensitive assets to interest sensitive liabilities fall within a range of 90% to 120% for the six month and one year time periods. Since the actual percentages meet these requirements, management feels that rate sensitive assets are adequately matched to rate sensitive liabilities.

NEW ACCOUNTING PRONOUNCEMENTS

         Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114") was issued in May 1993. SFAS 114 addresses the accounting by creditors for impairment of certain loans. It requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. This pronouncement was adopted on January 1, 1995, and its impact on SBG's reported results was not material.

         Statement of Financial Accounting Standards No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments'" ("SFAS 119") was issued in October 1994. The new disclosure requirements relate to derivative financial instruments, such as futures, forwards, or option contracts. At December 31, 1994, SBG had no derivative financial instruments as defined in SFAS 119.

                    BENEFICIAL OWNERSHIP OF SBG COMMON STOCK

         SBG is authorized under its Articles of Incorporation to issue 10,000,000 shares of SBG Common Stock. As of the Record Date, SBG had issued and outstanding 1,838,601 shares of SBG Common Stock. The following table sets forth information as of the Record Date with respect to the beneficial ownership of SBG Common Stock by (i) each director of SBG, (ii) each of the executive officers of SBG and (iii) all executive officers and directors of SBG as a group. Management of SBG knows of no persons who own beneficially more than 5% of the outstanding shares of SBG Common Stock as of the date of this Proxy Statement/Prospectus. See "THE MERGER-Background of the Merger; Reasons for Merger; Recommendation of the Board of Directors of SBG."

                                                        AMOUNT AND NATURE OF
                                                             BENEFICIAL
      NAME OF                                             OWNERSHIP OF SBG                 PERCENT OF CLASS OF
  BENEFICIAL OWNER                                          COMMON STOCK                     SBG COMMON STOCK
- -------------------------                                ----------------                   ------------------
DIRECTORS AND EXECUTIVE OFFICERS:

Thomas E. Aderhold                                          64,125(1)                            3.88%

Phillip A. Allgood                                          83,569(2)                            4.55%

Kenneth E. Baggett                                           3,550(3)                            0.19%

Burton L. Bridges                                           12,500(4)                            0.68%

O. Lawrence Comer                                           65,709                               3.57%

Trummie L. Patrick, Jr.                                     44,564(5)                            2.42%

John H. Isakson                                             33,447(6)                            1.82%

E. Lamar Seals, Jr.                                          2,750(7)                            0.15%

Dana F. Ponder                                              54,881(8)                            2.94%

All directors and executive
officers of SBG as a group (9 persons)                     338,167                              18.12%

__________________________________

(1)      Includes 1,625 shares held as Trustee for Aderco, Inc. Profit Sharing
         Plan.

(2) Includes 27,284 shares held by Phillip A. Allgood as trustee for Allgood & Associates Profit Sharing Plan, 2,800 shares held in an Individual Retirement Account for Mr. Allgood's benefit, 12,500 shares held as custodian for his father, Mr. Pierce Allgood, 125 shares held as custodian for a business associate, Mr. Bob Simmons, 125 shares held as custodian for a business associate, Mr. Carl Worthy and 3,250 shares held for Allgood and Sawyer, a partnership of which Mr. Allgood is a general partner. Mr. Allgood disclaims beneficial ownership for the shares held by him as custodian for Mr. Pierce Allgood, Mr. Carl Worthy and Mr. Bob Simmons.

(3) Includes 3,550 shares held for Mr. Baggett's benefit in Habif, Arogeti & Wynne, P.C. Retirement Plan, a professional corporation of which Mr. Baggett is a principal.

(4)      Includes 12,500 shares held as joint tenant with the wife of Mr.
         Bridges.

(5)      Includes 500 shares held as custodian for Mr. Patrick's sister, Amanda
         C. Patrick, 1,250 shares held as custodian for Mr. Patrick's mother, Estella T. Patrick, 5,250 shares held as custodian for Mr. Patrick's wife, Sylvia R. Patrick, 2,500 shares held as custodian for Mr. Patrick's daughter, Sydney E. Patrick, 2,500 shares held as custodian for Mr. Patrick's son, Trummie L. Patrick, III, 1,000 shares held in an Individual Retirement Account for Sylvia R. Patrick, 1,875 shares held as Trustee of the Trummie L. Patrick Insurance

         Agency, Inc. Employee Plan, a corporation of which Mr. Patrick is a principal, and 2,500 shares held for Mr. Patrick's benefit in an IRA by A. G. Edwards & Sons, Inc. Mr. Patrick disclaims beneficial ownership of all shares held by him as custodian and the shares held in the Individual Retirement Account for Sylvia R. Patrick.

(6) Includes 2,336 shares held as custodian for Mr. Isakson's daughter, Julie Gay Isakson, 1,074 shares held for Mr. Isakson's wife, Diane Davison Isakson, 1,961 shares held for Mr. Isakson's son Kevin Warner Isakson, 1,961 shares held for Mr. Isakson's son, John Andrew Isakson, 375 shares held as custodian for John Andrew Isakson, 375 shares held as custodian for Kevin Warner Isakson, and 2,666 shares for John H. and Diane Davison Isakson.

(7) Includes 2,500 shares owned by Seals & Associates, Inc., a corporation which is owned by Mr. Seals and of which he serves as President.

(8)      Includes 26,928 shares subject to incentive stock options.


                                 LEGAL MATTERS

         Certain legal matters in connection with the SouthTrust Common Stock being offered hereby will be passed upon by Bradley, Arant, Rose & White, 2001 Park Place, Suite 1400, Birmingham, Alabama, counsel for SouthTrust. As of March 31, 1995 the partners and associates of the firm of Bradley, Arant, Rose & White beneficially owned approximately 1,600,000 shares of SouthTrust Common Stock.


                                    EXPERTS

         The consolidated financial statements of SouthTrust and subsidiaries incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, for the periods indicated in their reports thereon and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

         The financial statements of SBG and subsidiary as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, included in this Proxy Statement/Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         Representatives of Price Waterhouse LLP are expected to be present at the Special Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                             ADDITIONAL INFORMATION

OTHER BUSINESS

         The Board of Directors of SBG does not know of any matter to be brought before the Special Meeting other than as described in the Notice of Special Meeting accompanying this Proxy Statement/Prospectus. If any other matter comes before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matters.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by SouthTrust with the Commission are incorporated by reference herein:

         SouthTrust's Annual Report on Form 10-K for the year ended December 31, 1994 (including therein SouthTrust's Proxy Statement for its Annual Meeting of Stockholders held on April 19, 1995) (Commission File No. 0-3613); and

         SouthTrust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (Commission File No. 0-3613).

         All documents filed by SouthTrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy
Statement/Prospectus and prior to final adjournment of the Special Meeting, shall be deemed to be incorporated by reference into this Proxy
Statement/Prospectus from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         The audited financial statements of SouthTrust incorporated herein by reference should only be read in conjunction with the discussion of consummated and pending acquisitions set forth under the caption "SUMMARY - Parties to the Merger - SouthTrust."

         Copies of all documents with respect to SouthTrust incorporated by reference (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated into the documents incorporated by reference) will be provided without charge to each person to whom a copy of this Proxy Statement/Prospectus is delivered upon written or oral request. Requests for such copies should be directed to Mr. Aubrey D. Barnard, Secretary, SouthTrust Corporation, 420 North 20th Street, Birmingham, Alabama 35203, telephone number (205) 254-5000.

                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS
                          OF SOUTHERN BANK GROUP, INC.


Caption                                                                                                                      Page
- -------                                                                                                                      ----
Unaudited Consolidated Financial Statements:

         Consolidated Balance Sheet - March 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

         Consolidated Statements of Operations for the three months ended
         March 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

         Consolidated Statements of Shareholders' Equity for the three months ended March 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

         Consolidated Statements of Cash Flows for the three months ended March 31, 1995 and 1994 . . . . . . . . . . . . .  F-5

         Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-6


Consolidated Financial Statements:

         Report of Independent Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-7

         Consolidated Balance Sheets - December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-8

         Consolidated Statements of Operations for the years ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . .  F-9

         Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1994, 1993 and 1992. .  F-10

         Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . .  F-11

         Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-12

SOUTHERN BANK GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands)

- -------------------------------------------------------------------------------------------------------------
                                                                                    March 31,     December 31,
                                                                                      1995            1994
                                                                                   ---------      ----------
ASSETS
     Cash and due from bank . . . . . . . . . . . . . . . . . . . . . . . . . .    $    3,601     $    3,983
     Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,340          5,540
     Investment securities held to maturity, at cost (market value of
       $7,394 and $7,771 respectively). . . . . . . . . . . . . . . . . . . . .         7,508          8,017
     Investment securities available for sale, at market. . . . . . . . . . . .        12,761         10,784
     Federal Home Loan Bank Stock, at cost. . . . . . . . . . . . . . . . . . .           314            314
     Loans, less allowance for loan losses of
       $1,031 and $1,028, respectively. . . . . . . . . . . . . . . . . . . . .        66,172         69,627
     Premises and equipment, net. . . . . . . . . . . . . . . . . . . . . . . .         4,146          4,247
     Other real estate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .           412            414
     Accrued interest receivable and other assets . . . . . . . . . . . . . . .         1,497          1,448
                                                                                   ----------     ----------
                        Total assets. . . . . . . . . . . . . . . . . . . . . .    $  101,751     $  104,374
                                                                                   ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
     Deposits
       Demand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   14,275     $   15,461
       NOW accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13,074         12,268
       Money market accounts. . . . . . . . . . . . . . . . . . . . . . . . . .        14,798         16,890
       Savings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,938          4,674
       Time, $100,000 and over. . . . . . . . . . . . . . . . . . . . . . . . .         8,329         10,743
       Other time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        32,320         29,969
                                                                                   ----------     ----------
     Total deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        86,734         90,005

     Accrued interest payable and other liabilities . . . . . . . . . . . . . .           720            474
                                                                                   ----------     ----------
                        Total liabilities . . . . . . . . . . . . . . . . . . .        87,454         90,479
                                                                                   ----------     ----------

     Shareholders' equity:
     Common stock, $1 par value; 10,000,000 shares authorized;
       1,838,601 shares issued and outstanding. . . . . . . . . . . . . . . . .         1,839          1,839
       Paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12,890         12,890
       Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . . . .          (270)          (525)
       Unrealized holding loss on investment securities available
         for sale, net of income tax effect . . . . . . . . . . . . . . . . . .          (162)          (309)
                                                                                   ----------     ----------
                        Total shareholders' equity. . . . . . . . . . . . . . .        14,297         13,895
                                                                                   ----------     ----------
                        Total liabilities and shareholders' equity. . . . . . .    $  101,751     $  104,374
                                                                                   ==========     ==========

The accompanying notes are an integral part of these consolidated balance sheets.

SOUTHERN BANK GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands)

- --------------------------------------------------------------------------------------------------------------
                                                                                    For the three months ended
                                                                                             March 31,
                                                                                     -----------------------
Interest income:                                                                       1995          1994
                                                                                     --------       --------
     Interest and fees on loans . . . . . . . . . . . . . . . . . . . . . . . .      $  1,765       $  1,511
     Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . .            58             20
     Investment securities held to maturity   . . . . . . . . . . . . . . . . .           101            105
     Investment securities available for sale   . . . . . . . . . . . . . . . .           195            126
                                                                                     --------       --------
            Total interest income   . . . . . . . . . . . . . . . . . . . . . .         2,119          1,762
Interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           896            766
                                                                                     --------       --------
Net interest income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,223            996
Provision for loan losses . . . . . . . . . . . . . . . . . . . . . . . . . . .             -              5
                                                                                     --------       --------
Net interest income after provision for loan losses   . . . . . . . . . . . . .         1,223            991
                                                                                     --------       --------
Non-interest income:
     Service charges on deposit accounts  . . . . . . . . . . . . . . . . . . .           115            130
     Credit card processing fees  . . . . . . . . . . . . . . . . . . . . . . .            59             47
     Losses on sales of investment securities   . . . . . . . . . . . . . . . .             -            (9)
     Gains on sales of loan participations  . . . . . . . . . . . . . . . . . .             -             15
     Mortgage brokerage fees  . . . . . . . . . . . . . . . . . . . . . . . . .             5              8
     Other income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18             21
                                                                                     --------       --------
            Total non-interest income   . . . . . . . . . . . . . . . . . . . .           197            212
                                                                                     --------       --------

Non-interest expense:
    Salaries and other personnel  . . . . . . . . . . . . . . . . . . . . . . .           489            478
    Occupancy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           187            212
    Postage and freight . . . . . . . . . . . . . . . . . . . . . . . . . . . .            29             30
    Office supplies, printing and stationery . . . . . . . . . . . . . . . . . .           15             21
    Data processing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            44             43
    Professional services . . . . . . . . . . . . . . . . . . . . . . . . . . .            64             59
    Insurance and taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .            79             81
    Other real estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (6)             3
    Credit card processing  . . . . . . . . . . . . . . . . . . . . . . . . . .            46             36
    Other operating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            86             78
                                                                                     --------       --------
         Total non-interest expense . . . . . . . . . . . . . . . . . . . . . .         1,033          1,041
                                                                                     --------       --------
Income before income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .           387            162
Income tax provision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (132)           (55)
                                                                                     --------       --------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    255       $    107
                                                                                     ========       ========
Net income per share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   0.14       $   0.06
                                                                                     ========       ========
Weighted average common shares
  outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,838,601      1,838,601
                                                                                    =========      =========



The accompanying notes are an integral part of these consolidated financial statements.

SOUTHERN BANK GROUP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the Years Ended December 31, 1994, 1993, and 1992 and the
Three Months Ended March 31, 1995
(Unaudited)
(Dollars in Thousands)

- ----------------------------------------------------------------------------------------------------------------------

                               Common Stock                        Retained           (Loss) Gain on
                    ---------------------------------------        Earnings        Investment Securities
                       # of                        Paid-in        (Accumulated      Available for Sale
                      Shares       Par Value       Capital          Deficit)            Net of Tax          Total
                    ---------     -----------     --------     ---------------      ------------------   ------------
Balance at
  December 31,
  1991                 1,839       $  1,839       $ 12,890        $  (2,742)          $        -         $   11,987
Net income                 -              -                             318                    -                318
                       -----       --------       --------        ---------           ----------         ----------
Balance at
  December 31,
  1992                 1,839          1,839         12,890           (2,424)                   -             12,305
Net Income                                                            1,208                    -              1,208
Unrealized
  holding gain
  on investments
  available for
  sale, net of
  tax                                                                                         33                 33
                       -----       --------       --------        ---------           ----------         ----------
Balance at
  December 31,
  1993                 1,839          1,839         12,890           (1,216)                  33             13,546
Net income                 -              -              -              691                    -                691
Unrealized
  holding loss
  on investments
  available for
  sale, net of
  tax                      -              -              -                -                 (342)              (342)
                       -----       --------       --------        ---------           ----------         ----------

Balance at
  December 31,
  1994                 1,839          1,839         12,890             (525)                (309)            13,895
Net Income for
  the quarter
  ended March
  31, 1995                 -              -              -              255                                     255
Unrealized
  holding gain
  on investments
  available for
  sale, net of
  tax                                                                                        147                147
                       -----       --------       --------        ---------           ----------         ----------
Balance at
  March 31,
  1995                 1,839       $  1,839       $ 12,890        $    (270)          $     (162)        $   14,297
                       =====       ========       ========        =========           ==========         ==========


The accompanying notes are an integral part of these consolidated financial statements.

SOUTHERN BANK GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in Thousands)

- ------------------------------------------------------------------------------------------------------------
                                                                                       For the three months
                                                                                      period ended March 31,
                                                                                     -----------------------
                                                                                       1995          1994
                                                                                     --------       --------
Net cash provided by operating activities . . . . . . . . . . . . . . . . . . .      $    440       $    409
                                                                                     --------       --------

Cash flows from investing activities:
     Purchase of investment securities held to maturity . . . . . . . . . . . .             -         (2,017)
     Purchase of investment securities available for sale . . . . . . . . . . .        (1,893)            (6)
     Proceeds from maturities and prepayments of
       investment securities held to maturity . . . . . . . . . . . . . . . . .           504              -
     Proceeds from maturities and prepayments of
       investment securities available for sale . . . . . . . . . . . . . . . .           148            427
     Net decrease(increase) in loans  . . . . . . . . . . . . . . . . . . . . .         3,490         (1,271)
     Proceeds from sales of other real estate . . . . . . . . . . . . . . . . .             2             27
     Capital expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . .            (2)          (163)
                                                                                     --------       --------
       Net cash provided by (used in) investing activities  . . . . . . . . . .         2,249         (3,003)
                                                                                     --------       --------

Cash flows from financing activities:
     Net (decrease) increase in deposits  . . . . . . . . . . . . . . . . . . .        (3,271)           761
                                                                                     --------       --------
       Net cash (used in) provided by financing activities  . . . . . . . . . .        (3,271)           761
                                                                                     --------       --------

Net decrease in cash and cash equivalents . . . . . . . . . . . . . . . . . . .          (582)        (1,833)

Cash and cash equivalents at the beginning of the period  . . . . . . . . . . .         9,523         11,018
                                                                                     --------       --------

Cash and cash equivalents at the end of the period  . . . . . . . . . . . . . .      $  8,941       $  9,185
                                                                                     ========       ========

Supplemental disclosure of cash flow information:
     Cash paid during the period:

     Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    100       $      -
                                                                                     ========       ========

     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    895       $    842
                                                                                     ========       ========

Supplemental disclosure of non-cash investing and financing activities

Transfer of loans to other real estate  . . . . . . . . . . . . . . . . . . . .      $      -       $      -
                                                                                     ========       ========

Loan financing of sales of other real estate  . . . . . . . . . . . . . . . . .      $      -       $     33
                                                                                     ========       ========

The accompanying notes are an integral part of these financial statements.

                           SOUTHERN BANK GROUP, INC.
                   Notes to Consolidated Financial Statements
                            March 31, 1995 and 1994
                                  (Unaudited)




1.   Summary of Significant Accounting Policies:

     SBG's accounting and reporting policies conform to generally accepted accounting principles. The consolidated financial statements included herein are unaudited but reflect all adjustments which, in the opinion of management, are necessary to a fair presentation of SBG's consolidated financial operations for the three month period ended March 31, 1995 and 1994. All such adjustments are of a normal recurring nature.

     Effective January 1, 1995, SBG adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114"). This standard requires that impaired loans be measured on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loans observable market price or the fair value of the collateral if the loan is collateral dependent. The impact of adopting SFAS 114 was not material.

     These financial statements should be read in conjunction with the audited financial statements and the notes thereto included in SBG's annual report for the fiscal year ended December 31, 1994.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Southern Bank Group, Inc.

         In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Southern Bank Group, Inc. and its subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATER HOUSE LLP

Atlanta, Georgia
February 10, 1995

SOUTHERN BANK GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)


                                                                                                  December 31,
                                                                                           ------------------------
                                                                                                1994           1993
===================================================================================================================
ASSETS
Cash and due from banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   3,983       $  5,356
Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5,540          5,661
Investment securities held to maturity, at cost (market value of $7,771 and $6,339
   respectively) (Note 4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8,017          6,169
Investment securities available for sale, at market . . . . . . . . . . . . . . . . .         10,784         10,216
Federal Home Loan Bank Stock, at cost . . . . . . . . . . . . . . . . . . . . . . . .            314            311
Loans, less allowance for loan losses of $1,028 and $1,016, respectively (Note 5) . .         69,627         70,206
Premises and equipment, net (Note 6)  . . . . . . . . . . . . . . . . . . . . . . . .          4,247          4,514
Other real estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            414          1,188
Accrued interest receivable and other assets  . . . . . . . . . . . . . . . . . . . .          1,448          1,332
                                                                                           ---------       --------
        Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 104,374       $104,953
                                                                                           =========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits (Note 7)
   Demand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  15,461       $ 16,233
   NOW accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12,268         11,097
   Money market accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         16,890         20,055
   Savings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4,674          3,896
   Time, $100,000 and over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10,743          9,964
   Other time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         29,969         29,939
                                                                                           ---------       --------
        Total deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         90,005         91,184

Accrued interest payable and other liabilities  . . . . . . . . . . . . . . . . . . .            474            223
                                                                                           ---------       --------
     Total liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         90,479         91,407
                                                                                           ---------       --------
Commitments and contingencies (Note 11)
Shareholders' equity (Note 10):
   Common stock, $1 par value; 10,000,000 shares authorized; 1,838,601 shares
     issued and outstanding   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,839          1,839
   Paid-in capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12,890         12,890
   Accumulated deficit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (525)        (1,216)
   Unrealized holding (loss) gain on investment securities available for sale,
     net of income tax effect   . . . . . . . . . . . . . . . . . . . . . . . . . . .           (309)            33
                                                                                           ---------       --------
        Total shareholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . .         13,895         13,546
                                                                                           ---------       --------
        Total liabilities and shareholders' equity  . . . . . . . . . . . . . . . . .      $ 104,374       $104,953
                                                                                           =========       ========


The accompanying notes are an integral part of these consolidated balance sheets.

SOUTHERN BANK GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands)


                                                                                For the year ended December 31,
                                                                           -----------------------------------------
                                                                                1994            1993           1992
====================================================================================================================
Interest income:
   Interest and fees on loans . . . . . . . . . . . . . . . . . . . .     $    6,725      $    5,920     $    6,573
   Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . .            209             114            230
   Deposits with other financial institutions . . . . . . . . . . . .             --               2             65
   Investment securities held to maturity . . . . . . . . . . . . . .            445             367            467
   Investment securities available for sale . . . . . . . . . . . . .            511             972          1,088
                                                                          ----------      ----------     ----------
        Total interest income   . . . . . . . . . . . . . . . . . . .          7,890           7,375          8,423
Interest expense (Note 7) . . . . . . . . . . . . . . . . . . . . . .          3,250           3,362          4,615
                                                                          ----------      ----------     ----------
Net interest income . . . . . . . . . . . . . . . . . . . . . . . . .          4,640           4,013          3,808
Provision for loan losses (Note 5)  . . . . . . . . . . . . . . . . .             78              30             95
                                                                          ----------      ----------     ----------
Net interest income after provision for loan losses . . . . . . . . .          4,562           3,983          3,713
                                                                          ----------      ----------     ----------
Non-interest income:
   Service charges on deposit accounts  . . . . . . . . . . . . . . .            520             544            571
   Credit card processing fees  . . . . . . . . . . . . . . . . . . .            212              81             --
   (Losses) gains on sales of investment securities . . . . . . . . .            (10)             39            176
   Gains on sales of loan participations  . . . . . . . . . . . . . .             66              --             --
   Mortgage brokerage fees  . . . . . . . . . . . . . . . . . . . . .             56              23             --
   Income from affiliates . . . . . . . . . . . . . . . . . . . . . .             --              19            124
   Other income . . . . . . . . . . . . . . . . . . . . . . . . . . .            116              99             73
                                                                          ----------      ----------     ----------
        Total non-interest income   . . . . . . . . . . . . . . . . .            960             805            944
                                                                          ----------      ----------     ----------

Non-interest expense:
   Salaries and other personnel . . . . . . . . . . . . . . . . . . .          1,867           1,862          1,797
   Occupancy  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            809             779            691
   Postage and freight  . . . . . . . . . . . . . . . . . . . . . . .            104             109            104
   Office supplies, printing and stationery . . . . . . . . . . . . .             69              87             62
   Data processing  . . . . . . . . . . . . . . . . . . . . . . . . .            169             202            259
   Professional services  . . . . . . . . . . . . . . . . . . . . . .            406             186            139
   Insurance and taxes  . . . . . . . . . . . . . . . . . . . . . . .            325             355            448
   Other real estate  . . . . . . . . . . . . . . . . . . . . . . . .            181              70            179
   Credit Card Processing . . . . . . . . . . . . . . . . . . . . . .            162              65             --
   Market value provision for decline in investment securities  . . .             --              --             50
   Other operating  . . . . . . . . . . . . . . . . . . . . . . . . .            383             350            610
                                                                          ----------      ----------     ----------
        Total non-interest expense  . . . . . . . . . . . . . . . . .          4,475           4,065          4,339
                                                                          ----------      ----------     ----------
Income before income taxes  . . . . . . . . . . . . . . . . . . . . .          1,047             723            318
Income tax (provision) benefit (Note 8) . . . . . . . . . . . . . . .           (356)            485             --
                                                                          ----------      ----------     ----------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $      691      $    1,208     $      318
                                                                          ==========      ==========     ==========
Net income per share  . . . . . . . . . . . . . . . . . . . . . . . .     $     0.38      $     0.66     $     0.17
                                                                          ==========      ==========     ==========
Weighted average common shares outstanding  . . . . . . . . . . . . .      1,838,601       1,838,601      1,838,601
                                                                          ==========      ==========     ==========

The accompanying notes are an integral part of these consolidated financial statements.

SOUTHERN BANK GROUP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the Years Ended December 31, 1994, 1993, and 1992
(in thousands)



                                                                                            Unrealized
                                                                                             Holding
                                           Common Stock                                   (Loss) Gain on
                                        -------------------                           Investment Securities
                                        Number of            Paid-in    Accumulated    Available for Sale,
                                         Shares   Par Value  Capital      Deficit           Net of Tax          Total
======================================================================================================================
Balance at December 31, 1991  . . .       1,839     $1,839    $12,890     $(2,742)          $   --             $11,987
Net income  . . . . . . . . . . . .          --         --         --         318               --                 318
                                          -----     ------    -------     -------           ------             -------
Balance at December 31, 1992  . . .       1,839      1,839     12,890      (2,424)              --              12,305
Net income  . . . . . . . . . . . .          --         --         --       1,208               --               1,208
Unrealized holding gain on investment
    securities available for sale,
    net of tax  . . . . . . . . . .          --         --         --          --               33                  33
                                          -----     ------    -------     -------           ------             -------
Balance at December 31, 1993  . . .       1,839      1,839     12,890      (1,216)              33              13,546
Net income  . . . . . . . . . . . .          --         --         --         691               --                 691
Unrealized holding loss on investment
    securities available for sale,
    net of tax. . . . . . . . . . .          --         --         --          --             (342)               (342)
                                          -----     ------    -------     -------           ------             -------
Balance at December 31, 1994  . . .       1,839     $1,839    $12,890     $  (525)          $ (309)            $13,895
                                          =====     ======    =======     =======           ======             =======

The accompanying notes are an integral part of these financial statements.

SOUTHERN BANK GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)


                                                                                   For the year ended December 31,
                                                                                 -----------------------------------
                                                                                   1994         1993          1992
====================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     691     $  1,208    $     318
                                                                                 ---------     --------    ---------
   Adjustments to reconcile net income to net cash provided by operating activities:
      Provision for loan losses . . . . . . . . . . . . . . . . . . . . . . .           78           30           95
      Provision for other real estate . . . . . . . . . . . . . . . . . . . .          128           67           --
      Benefit for deferred income taxes . . . . . . . . . . . . . . . . . . .           --         (485)          --
      Losses (gains) on sales of investment securities  . . . . . . . . . . .           10          (39)        (176)
      Net amortization of premiums on investment securities . . . . . . . . .           92           87           44
      Market value provision for decline in investment securities . . . . . .           --           --           50
      Losses (gains) on sales of other real estate  . . . . . . . . . . . . .           25         (109)         (75)
      Gain on sale of leased assets . . . . . . . . . . . . . . . . . . . . .           --          (21)          --
      Depreciation and amortization . . . . . . . . . . . . . . . . . . . . .          465          485          633
      Increase (decrease) in deferred loan fees . . . . . . . . . . . . . . .           15           58          (73)
      (Increase) decrease in interest receivable  . . . . . . . . . . . . . .          (66)          59          217
      Increase (decrease) in interest payable . . . . . . . . . . . . . . . .           20          (77)        (456)
      Increase in prepaid expenses and other assets . . . . . . . . . . . . .          (29)        (123)         (53)
      Decrease (increase) in accrued expenses and other liabilities . . . . .          385         (408)          96
                                                                                 ---------     --------    ---------
         Total adjustments  . . . . . . . . . . . . . . . . . . . . . . . . .        1,123         (476)         302
                                                                                 ---------     --------    ---------
           Net cash provided by operating activities. . . . . . . . . . . . .        1,814          732          620
                                                                                 ---------     --------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of investment securities held to maturity  . . . . . . . . . . .       (2,740)      (1,560)     (14,443)
   Purchases of investment securities available for sale  . . . . . . . . . .       (2,439)      (4,593)          --
   Proceeds from sales, calls and maturities of investment securities
      available for sale  . . . . . . . . . . . . . . . . . . . . . . . . . .        1,291       10,948       10,130
   Proceeds from maturities of investment securities held to maturity . . . .          850        2,000           --
   Net decrease in interest bearing deposits with other financial
    institutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           --           21        1,720
   Net decrease (increase) in loans . . . . . . . . . . . . . . . . . . . . .          432       (5,452)       8,107
   Proceeds from sales of other real estate . . . . . . . . . . . . . . . . .          676        1,265        3,264
   Proceeds from sale of leased assets  . . . . . . . . . . . . . . . . . . .           --          250           --
   Capital expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . .         (199)      (1,108)        (124)
                                                                                 ---------     --------    ---------
           Net cash (used in) provided by investing activities  . . . . . . .       (2,129)       1,771        8,654
                                                                                 ---------     --------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net decrease in deposits . . . . . . . . . . . . . . . . . . . . . . . . .       (1,179)      (1,442)     (14,534)
                                                                                 ---------     --------    ---------
   Net cash used in financing activities  . . . . . . . . . . . . . . . . . .       (1,179)      (1,442)     (14,534)
                                                                                 ---------     --------    ---------
   Net (decrease) increase in cash and cash equivalents . . . . . . . . . . .       (1,494)       1,061       (5,260)
   Cash and cash equivalents at beginning of period . . . . . . . . . . . . .       11,017        9,956       15,216
                                                                                 ---------     --------    ---------
   Cash and cash equivalents at end of period . . . . . . . . . . . . . . . .    $   9,523     $ 11,017    $   9,956
                                                                                 =========     ========    =========
Supplemental disclosure of cash flow information:
   Cash paid during the year for:
      Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $      --     $    124    $      31
                                                                                 =========     ========    =========
      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,217        3,439        5,071
                                                                                 =========     ========    =========
Supplemental disclosure of non-cash investing and financing activities:
   Transfer of loans to other real estate . . . . . . . . . . . . . . . . . .           92          803        2,181
                                                                                 =========     ========    =========
   Loan financing of sales of other real estate . . . . . . . . . . . . . . .           38          324        1,151
                                                                                 =========     ========    =========
   Transfer of investment securities from held to maturity to available
      for sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $      --     $  5,384    $  13,009
                                                                                 =========     ========    =========

The accompanying notes are an integral part of these consolidated financial statements.

SOUTHERN BANK GROUP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(dollar amounts in thousands, except for per share data)


NOTE 1 - ORGANIZATION OF THE BUSINESS
Southern Bank Group, Inc. (the "Company") is a bank holding company that was incorporated on February 18, 1987, whose primary business is conducted by its wholly-owned subsidiaries, Northside Bank and Trust Company (the "Bank") and Southern Mortgage Group, Inc. (the "Mortgage Company"). The Company is subject to regulation under the Bank Holding Company Act of 1956.
         The Bank is a commercial bank that serves north metropolitan Atlanta. The Bank is chartered and regulated by the Georgia Department of Banking and Finance, and its deposits are insured by, and the Bank is subject to, regulation by the Federal Deposit Insurance Corporation. The Bank received its charter and regulatory approval in March 1987 and commenced operations on July 13, 1987.
         The Mortgage Company operated as a broker of residential and commercial mortgages in metropolitan Atlanta. The Mortgage Company received regulatory approval in May 1989, and commenced operations on May 14, 1989. On October 22, 1991, the Company sold all of the Mortgage Company's operating assets and ceased all operations in the Mortgage Company.

NOTE 2 - PROPOSED SALE OF COMPANY:
On December 15, 1994, the Company signed a letter of intent to exchange all of its outstanding shares for .5275665 shares of SouthTrust Corporation ("SouthTrust") common stock. SouthTrust is a multibank holding company located in Birmingham, Alabama. Under the terms of this letter the exchange ratio may be adjusted by SouthTrust based upon a defined formula if SouthTrust stock is trading below $16 per share at the effective date of the combination. The transaction requires approvals by applicable regulatory authorities and the Southern Bank Group shareholders. The sale is anticipated to close during the third quarter of 1995.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION
The consolidated financial statements include the accounts of the Company, the Mortgage Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior period balances have been reclassified to conform to the current year presentation.

CASH AND CASH EQUIVALENTS
For purposes of the statement of cash flows, the Company considers cash on hand, amounts due from banks, federal funds sold, securities purchased under agreements to resell, bankers' acceptances, short-term interest-bearing deposits at banks and short-term investments with original maturities of three months or less to be cash equivalents.

INVESTMENT SECURITIES
Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This Statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are to be classified in three categories and accounted for as follows:
- - Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost.
- - Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses net of the related income tax effect excluded from earnings and reported in a separate component of shareholders' equity.
- - Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.
   The Company has no investment securities classified as trading securities.
         Securities classified as available for sale may be held for indefinite periods of time, may be sold as a part of asset/liability management or in response to interest rate changes and resultant prepayment risk. Prior to October 1, 1993, investment securities available for sale were recorded at the lower of aggregate cost or market value.

FEDERAL HOME LOAN BANK STOCK
Federal Home Loan Bank stock is carried at its original cost.

LOANS
Loans are stated at principal amounts outstanding. Interest income on loans is recognized to reflect a constant rate of return on net funds outstanding. Accrual of interest income will be discontinued generally when a loan becomes 90 days past due, or when management believes, after considering economic and business conditions and collection efforts, that ultimate collection of interest is doubtful. Fees and costs directly related to the origination and acquisition of loans are deferred and recognized over the life of the loans as an adjustment of yield.

IMPAIRED LOANS
The Company has not completed its analysis of the effects of SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," but generally expects the implementation of this pronouncement to accelerate certain credit losses. Although certain credit losses may be accelerated, the Company does not expect the implementation of the pronouncement to materially affect the financial condition or results of operations of the Company. The Company must adopt this new accounting pronouncement no later than January 1, 1995.

ALLOWANCE FOR LOAN LOSSES
The allowance for loan losses is maintained at a level considered adequate to provide for potential loan losses. Loans which are determined to be uncollectible are charged against the allowance. The adequacy of the allowance is based on management's continuing evaluation of the loan portfolio under current economic conditions, underlying collateral value securing loans and such other factors which deserve recognition in estimating loan losses. Estimates, appraisals and evaluations of loans are critical to the determination of the allowance. Accordingly, changes in such estimates, appraisals and evaluations may become appropriate at any time because of changing economic conditions and the economic prospects of borrowers.

SALES OF LOAN PARTICIPATIONS
The Bank originates and sells participations in certain loans. Gains are recognized at the time the sale is consummated. The amount of gain recognized on the sale of a specific loan is equal to the percentage resulting from determining the fair value of the portion of the loan sold relative to the fair value of the entire loan. Unrecognized gain is deferred and amortized into income over the remaining term of the portion of the loan not sold. Losses are recognized at the time the loan is identified as held for sale and the loan's carrying amount exceeds its market value.

OTHER REAL ESTATE
Other real estate acquired through foreclosure, either actual or in-substance, is recorded at fair value net of a valuation reserve for estimated selling costs. Loans are accounted for as in-substance foreclosures when the borrower has little or no equity in the project, repayment is expected only from the operation or sale of the property, and the borrower has either abandoned control of the property or it is doubtful the borrower will be able to rebuild equity over a relatively short period of time. Holding costs for other real estate are expensed as incurred. Changes to fair value or estimated selling costs are recorded as charges or credits to income with a corresponding adjustment to the valuation allowance. However, the valuation allowance is not reduced below zero.

PREMISES AND EQUIPMENT
Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets for financial reporting purposes and on accelerated methods for income tax purposes. Additions and major improvements are capitalized, while routine maintenance and repairs and gain or loss on dispositions are recognized currently.

INCOME TAXES
Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes." This pronouncement requires an asset and liability approach to the measurement of deferred income taxes. This new pronouncement had no impact at the date of adoption on the Company's financial condition and results of operation as a valuation reserve was established for 100% of the deferred tax asset recorded upon adoption. See
Note 8 of Notes to Consolidated Financial Statements.

SHAREHOLDERS' EQUITY
Net income (loss) per share is calculated by dividing (a) net income by (b) the weighted average number of shares of common stock outstanding, increased by common equivalent shares determined using the treasury stock method. Stock options granted, as described in Note 9, are considered common stock equivalents for purposes of calculating net income (loss) per share. The effect of these options in the net income (loss) per share calculations is not material.

NOTE 4 - INVESTMENT SECURITIES HELD TO MATURITY AND INVESTMENT SECURITIES AVAILABLE FOR SALE
The carrying value and approximate market value of investment securities at December 31, 1994 and 1993 are presented below:

                                                        1994                                        1993
                                      ---------------------------------------    -----------------------------------
                                                  Gross    Gross                              Gross   Gross
                                                 Unreal-  Unreal-                            Unreal- Unreal-
INVESTMENT SECURITIES                 Amortized   ized      ized      Market     Amortized    ized    ized    Market
 HELD TO MATURITY                       Cost      Gains     Loss       Value       Cost       Gains   Loss     Value
=============================================================================    ===================================
U.S. Treasury Securities  . . .       $  7,582    $  --    $ (259)   $  7,323     $ 5,634    $111    $  --  $  5,745
Obligations of states and
   political subdivisions . . .            435       13        --         448         535      59       --       594
                                      --------    -----    ------    --------     -------    ----    -----  --------
Total investment securities,
   held to maturity . . . . . .       $  8,017    $  13    $ (259)   $  7,771     $ 6,169    $170    $  --  $  6,339
                                      ========    =====    ======    ========     =======    ====    =====  ========


INVESTMENT SECURITIES
 AVAILABLE FOR SALE
===============================
U.S. Treasury Securities  . . .       $  2,438    $  --    $  (24)   $  2,414     $    --    $ --    $  --  $     --
Mortgage-backed securities  . .          1,296       --      (107)      1,189       1,414       8       (8)    1,414
U.S. Government corporations
   and agencies . . . . . . . .          6,869        5      (343)      6,531       8,102     106      (56)    8,152
                                      --------    -----    ------    --------     -------    ----    -----  --------
Total debt securities . . . . .         10,603        5      (474)     10,134       9,516     114      (64)    9,566
Common stock in other banks . .            650       --        --         650         650      --       --       650
                                      --------    -----    ------    --------     -------    ----    -----  --------
Total investment securities
   available for sale . . . . .       $ 11,253    $   5    $ (474)   $ 10,784     $10,166    $114    $ (64) $ 10,216
                                      ========    =====    ======    ========     =======    ====    =====  ========


                                                            1994
                                                --------------------------------
                                                                       Estimated
INVESTMENT SECURITIES                           Amortized                Market
 HELD TO MATURITY                                 Cost                   Value
================================================================================
Due in one year or less . . . . . . . . .       $  2,504                $  2,487
Due after one year through five years . .          4,573                   4,333
Due after five years through ten years  .            940                     951
Due after ten years . . . . . . . . . . .             --                      --
                                                --------                --------
                                                $  8,017                $  7,771
                                                ========                ========

                                                            1994
                                                --------------------------------
                                                                       Estimated
INVESTMENT SECURITIES                           Amortized                Market
 AVAILABLE FOR SALE                               Cost                   Value
================================================================================
Due in one year or less . . . . . . . . .       $    500                $    491
Due after one year through five years . .          5,834                   5,636
Due after five years through ten years  .          2,625                   2,448
Due after ten years . . . . . . . . . . .          1,644                   1,559
                                                --------                --------
                                                  10,603                  10,134
Other Securities  . . . . . . . . . . . .            650                     650
                                                --------                --------
                                                $ 11,253                $ 10,784
                                                ========                ========

         Proceeds from the sales of investment securities available for sale were $6,154 and $3,532 in 1993 and 1992, respectively. Gross gains of $114 and $176 were realized on these sales during 1993 and 1992, respectively. Losses of $75 were realized on the sale of investment securities during 1993. There were no losses realized in 1992. There were no sales of investment securities available for sale during 1994. Gains and losses on investments are determined through the specific identification method. An unrealized holding loss on investment securities available for sale of $309 net of the related income tax effect is included as a separate component of shareholders' equity at December 31, 1994.
         During 1992 the Company recorded a $50 reduction in the carrying value of its investment in common stock in affiliated banks, with a corresponding charge to income. Market values for common stock of affiliated banks are estimated based upon management's consideration of the financial condition and results of operations of those banks. There is no active trading market for these stocks.
         Investment securities with a carrying value of approximately $5,556 and $6,710 at December 31, 1994 and 1993, respectively, were pledged to secure deposits of public funds as required by law.

NOTE 5 - LOANS
The composition of the loan portfolio at December 31, 1994 and 1993 is presented below:

                                        1994        1993
========================================================
Commercial  . . . . . . . . . . . .    $24,540   $21,992
Real estate - construction and land
  development   . . . . . . . . . .     16,747    16,086
Real estate - mortgage  . . . . . .     23,656    25,290
Installment and other consumer  . .      5,712     7,854
                                       -------   -------
Total loans . . . . . . . . . . . .     70,655    71,222
  Less: Allowance for loan losses .     (1,028)   (1,016)
                                       -------   -------
                                       $69,627   $70,206
                                       =======   =======


An analysis of the allowance for loan losses follows:

                                Year ended December 31,
                              --------------------------
                               1994       1993      1992
========================================================
Balance at beginning
  of period . . . . . . . .   $1,016    $1,322    $1,777
                              ------    ------    ------
Charge-offs . . . . . . . .     (136)     (588)     (736)
Recoveries  . . . . . . . .       70       252       186
                              ------    ------    ------
Net charge-offs . . . . . .      (66)     (336)     (550)
                              ------    ------    ------
Additions charged
  to operations . . . . . .       78        30        95
                              ------    ------    ------
Balance at end of period. .   $1,028    $1,016    $1,322
                              ======    ======    ======

         At December 31, 1994 and 1993 non-accrual loans aggregated $649 and $455, respectively. Non-accrual loans had the effect of reducing income by $72, $61 and $160 in 1994, 1993 and 1992, respectively. As of December 31, 1993, $652 of loans were classified as restructured loans in accordance with Statement of Financial Accounting Standard No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings." Gross interest income of $61 would have been realized on restructured loans in accordance with the loan's original terms for 1993. Actual interest income earned, as a result of the restructuring, was $56. In 1994, there was a substantial principal reduction on the restructured loan but the remaining debt is still in question. Consequently, the remaining balance on this loan of $123 was transferred into the non-accrual status during the fourth quarter. The Company does not have commitments to lend additional funds on this loan at December 31, 1994.

NOTE 6 - PREMISES AND EQUIPMENT
At December 31, 1994 and 1993, premises and equipment balances are as follows:


                                              Asset Lives
                              1994       1993  (in years)
=========================================================
Land . . . . . . . . . . .  $1,439     $1,179
Building and leasehold
  improvements . . . . . .  $3,042     $2,598   5-31.5
Equipment, furniture
  and fixtures . . . . . .   2,063      1,917    3-7
                            ------     ------
                             6,544      5,694

Less: Accumulated
  depreciation . . . . . .  (2,297)    (1,858)
Branch in progress . . . .      --        678
                            ------     ------
                            $4,247     $4,514
                            ======     ======

         Depreciation expense was $465, $471 and $398 for 1994, 1993 and 1992, respectively.

NOTE 7 - INTEREST EXPENSE ON DEPOSITS
Interest expense on deposits follows:

                               Year ended December 31,
                            ----------------------------
                              1994      1993       1992
========================================================
NOW accounts  . . . . . .   $   269    $  237     $  253
Money market accounts . .       544       553        934
Savings . . . . . . . . .       141       110        154
Time, $100,000 and over .       686       606        834
                            -------    ------     ------
Other time  . . . . . . .   $ 1,610    $1,856     $2,440
                            =======    ======     ======
                            $ 3,250    $3,362     $4,615

                 The Bank had approximately $3,941 and $3,802 in deposits from local municipalities at December 31, 1994 and 1993, respectively.

NOTE 8 - INCOME TAXES
Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Previously, the Company used the Statement of Financial Accounting Standards No. 96- "Accounting for Income Taxes" (SFAS 96) asset and liability approach that gave no recognition to future events other than the recovery of assets and settlement of liabilities at their carrying amounts. Under SFAS 109, in the year of adoption, the effect of adoption on prior years' results of operations should be shown as a cumulative effect in the income statement in the year of change. It was determined that there was no cumulative effect on prior year earnings for fiscal year 1993.
         During 1994, the Company recognized income tax expense of $356. No income tax expense was recorded during 1993 and 1992 because the Company recognized the benefit of a portion of operating loss carryforwards generated during previous years. Additionally, a significant income tax benefit was recognized during 1993 due to a reduction in the deferred tax asset valuation allowance.

         The consolidated expense (benefit) for income taxes is summarized as follows:

                                Year ended December 31,
                               ------------------------
                               1994       1993     1992
=======================================================
Current tax expense . . .      $203    $  --      $ --
Deferred tax expense  . .       153       --        --
Reduction in deferred tax
  valuation allowance . .        --     (485)       --
                               ----    -----      ----
                               $356    $(485)     $ --
                               ====    =====      ====

         The provision (benefit) for federal income taxes at the statutory federal income tax rate is reconciled to the Company's actual provision (benefit) as follows:


                                 Year ended December 31,
                               --------------------------
                                1994      1993     1992
=========================================================
Tax provision at
  statutory rate  . . . . .     $203     $ 246     $108
Reduction in deferred tax
 valuation allowance  . . .       --      (485)      --
Benefit of net operating
 loss carryforward  . . . .       --      (240)    (101)
Reduction in deferred tax
  asset   . . . . . . . . .      153
Interest on tax-free
  municipal bonds   . . . .       (9)       (9)      (9)
Other   . . . . . . . . . .        9         3        2
                                ----     -----     ----
                                $356     $(485)    $ --
                                ====     =====     ====

         Deferred tax liabilities (assets) are comprised of
the following:
                                           Year ended
                                          December 31,
                                        ---------------
                                          1994     1993
=======================================================
Unrealized gain on investment
  securities available for sale   .     $   --   $   17
Depreciation  . . . . . . . . . . .          3       58
                                        ------   ------
  Gross deferred tax liabilities. .     $    3   $   75
                                        ------   ------
Nonaccrual loans  . . . . . . . . .     $  (61)    (119)
Allowance for loan losses . . . . .       (119)    (116)
Other real estate . . . . . . . . .        (62)    (134)
Writedown of investment in
  common stock  . . . . . . . . . .        (68)     (68)
Unrealized loss on investment securities
  available for sale  . . . . . . .       (159)      --
Alternative Minimum Tax credit  . .        (58)      --
Loss carryforwards  . . . . . . . .         --     (164)
Other   . . . . . . . . . . . . . .       ( 67)     (42)
                                        ------   ------
  Gross deferred tax assets   . . .     $ (594)  $ (643)
                                        ------   ------
Deferred tax assets valuation
  allowance . . . . . . . . . . . .     $  100      100
                                        ------   ------
                                        $ (491)  $ (468)
                                        ======   ======

         Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. No deferred tax benefit was recorded during 1992 because there were no additional taxes paid in the current or prior years being refunded from the utilization of the current year operating loss.

         The Company has no operating loss carryforwards at December 31, 1994.

NOTE 9 - INCENTIVE STOCK OPTION PLAN
During 1993, the Company established the 1993 Incentive Stock Option Plan (the "Plan") by authorizing 100,000 shares of common stock of the Company for issuance under the Plan. Options are granted to key employees of the Company through the authorization of the Board of Directors. Each option grants the holder the right to purchase one share of common stock and is exercisable for ten years from the date of grant at the greater of fair market value of the common stock or book value per share determined at the date of grant. The following data is presented as of December 31, 1994:

Date of         Shares     Grant  Options   Options        Options
Grant          Granted    Price  Exercised Forfeited   Outstanding
==================================================================
May 18, 1993    42,300     $6.75     --        22,300       20,000
Jan 23, 1994     8,500     $7.37     --         4,250        4,250
Sep 29, 1994    63,143     $7.37     --            --       63,143


NOTE 10 - DIVIDEND AND OTHER RESTRICTIONS:
Georgia banking laws limit the amount of dividends which the Bank may pay to the Company without obtaining prior approval from the Georgia Department of Banking and Finance (the Department). Such approval would be required if either: (a) the Bank's ratio of equity capital to adjusted total assets is less than 6%; (b) the aggregate amount of dividends declared or anticipated to be declared by the Bank in that calendar year exceeds 50% of the net profits, after taxes but before dividends, of the Bank for the previous calendar year; or (c) the percentage of the Bank's assets classified by the Department at its more recent examination of the Bank exceeds 80% of the Bank's equity capital. At December 31, 1994, the amount of Bank retained earnings available for the payment of dividends was $460.
                 Georgia law was amended as of July 1, 1989 to eliminate treasury shares unless the shares are specifically provided for in a company's Articles of Incorporation. As the company's Articles of Incorporation do not provide for treasury shares, repurchased shares were retired.

NOTE 11 - COMMITMENTS AND CONTINGENCIES
The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recognized in the balance sheets. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.
                 Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. At December 31, 1994 and 1993 unfunded commitments to extend credit were approximately $24,377 and $23,433, respectively. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained when a commitment is extended varies but may include accounts receivable, inventory, property, plant and equipment, income producing properties, personal guarantees and personal assets.
                 Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. At December 31, 1994 and 1993, commitments under letters of credit aggregated approximately $333 and $293, respectively. Collateral varies but may include accounts receivable, inventory, equipment, marketable securities, and property. Since most of the letters of credit are expected to expire without being drawn upon, they do not necessarily represent future cash requirements.
                 Most of the Bank's business activity is with customers located in the Atlanta metropolitan area. The Bank's only concentration of credit is for real estate development, construction, and mortgage purposes, or to businesses dependent upon the real estate economy. As of December 31, 1994, the Bank had no other significant concentrations of credit risk in its loan portfolio.

NOTE 12 - RELATED PARTY TRANSACTIONS:
At December 31, 1994 and 1993 deposits from directors, executive officers and their related interests aggregated approximately $1,021 and $756, respectively. Substantially all of these deposits are interest bearing. These deposits were taken in the normal course of business at market interest rates. Significant loans to directors, executive officers and their related interests, in the aggregate, were as follows:

Balance at December 31, 1993  . . . . . . . .      $501
New loans   . . . . . . . . . . . . . . . . .       600
Payoffs   . . . . . . . . . . . . . . . . . .      (294)
                                                   ----
Balance at December 31, 1994  . . . . . . . .      $807
                                                   ====

                 During 1992, the Bank sold loan participations totaling $34 to affiliated banks. No such loan participations were sold to affiliated banks during 1994 or 1993.
                 The Company, as lessor, entered into an operating lease agreement with an affiliated bank during 1990. The Company purchased equipment and furniture which was included in other assets. The lessee had the option to purchase the leased property at fair market value at any time during the lease term by giving 30 days notice. The lessee exercised this option during the first quarter of 1993. The sales price of this equipment was not materially different from the

Company's carrying value of the leased equipment. The Company earned operating lease income of $19 and $119 during 1993 and 1992, respectively. Depreciation expense, which is reported as "other operating expense" in the accompanying consolidated statements of operations, was $12 and $77 during 1993 and 1992, respectively.

NOTE 13 - RETIREMENT PLAN:
The Company established a 401(K) Retirement Plan (the "Retirement Plan") for the benefit of eligible employees effective April 1, 1990. Employees may elect to contribute a percentage of their annual compensation subject to limits established under the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company may, at its discretion, make annual matching contributions. The Company's 401(K) Advisory Committee will allocate the matching contributions on the basis of the participant's "eligible contributions" as defined in the Retirement Plan. These contributions vest to the employee's account over a six-year period. Matching contributions of $14, $18 and $8 were made in 1994, 1993 and 1992, respectively.

NOTE 14 - CONDENSED FINANCIAL STATEMENTS OF HOLDING COMPANY

CONDENSED BALANCE SHEETS

                                                                                                      December 31,
                                                                                                --------------------
                                                                                                    1994        1993
====================================================================================================================
ASSETS
Cash and interest-bearing transaction account at subsidiary . . . . . . . . . . . . . . .       $    918    $  1,042
Investment in wholly-owned bank subsidiary  . . . . . . . . . . . . . . . . . . . . . . .         10,907      10,330
Investment in other bank stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            650         650
Mortgage loan receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            361         366
Other real estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            314         350
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            753         817
                                                                                                --------    --------
   Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 13,903    $ 13,555
                                                                                                ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $      8    $      9
Shareholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13,895      13,546
                                                                                                --------    --------
   Total liabilities and shareholders' equity . . . . . . . . . . . . . . . . . . . . . .       $ 13,903    $ 13,555
                                                                                                ========    ========

CONDENSED STATEMENTS OF OPERATIONS
                                                                                     For the year ended December 31,
                                                                                     -------------------------------
                                                                                      1994          1993        1992
====================================================================================================================
Revenue:      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   Income from subsidiaries:
      Interest income from subsidiaries . . . . . . . . . . . . . . . . . . . .      $  34      $    38        $  11
      Other income from subsidiaries  . . . . . . . . . . . . . . . . . . . . .         20            9           --
                                                                                     -----      -------        -----
                                                                                        54           47           11

   Interest income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         23           32           64
   Income from other banks  . . . . . . . . . . . . . . . . . . . . . . . . . .          3           19          119
   Other income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         --           23            9
                                                                                     -----      -------        -----
      Total revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         80          121          203

Expenses:
   Total operating expense. . . . . . . . . . . . . . . . . . . . . . . . . . .       (427)        (197)        (471)
                                                                                     -----      -------        -----
Loss before income taxes and equity in undistributed income of bank subsidiary        (347)         (76)        (268)
Income tax benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        118           --           --
                                                                                     -----      -------        -----
Loss before equity in undistributed income in bank subsidiary . . . . . . . . .       (229)         (76)        (268)
Equity in undistributed income of bank subsidiary . . . . . . . . . . . . . . .        920        1,284          586
                                                                                     -----      -------        -----
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 691      $ 1,208        $ 318
                                                                                     =====      =======        =====

CONDENSED STATEMENTS OF CASH FLOWS

                                                                                      For the year ended December 31,
                                                                                      ------------------------------
                                                                                        1994        1993        1992
====================================================================================================================
Cash flows from operating activities:
   Net income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  691     $ 1,208     $   318
                                                                                      ------     -------     -------
   Adjustments to reconcile net income to net cash used in operating activities:
      Equity in income of bank subsidiary . . . . . . . . . . . . . . . . . . .         (920)     (1,284)       (586)
      Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . .           69          58         265
      Gain on sale of leased asset. . . . . . . . . . . . . . . . . . . . . . .           --         (21)         --
      Market value provision for decline in investment securities . . . . . . .           --          --          50
      Decrease (increase) in other assets . . . . . . . . . . . . . . . . . . .            3        (108)        (26)
      (Decrease) increase in other liabilities  . . . . . . . . . . . . . . . .           (1)          8         (82)
      Provision for losses on other real estate . . . . . . . . . . . . . . . .           36          --          --
                                                                                      ------     -------     -------
         Total adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . .         (813)     (1,347)       (379)
                                                                                      ------     -------     -------
           Net cash used in operating activities  . . . . . . . . . . . . . . .         (122)       (139)        (61)
                                                                                      ------     -------     -------
Cash flows from investing activities:
   Proceeds from sale of leased assets  . . . . . . . . . . . . . . . . . . . .           --         250          --
   Capital expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (2)        (60)        (25)
                                                                                      ------     -------     -------
      Net cash (used in) provided by investing activities . . . . . . . . . . .           (2)        190          25
                                                                                      ------     -------     -------
Net (decrease) increase in cash and cash equivalents  . . . . . . . . . . . . .         (124)         51          86
Cash and cash equivalents at the beginning of the period  . . . . . . . . . . .        1,042         991       1,077
                                                                                      ------     -------     -------
Cash and cash equivalents at the end of the period. . . . . . . . . . . . . . .       $  918     $ 1,042     $   991
                                                                                      ======     =======     =======

 PAGE>





                                                                       EXHIBIT A





                         AGREEMENT AND PLAN OF MERGER

                                      OF

                         SOUTHTRUST OF GEORGIA, INC.

                                     AND

                          SOUTHERN BANK GROUP, INC.

                                 JOINED IN BY

                            SOUTHTRUST CORPORATION

                                                                    ARTICLE I

                                                                   THE MERGER

  Section 1.1  Consummation of Merger; Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-6
               ------------------------------------
  Section 1.2  Effect of Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-7
               ----------------
  Section 1.3  Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-7
               ------------------
  Section 1.4  Directors and Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-7
               ----------------------
  Section 1.5  Stockholder Approval   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-8
               --------------------


                                                                   ARTICLE II

                                                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES

  Section 2.1  Manner of Conversion of SBG Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-8
               ----------------------------------
  Section 2.2  SBG Stock Options and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-9
               -------------------------------------
  Section 2.3  Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-9
               -----------------
  Section 2.4  Effectuating Conversion    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
               -----------------------
  Section 2.5  Laws of Escheat  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
               ---------------

                                                                   ARTICLE III

                                                      REPRESENTATIONS AND WARRANTIES OF SBG

  Section 3.1  Corporate Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
               ----------------------
  Section 3.2  Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
               --------------
  Section 3.3  Financial Statements; Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
               -----------------------------
  Section 3.4  Loan Portfolio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
               --------------
  Section 3.5  Certain Loans and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
               ---------------------------------
  Section 3.6  Authority; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
               -----------------------
  Section 3.7  Consents and Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
               ----------------------
  Section 3.8  Broker's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
               -------------
  Section 3.9  Absence of Certain Changes or Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
               ------------------------------------
  Section 3.10 Legal Proceedings; Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
               ----------------------
  Section 3.11 Taxes and Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
               ---------------------
  Section 3.12 Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
               ----------------------
  Section 3.13 Title and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
               -------------------------
  Section 3.14 Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
               -----------
  Section 3.15 Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-18
               ---------------------
  Section 3.16 Commitments and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
               -------------------------
  Section 3.17 Regulatory Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
               ------------------
  Section 3.18 Registration Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
               ------------------------
  Section 3.19 State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
               -------------------
  Section 3.20 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
               ---------
  Section 3.21 Labor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
               -----
  Section 3.22 Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
               --------------------
  Section 3.23 Transactions with Management   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
               ----------------------------
  Section 3.24 Proxy Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
               ---------------
  Section 3.25 Deposit Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
               -----------------
  Section 3.26 Untrue Statements and Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
               -------------------------------

                                                                   ARTICLE IV

                                                        REPRESENTATIONS AND WARRANTIES OF
                                                              SOUTHTRUST AND ST-SUB

  Section 4.1  Organization and Related Matters of SouthTrust   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
               ----------------------------------------------
  Section 4.2  Organization and Related Matters of ST-Sub   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
               ------------------------------------------
  Section 4.3  Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
               --------------
  Section 4.4  Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
               -------------
  Section 4.5  Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
               --------------------
  Section 4.6  Absence of Certain Changes or Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
               ------------------------------------
  Section 4.7  Legal Proceedings, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
               -----------------------
  Section 4.8  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
               ---------
  Section 4.9  Consents and Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
               ----------------------
  Section 4.10 Accounting, Tax, Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
               -----------------------------------
  Section 4.11 Proxy Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
               ---------------
  Section 4.12 No Broker's or Finder's Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
               ----------------------------
  Section 4.13 Untrue Statements and Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
               -------------------------------

                                                                    ARTICLE V

                                                            COVENANTS AND AGREEMENTS

  Section 5.1  Conduct of the Business of SBG   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
               ------------------------------
  Section 5.2  Current Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
               -------------------
  Section 5.3  Access to Properties; Personnel and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
               -------------------------------------------
  Section 5.4  Approval of SBG Shareholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
               ----------------------------
  Section 5.5  No Other Bids  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
               -------------
  Section 5.6  Notice of Deadlines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
               -------------------
  Section 5.7  Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
               ----------
  Section 5.8  Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
               -------------------------
  Section 5.9  Environmental Audits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
               --------------------
  Section 5.10 Title Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
               ---------------
  Section 5.11 Surveys  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
               -------
  Section 5.12 Compliance Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
               ------------------
  Section 5.13 Exemption Under Anti-Takeover Statutes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
               --------------------------------------
  Section 5.14 Subsidiary Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
               ---------------------------

                                                                   ARTICLE VI

                                                       ADDITIONAL COVENANTS AND AGREEMENTS

  Section 6.1  Best Efforts; Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
               -------------------------
  Section 6.2  Regulatory Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
               ------------------
  Section 6.3  Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
               -------------
  Section 6.4  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
               ---------------
  Section 6.5  Current Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
               -------------------
  Section 6.6  Registration Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
               ----------------------
  Section 6.7  Reservation of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
               ---------------------
  Section 6.8  Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
               -------------

                                                                   ARTICLE VII

                                                          MUTUAL CONDITIONS TO CLOSING

  Section 7.1  Shareholder Approval   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
               --------------------
  Section 7.2  Regulatory Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
               --------------------
  Section 7.3  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
               ----------
  Section 7.4  Proxy Statement and Registration Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
               ------------------------------------------

                                                                  ARTICLE VIII

                                             CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB

  Section 8.1  Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
               ------------------------------

  Section 8.2  Performance of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
               --------------------------
  Section 8.4  Absence of Adverse Facts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
               ------------------------
  Section 8.5  Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
               ------------------
  Section 8.6  Consents Under Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
               -------------------------
  Section 8.7  Material Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
               ------------------
  Section 8.8  Matters Relating to Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
               -----------------------------------------
  Section 8.10 Outstanding Shares of SBG  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
               -------------------------
  Section 8.11 Dissenters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
               ----------
  Section 8.12 Certification of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
               -----------------------

                                                                   ARTICLE IX

                                                        CONDITIONS TO OBLIGATIONS OF SBG

  Section 9.1  Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
               ------------------------------
  Section 9.2  Performance of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
               --------------------------
  Section 9.3  Certificate Representing Satisfaction of Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
               ---------------------------------------------------
  Section 9.4  Absence of Adverse Facts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
               ------------------------
  Section 9.5  Consents Under Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
               -------------------------
  Section 9.6  Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
               ------------------
  Section 9.7  SouthTrust Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
               -----------------
  Section 9.8  Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
               -----------
  Section 9.9  Price of SouthTrust Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
               --------------------------
  Section 9.10 Fairness Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
               ----------------

                                                                    ARTICLE X

                                                        TERMINATION, WAIVER AND AMENDMENT

  Section 10.1 Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
               -----------
  Section 10.2 Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
               ---------------------
  Section 10.3   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
                 ----------
  Section 10.4 Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
               -------
  Section 10.5 Non-Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
               ----------------------------------------------

                                                                   ARTICLE XI

                                                                  MISCELLANEOUS

  Section 11.1 Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
               ----------------
  Section 11.2 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
               -------
  Section 11.3   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
                 ------------
  Section 11.4 Costs and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
               ------------------
  Section 11.5 Captions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
               --------
  Section 11.6 Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
               ------------
  Section 11.7 Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
               -------------
  Section 11.8 Persons Bound; No Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
               ----------------------------
  Section 11.9 Exhibits and Schedules   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
               ----------------------
  Section 11.10 Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
                ------
  Section 11.11 Construction of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
                ---------------------

                         AGREEMENT AND PLAN OF MERGER
                                      OF
                         SOUTHTRUST OF GEORGIA, INC.
                                     AND
                          SOUTHERN BANK GROUP, INC.
                                 JOINED IN BY
                            SOUTHTRUST CORPORATION



                 This AGREEMENT AND PLAN OF MERGER, dated as of the 17th day of March, 1995 (this "Agreement"), by and between SouthTrust of Georgia, Inc., a Georgia corporation ("ST-Sub"), and Southern Bank Group, Inc., a Georgia corporation and a registered bank holding company ("SBG"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust").


                                WITNESSETH THAT:


                 WHEREAS, the respective Boards of Directors of ST-Sub and SBG deem it in the best interests of ST-Sub and of SBG, respectively, and of their respective shareholders, that ST-Sub and SBG merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986 (the "Code") (the "Merger");

                 WHEREAS, the Boards of Directors of ST-Sub and SBG have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with the laws of the State of Georgia and the United States;

                 WHEREAS, SouthTrust, the sole shareholder of ST-Sub, will deliver, or cause to be delivered, to the shareholders of SBG the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement; and

                 WHEREAS, SBG owns all the issued and outstanding capital stock of The Northside Bank & Trust Company, a Georgia banking corporation ("Northside Bank"), and ST-Sub owns all of the issued and outstanding capital stock of SouthTrust Bank of Georgia, N.A., a national banking association ("ST-Bank"), and it is contemplated that, in connection with the consummation of this Agreement and pursuant to the terms of a certain Subsidiary Merger Agreement (the "Subsidiary Merger Agreement"), Northside Bank will be merged with and into ST-Bank;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that SBG will be merged with and into ST-Sub and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of SBG, par value $1.00 per share, into shares of common stock of SouthTrust, par value of $2.50 per share, shall be as hereinafter set forth.


                                   ARTICLE I

                                   THE MERGER


         Section 1.1 Consummation of Merger; Closing Date. (a) Subject to the provisions hereof, SBG shall be merged with and into ST-Sub (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to Sections 14-2-1101 et seq. of the Georgia Business Corporation Code, and ST-Sub shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which the Articles of Merger have been duly filed with the Secretary of State of Georgia, unless a later date is specified in such Articles of Merger (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and SBG, the Effective Time of the Merger shall occur within ten (10) business days following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) having authority over the transactions contemplated under the Merger Agreement or the Subsidiary Merger Agreement and (ii) the date on which the shareholders of SBG, to the extent that their approval is required by applicable law, approve the transactions contemplated by this Agreement. As used in this Agreement, "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any contract, permit, law, regulation or order, and "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board) (the "OTS"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), the Georgia Department of Banking and Finance (the "Georgia Department") and all other state regulatory agencies having jurisdiction over the parties and their respective bank subsidiaries, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

                          (b)     The closing of the Merger (the "Closing")
shall take place at the principal offices of SBG at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date and time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

                          (c)     The home office of the Surviving Corporation
shall be located at _____________________________________________.

         Section 1.2 Effect of Merger. (a) At the Effective Time of the Merger, SBG shall be merged with and into ST-Sub and the separate existence of SBG shall cease. The Articles of Incorporation and Bylaws of ST-Sub (copies of which are set forth on Exhibit 1.2 hereto), as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Georgia and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

                          (b)     The shares of common stock, par value $____,
of ST-Sub issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding and unchanged after the Merger and shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of SBG last in office shall execute and deliver or cause to be executed and delivered in the name of SBG such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SBG.

         Section 1.4 Directors and Officers. From and after the Effective Time of the Merger, the directors of the Surviving Corporation shall be those persons theretofore serving as directors of ST-Sub and the officers of the Surviving Corporation shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as SouthTrust, at or prior to the Effective Time of the Merger, shall designate in writing.

         Section 1.5 Stockholder Approval. This Agreement is subject to the approval by the affirmative vote of the respective holders of at least a majority of the outstanding capital stock of SBG and ST-Sub.



                                   ARTICLE II

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES


         Section 2.1 Manner of Conversion of SBG Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of the holder of any shares of common stock of SBG, par value $1.00 (the "SBG Shares"):

         (a) All SBG Shares which are held by SBG as treasury stock, if any, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

         (b) Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.3 hereof and except with regard to Dissenting SBG Shares (as hereinafter defined), each SBG Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 0.5275665 shares of common stock of SouthTrust (and the rights associated therewith issued pursuant to a Rights Agreement dated February 22, 1989 between SouthTrust and Mellon Bank, N.A.) (together, the "SouthTrust Shares") (such fraction, as may be adjusted, as provided herein, being hereinafter referred to as the "Conversion Ratio"). The Conversion Ratio, including the number of SouthTrust Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of this Agreement and prior to the Effective Time of the Merger. The Conversion Ratio also is subject to an adjustment, in the sole discretion of SouthTrust, upon the occurrence of certain conditions specified in Section 9.9 hereof.

         (c) Each outstanding SBG Share, the holder of which has demanded and perfected his demand for payment of the "fair" value of such share in accordance with Sections 14-2-1301 et seq. of the Georgia Business Corporation Code (the "Dissent Provisions"), to the extent applicable, and has not effectively withdrawn or lost his right to such appraisal (the "Dissenting SBG Shares"), shall not be converted into or represent a right to receive the SouthTrust Shares issuable in the Merger but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. SBG shall give SouthTrust prompt notice upon receipt by SBG of any written objection to the Merger and any written demands for payment of the fair value of SBG Shares, and of withdrawals of such demands, and any other instruments provided to SBG pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value for any SBG Shares held by such Dissenting Shareholder shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholder's SBG Shares shall be canceled. Neither SBG nor the Surviving Corporation shall, except with the prior written consent of SouthTrust, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair value, the SBG Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Merger as provided by this Agreement.

         Section 2.2 SBG Stock Options and Related Matters. (a) As of the Effective Time of the Merger, all rights with respect to the SBG Shares issuable pursuant to the exercise of stock options ("SBG Options") granted by SBG under stock option plans of SBG (the "SBG Stock Option Plans"), which are outstanding at the Effective Time of the Merger, whether or not such SBG Options are then exercisable, shall, subject to this section, be assumed by SouthTrust in accordance with the terms of the particular SBG Stock Option Plan under which such SBG Options were issued and the stock option agreement by which such SBG Options are evidenced. From and after the Effective Time of the Merger, (i) each SBG Option assumed by SouthTrust hereunder may be exercised solely for SouthTrust Shares, (ii) the number of SouthTrust Shares subject to such SBG Option shall be equal to the number of SBG Shares subject to such SBG Option immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio and (iii) the per share exercise price under each such SBG Option shall be adjusted by dividing the per share exercise price under each such SBG Option by the Conversion Ratio and rounding down to the nearest cent.

                 (b) At all times after the Effective Time of the Merger, SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to permit the exercise of the SBG Options in the manner contemplated by this Agreement. At or prior to, or at the election of SouthTrust within a reasonable time (not to exceed 30 days) after, the Effective Time of the Merger, SouthTrust shall file a Registration Statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate form), with respect to the SouthTrust Shares subject to the SBG Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the SBG Options remain outstanding. SouthTrust shall make any filings required under any applicable state securities laws to qualify the SouthTrust Shares subject to such SBG Options for resale thereunder.

                 (c) The number of SouthTrust Shares subject to the SBG Options to be assumed by SouthTrust hereunder and the exercise price thereof shall, from and after the Effective Time of the Merger, be subject to appropriate adjustment in the event of the occurrence of any transaction described in Section 2.1(b) hereof if the record date with respect to such transaction is on or after the Effective Time of the Merger.

                 (d) It is intended that the foregoing assumption of SBG Options shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Code as to any stock option which is an incentive stock option as defined in Section 422 of the Code. All restrictions or limitations on transfer with respect to SBG Shares awarded under a SBG Stock Option Plan ("Restricted Stock"), to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the SouthTrust Shares into which such Restricted Stock is converted pursuant to this Agreement, unless such restrictions arise under the Securities Act of 1933 and are eliminated by virtue of the Registration Statement described in Section 6.6, below. Except as otherwise provided herein, (i) the provisions of the SBG Stock Option Plans that provide for the issuance or grant of any other interest in respect of the capital stock of SBG shall be deleted as of the Effective Time of the Merger and (ii) SBG shall take all reasonable steps to ensure that following the Effective Time of the Merger no holder of SBG Options shall have any right thereunder to acquire any equity securities of SBG.

                 (e) SBG acknowledges that the holders of SBG Options who may become or be deemed to be executive officers or directors of SouthTrust after the Effective Time of the Merger may be subject to the short-swing sale restrictions of the Securities Exchange Act of 1934 and regulations promulgated thereunder.

                 (f) At the election of SouthTrust, SBG shall use its best efforts to procure from each holder of SBG Options, and shall deliver to SouthTrust at the Closing, an executed acknowledgement of the treatment and disposition of such holder's SBG Options, as provided for under Section 2.2 of this Agreement.

         Section 2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of SBG Shares converted pursuant to the Merger, and each holder of SBG Options assumed by SouthTrust pursuant to this Agreement, who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an

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amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger in the case of shares exchanged pursuant to the Merger or at the date of exercise in the case of SBG Options to be exercised for SouthTrust Shares. The market value of one SouthTrust Share at the Effective Time of the Merger or the date of exercise, as the case may be, shall be the last sale price of such SouthTrust Shares, as reported by The Nasdaq Stock Market-National Market ("Nasdaq") on the last business day preceding the Effective Time of the Merger or the date of exercise, as the case may be, or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Securities Exchange Act of 1934, the last sale price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.4 Effectuating Conversion (a) The Trust and Financial Services Division of SouthTrust Bank of Alabama, National Association, or such other institution as SouthTrust and SouthTrust Bank of Alabama, National Association, may designate, shall serve as the exchange agent (the "Exchange Agent"). The Exchange Agent may employ sub-agents in connection with performing its duties. As of the Effective Time of the Merger, SouthTrust will deliver or cause to be delivered to the Exchange Agent the consideration to be paid by SouthTrust for the SBG Shares, along with the appropriate cash payment in lieu of fractional interests in SouthTrust Shares. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of SBG Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing SBG Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing SBG Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of SBG Shares to transfer good and marketable title to such SBG Shares to SouthTrust, free and clear of all liens, claims and encumbrances. Amounts that would have been payable to Dissenting Shareholders for SBG Shares but for the fact of their dissent in accordance with the provisions of Section 2.1(c) hereof shall be returned by the Exchange Agent to SouthTrust as promptly as is practicable.

                 (b) At the Effective Time of the Merger, the stock transfer books of SBG shall be closed as to holders of SBG Shares immediately prior to the Effective Time of the Merger and no transfer of SBG Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing SBG Shares shall, without any action on the part of any holder thereof, no longer represent SBG Shares. If, after the Effective Time of the Merger, certificates are properly presented to the Exchange Agent, such certificates shall be exchanged for the consideration contemplated by this Agreement into which the SBG Shares represented thereby were converted in the Merger.

                 (c) In the event that any holder of SBG Shares is unable to deliver the certificate which represents such holder's SBG Shares, SouthTrust, in the absence of actual notice that any SBG Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                 (i) An affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed;

                 (ii) Such security or indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless; and

                 (iii) Evidence to the satisfaction of SouthTrust that such holder is the owner of the SBG Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                 (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares are to be made to a person other than the person in





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
whose name any certificate representing SBG Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

                 (e) No holder of SBG Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing SBG Shares, and SouthTrust shall not be obligated to deliver any of the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares or any such dividend or other distribution with respect to SouthTrust Shares until such holder shall surrender the certificate or certificates representing SBG Shares as provided for by the Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional SouthTrust Shares and the amount of any dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares and which are payable to holders of record of SouthTrust Shares on or after the Effective Time of the Merger and prior to the surrender and exchange of the certificates, but if the payment date is subsequent to the surrender, payment of such distributions shall be made on the applicable payment date.

         Section 2.5 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of SBG Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of SBG, SouthTrust, ST-Sub, the Exchange Agent, nor any other person acting on their behalf shall be liable to a holder of SBG Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.



                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF SBG


         SBG hereby represents and warrants to ST-Sub and SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization. (a) SBG is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. SBG has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and SBG is duly licensed or qualified to do business in Georgia and elsewhere where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, assets, operations, financial condition or results of operations of SBG (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition of SBG") on a consolidated basis. SBG is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Articles or Certificate of Incorporation of SBG and the Bylaws of SBG, each as amended to the date hereof, have been delivered to SouthTrust.

                 (b) Northside Bank is a Georgia banking corporation duly organized, validly existing and in good standing under the laws of Georgia. Northside Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and Northside Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted





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
by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the Condition of the Bank. True and correct copies of the Articles of Incorporation and the Bylaws of Northside Bank, as amended to the date hereof, have been delivered to SouthTrust.

                 (c) Each of SBG, Northside Bank and their respective subsidiaries has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for each of them to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SBG on a consolidated basis.

                 (d) Except for Northside Bank and Southern Mortgage Group, Inc. (which is inactive as of the date hereof), SBG does not own any capital stock of any subsidiary, and Northside Bank does not own any capital stock of any subsidiary; SBG and Northside Bank do not have any interest in any partnership or joint venture; for purposes of this Agreement, a "subsidiary" means any corporation or other entity of which the party referred to beneficially owns, controls, or has the power to vote, directly or indirectly, more than 5% of the outstanding equity securities.

                 (e) The minute books of SBG, Northside Bank and their respective subsidiaries contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof).

         Section 3.2 Capitalization. (a) The authorized capital stock of SBG consists of 10,000,000 shares of common stock, par value $1.00 (hereinbefore and hereinafter referred to as "SBG Shares"), 1,838,601 shares of which as of the date hereof are issued and outstanding (none of which is held in the treasury of SBG). All of the issued and outstanding SBG Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of SBG, or any securities or rights convertible into or exchangeable for shares of capital stock of SBG, except for options to purchase 87,393 SBG Shares (which are described in more detail in Disclosure
Schedule 3.2).

                 (b) The authorized capital stock of Northside Bank consists of 5,000,000 shares of common stock, par value $5.00 per share, 1,000,000 shares of which as of the date hereof are issued and outstanding (none of which is held in the treasury of the Northside Bank) (the "Northside Bank Shares"). All of the issued and outstanding Northside Bank Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of Northside Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of Northside Bank.

                 (c) All of the issued and outstanding shares of capital stock of Northside Bank:

                          (i)     are owned by SBG; and

                          (ii) are so owned free and clear of all liens and encumbrances and adverse claims thereto.

         Section 3.3 Financial Statements; Filings. (a) Northside Bank has previously delivered to SouthTrust copies of the financial statements of Northside Bank as of and for the years ended December 31, 1993, 1992 and 1991, and the financial statements of Northside Bank as of and for the periods ended March 31, 1994, June 30, 1994, and September 30, 1994, and Northside Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of Northside Bank, the financial statements of Northside Bank as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of Northside Bank").

                 (b) Northside Bank has previously delivered to SouthTrust copies of the Call Reports of Northside Bank as of and for the years ended December 31, 1993, 1992 and 1991, and the Call Reports of Northside Bank as of and for the periods ended March 31, 1994, June 31, 1994 and September 30, 1994, and Northside Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional Call Reports for each subsequent calendar quarter (or other reporting period) or year of Northside Bank, the Call Reports of Northside Bank as of and for each such subsequent calendar quarter (or other reporting period) or year (such Call Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Call Reports of Northside Bank").

                 (c) SBG has previously delivered to SouthTrust copies of the consolidated financial statements of SBG as of and for the years ended December 31, 1993, 1992 and 1991, and the consolidated financial statements of SBG as of and for the periods ended March 31, 1994, June 30, 1994, and September 30, 1994, and SBG shall deliver to SouthTrust, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter (or other reporting period) or year of SBG, the consolidated financial statements of SBG as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SBG").

                 (d) Each of the Financial Statements of SBG, each of the Financial Statements of Northside Bank, and each of the Call Reports of Northside Bank (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SBG and Northside Bank have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of SBG, each of the Financial Statements of Northside Bank, and each of the Call Reports of Northside Bank (including the related notes, where applicable) fairly present or will fairly present the financial position of SBG on a consolidated basis and the financial position of Northside Bank (as the case may be) as of the respective dates thereof and fairly present or will fairly present the results of operations of SBG on a consolidated basis and the results of operations of Northside Bank (as the case may be) for the respective periods therein set forth.

                 (e) To the extent not prohibited by law, SBG has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by SBG, Northside Bank or any of their respective subsidiaries with the Regulatory Authorities, and will from time to time hereafter furnish, or cause Northside Bank to furnish to SouthTrust, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (f) Since September 30, 1994, none of SBG, Northside Bank or any of their respective subsidiaries has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of SBG on a consolidated basis, except obligations and liabilities
(i) which are accrued or reserved against in the Financial Statements of SBG, the Financial Statements of Northside Bank or the Call Reports of Northside Bank, or reflected in the notes thereto, or (ii) which were incurred after September 30, 1994, in the ordinary course of business consistent with past practices. Since September 30, 1994, neither SBG nor Northside Bank have incurred or paid any obligation or liability which would be material to the Condition of SBG on a consolidated basis, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 3.4      Loan Portfolio.  Except as set forth in Disclosure
Schedule 3.4, (i) all evidences of indebtedness in original principal amount in excess of $10,000 reflected as assets in the Financial Statements of SBG, the Financial Statements of Northside Bank and the Call Reports of Northside Bank as of and for the year ended December 31, 1993 and the periods ended March 31, 1994, June 30, 1994 and September 30, 1994 were as of such dates in all respects to the knowledge of SBG or Northside Bank the binding obligations of the respective obligors named therein in accordance with their respective terms, (ii) the allowances for possible loan losses shown on the Financial Statements of SBG, the Financial Statements of Northside Bank and the Call Reports of Northside Bank as of and for the year ended December 31, 1993 and the periods ended March 31, 1994, June 30, 1994 and September 30, 1994 were, and the allowance for possible loan losses to be shown on the Financial Statements of SBG, the Financial Statements of Northside Bank and the Call Reports of Northside Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of SBG and Northside Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit), and (iii) each such allowance described in (ii) above has been established in accordance with the accounting principles described in
Section 3.3(d).

         Section 3.5 Certain Loans and Related Matters. Except as set forth in Disclosure Schedule 3.5, none of SBG, Northside Bank or any of their respective subsidiaries are, as of the date hereof, parties to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $10,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or, to the knowledge of SBG or Northside Bank, in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by SBG, Northside Bank, their respective subsidiaries or any Regulatory Authority, should have been classified as "substandard," "doubtful," "loss," "other loans especially mentioned", "other assets especially mentioned" or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of SBG, Northside Bank or any of their respective subsidiaries or any ten percent (10%) shareholder of SBG, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to SBG, Northside Bank or any of their respective subsidiaries including, but not limited to, those promulgated, interpreted or enforced by any of the Regulatory Authorities and which violation could have a material adverse effect on the Condition of SBG on a consolidated basis. As of the date of any Financial Statement of SBG, any Financial Statement of Northside Bank and any Call Report of Northside Bank subsequent to the execution of this Agreement, including the date of the Financial Statements of SBG, the Financial Statements of Northside Bank, and the Call Reports of Northside Bank that immediately precede the Effective Time of the Merger, there shall not have been any material increase in the loan agreements, notes or borrowing arrangements described in (i) through (iv) above and Disclosure Schedule 3.5.

         Section 3.6 Authority; No Violation. (a) SBG has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of SBG and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby.
The Board of Directors of SBG has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to SBG's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders and receipt of the fairness opinion described in Section 9.10, no other corporate proceedings on the part of SBG are necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by SBG and delivered by SBG, will constitute a valid and binding obligation of SBG, and will be enforceable against SBG in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 (b) Neither the execution and delivery of this Agreement by SBG nor the consummation by SBG of the transactions contemplated hereby, nor compliance by SBG with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of SBG or the Articles of Incorporation or Bylaws of Northside Bank, (ii) to SBG's knowledge assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SBG, Northside Bank or any of their respective subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of SBG, Northside Bank or any of their respective subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SBG, Northside Bank or any of their respective subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound or affected.

         Section 3.7 Consents and Approvals. Except for (i) the filing by SouthTrust with the SEC of a registration statement on Form S-4 (the "Registration Statement") and the review and clearance thereof by the SEC which Registration Statement shall include the proxy statement of SBG relating to the meeting of the shareholders of SBG at which the Merger is to be considered (the "Proxy Statement"); (ii) the Consents of the Georgia Department, the FRB and, in the case of the Subsidiary Merger Agreement, the OCC; (iii) approval of this Agreement by the shareholders of ST-Sub and SBG; (iv) filing of Articles of Merger with the State of Georgia; and (v) as set forth in Disclosure Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by SBG of this Agreement, and the consummation by SBG of the Merger and the other transactions contemplated hereby.

         Section 3.8 Broker's Fees. None of SBG, Northside Bank or any of their respective subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Absence of Certain Changes or Events. Since December 31, 1993, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of the SBG Shares or (ii) any change or any event involving a prospective change in the Condition of SBG on a consolidated basis which has had, or is reasonably likely to have, a material adverse effect on the Condition of SBG on a consolidated basis or on SBG, Northside Bank or any of their respective subsidiaries generally, including, without limitation any change in the administration or supervisory standing or rating of SBG, Northside Bank or any of their respective subsidiaries with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

         Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure Schedule 3.10, none of SBG, Northside Bank or any of their respective subsidiaries is a party to any, and there are no pending or, to the knowledge of SBG, Northside Bank and their respective subsidiaries, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against SBG, Northside Bank or any of their respective subsidiaries challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of SBG, Northside Bank and their respective subsidiaries as of the date hereof, there is no material proceeding, claim, action or governmental investigation against SBG, Northside Bank or any of their respective subsidiaries; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against SBG, Northside Bank or any of their respective subsidiaries which has a material adverse effect on the Condition of SBG on a consolidated basis; there is no default by SBG, Northside Bank or any of their respective subsidiaries under any material contract or agreement to which SBG, Northside Bank or any of their respective subsidiaries is a party; and none of SBG, Northside Bank or any of their respective subsidiaries is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of SBG, Northside Bank or any of their respective subsidiaries and none of SBG, Northside Bank or any of their respective subsidiaries has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section 3.11 Taxes and Tax Returns. (a) SBG has previously delivered or made available to SouthTrust copies of the federal income tax returns of SBG and, if consolidated returns do not exist for all periods, of Northside Bank and each of their respective subsidiaries, for the years December 31, 1993, 1992 and 1991, and all schedules and exhibits thereto, and will provide SouthTrust with a copy of its federal income tax return for the year 1994 with all schedules and exhibits thereto, when such return is filed, and, to the knowledge of SBG, Northside Bank and their respective subsidiaries, such returns have not been examined by the Internal Revenue Service. Except as reflected in Disclosure Schedule 3.11, SBG, Northside Bank and their respective subsidiaries have duly filed in correct form all federal, state and local information returns and tax returns required to be filed by either of them on or prior to the date hereof, and SBG, Northside Bank and their respective subsidiaries have duly paid or made adequate provisions for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from either of them by any federal, state or local taxing authorities (including, without limitation, those due in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of SBG, Northside Bank and their respective subsidiaries) other than taxes and other charges which (i)(A) are not yet delinquent or (B) are being contested in good faith or (ii) have not been finally determined.
The amounts set forth as liabilities for taxes on the Financial Statements of SBG, the Financial Statements of Northside Bank and the Call Reports of Northside Bank are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles. Neither SBG nor any of its subsidiaries is responsible for the taxes of any other person other than SBG and its subsidiaries, under treasury Regulation 1.1502- 6 or any similar provision of federal, state or foreign law.

                 (b) (i) Proper and accurate amounts have been withheld by SBG, Northside Bank and their respective subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by SBG, Northside Bank and their respective subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by either SBG or Northside Bank in the Financial Statements of SBG or the Financial Statements of Northside Bank, as the case may be.

         Section 3.12 Employee Benefit Plans. (a) None of SBG, Northside Bank or any of their respective subsidiaries has or maintains any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Disclosure
Schedule 3.12(a).

                 (b) None of SBG, Northside Bank or any of their respective subsidiaries (or any pension plan maintained by either of them) has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service with respect to any pension plan qualified under
Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under
Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

                 (c) None of SBG, Northside Bank or any of their respective subsidiaries has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

                 (d) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by SBG, Northside Bank and their respective subsidiaries comply, in all material respects with ERISA. None of SBG, Northside Bank or any of their respective subsidiaries has any material liability under any such plan that is not reflected in the Financial Statements of SBG or the Call Reports of Northside Bank.

                 (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by SBG, Northside Bank or any of their respective subsidiaries (i) which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a material adverse effect on the Condition of SBG, Northside Bank or any of their respective subsidiaries; and, to the best knowledge of SBG, Northside Bank and their respective subsidiaries no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

                 (f) No employee benefit plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                 (g) Except as described in Disclosure Schedule 3.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of SBG, Northside Bank or any of their respective subsidiaries under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

         Section 3.13 Title and Related Matters. (a) Except as set forth in Disclosure Schedule 3.13(a), SBG, Northside Bank and their respective subsidiaries have good title, and as to owned real property, have good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected





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as owned by or leased or subleased by or carried under the name of either of them on the Financial Statements of SBG, the Financial Statements of Northside Bank, or the Call Reports of Northside Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1993), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of SBG, the Financial Statements of Northside Bank, and the Call Reports of Northside Bank or incurred in the ordinary course of business after December 31, 1993, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of SBG on a consolidated basis.

                 (b) All agreements pursuant to which SBG, Northside Bank or any of their respective subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a material adverse effect on the Condition of SBG on a consolidated basis.

                 (c) Other than real estate owned, acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by SBG, Northside Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by SBG, Northside Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate. (a) Disclosure Schedule 3.14(a) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by SBG, Northside Bank or any of their respective subsidiaries or in which SBG, Northside Bank or any of their respective subsidiaries has any ownership or leasehold interest.

                 (b) Disclosure Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease under which SBG, Northside Bank or any of their respective subsidiaries is the lessee of any real property and which relates in any manner to the operation of the businesses of SBG, Northside Bank or any of their respective subsidiaries.
All rentals due under such leases have been paid and there exists no material default under the terms of any lease and no event has occurred which, upon the passage of time or giving of notice, or both, would result in any event of default or prevent SBG, Northside Bank or any of their respective subsidiaries, as appropriate, from exercising and obtaining the benefits of any options or other rights contained therein, except for defaults which individually or in the aggregate would not have a material adverse effect on the Condition of SBG on a consolidated basis. Except as set forth in Disclosure Schedule 3.14(b), SBG, Northside Bank and their respective subsidiaries have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor), and all such leases are valid and in full force and effect. SBG, Northside Bank and their respective subsidiaries have the right under each such lease and sublease to occupy, use, possess, and control all property leased or subleased by SBG, Northside Bank and their respective subsidiaries and, as of the Effective Time of the Merger, shall have the right to transfer each lease or sublease pursuant to this Agreement.

                 (c) To the knowledge of SBG or Northside Bank, none of SBG, Northside Bank or any of their respective subsidiaries has violated, or is currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Disclosure Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a material adverse effect on the Condition of SBG on a consolidated basis.

                 (d) Except as described in Disclosure Schedule 3.14(d), as to each parcel of real property owned or used by SBG, Northside Bank or any of their respective subsidiaries, none of SBG, Northside Bank or





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any of their respective subsidiaries has received notice of any pending or, to the knowledge of SBG, Northside Bank and their respective subsidiaries threatened condemnation proceedings, litigation proceedings or mechanics or materialmen's liens.

         Section 3.15     Environmental Matters.

                 (a) Each of SBG, Northside Bank, their respective subsidiaries, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency and all state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, individually or in the aggregate, will not have a material adverse effect on the Condition of SBG on a consolidated basis.

                 (b) There is no litigation pending or, to the knowledge of SBG, Northside Bank and their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which SBG, Northside Bank or any of their respective subsidiaries or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring or on a site owned, leased or operated by SBG, Northside Bank or any of their respective subsidiaries or any Participation Facility, except for such litigation pending or threatened that will not, individually or in the aggregate, have a material adverse effect on the Condition of SBG on a consolidated basis.

                 (c) There is no litigation pending or, to the knowledge of SBG, Northside Bank and their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which any Loan Property (or SBG, Northside Bank or any of their respective subsidiaries in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Loan Property, except for such litigation pending or threatened that will not individually or in the aggregate, have a material adverse effect on the Condition of SBG on a consolidated basis.

                 (d) To the knowledge of SBG, Northside Bank and their respective subsidiaries, there is no reasonable basis for any litigation of a type described in Sections 3.15(b) or 3.15(c) of this Agreement, except as will not have, individually or in the aggregate, a material adverse effect on the Condition of SBG on a consolidated basis.

                 (e) During the period of (i) ownership or operation by SBG, Northside Bank or any of their respective subsidiaries of any of their respective current properties, (ii) participation by SBG, Northside Bank or any of their respective subsidiaries in the management of any Participation Facility, or (iii) holding by SBG, Northside Bank or any of their respective subsidiaries of a security interest in any Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a material adverse effect on the Condition of SBG on a consolidated basis.

                 (f) Prior to the period of (i) ownership or operation by SBG, Northside Bank or any of their respective subsidiaries of any of their respective current properties, (ii) participation by SBG, Northside Bank or any of their respective subsidiaries in the management of any Participation Facility, or (iii) holding by SBG, Northside Bank or any of their respective subsidiaries of a security interest in any Loan Property, to the knowledge of SBG, Northside Bank and their respective subsidiaries, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a material adverse effect on the Condition of SBG on a consolidated basis.

                 (g) "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory agency relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil,





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
subsurface soil, plant and animal life or any other natural resource), and/or
(ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; "Loan Property" means any property owned by SBG, Northside Bank or any of their respective subsidiaries, or in which SBG, Northside Bank or any of their respective subsidiaries holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar federal, state or local law; and "Participation Facility" means any facility in which SBG, Northside Bank or any of their respective subsidiaries participate in the management and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility.

         Section 3.16 Commitments and Contracts. Except as set forth in Disclosure Schedule 3.16, none of SBG, Northside Bank or any of their respective subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

                 (a) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by SBG, Northside Bank or any of their respective subsidiaries);

                 (b)      Any labor contract or agreement with any labor union;

                 (c) Any contract covenants which limit the ability of SBG, Northside Bank or any of their respective subsidiaries to compete in any line of business or which involve any restriction of the geographical area in which SBG, Northside Bank or any of their respective subsidiaries may carry on its business (other than as may be required by law or applicable regulatory authorities);

                 (d) Any lease (other than real estate leases described on Disclosure Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $5,000 or more; or

                 (e) Any other contract or agreement which would be required to be disclosed in reports filed by SBG with the SEC or the FRB and which has not been so disclosed.

         Section 3.17 Regulatory Matters. None of SBG, Northside Bank or any of their respective subsidiaries has agreed to take any action or has any knowledge of any fact or has agreed to any circumstance that would materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder.

         Section 3.18 Registration Obligations. None of SBG, Northside Bank or any of their respective subsidiaries is under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act of 1933 or any state securities laws.

         Section 3.19 State Takeover Laws. This Agreement and the transactions contemplated hereby are not subject to or restricted by any applicable state anti-takeover statute.

         Section 3.20 Insurance. SBG and Northside Bank are presently insured, and during each of the past three calendar years have been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of SBG, Northside Bank and their respective subsidiaries, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of SBG, Northside Bank and their respective subsidiaries provide adequate coverage against loss, and the fidelity bonds in effect as to which SBG, Northside Bank or any of their respective subsidiaries is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure
Schedule 3.20.

         Section 3.21 Labor. No work stoppage involving SBG, Northside Bank or any of their respective subsidiaries is pending as of the date hereof or, to the knowledge of SBG, Northside Bank and their respective subsidiaries, threatened. None of SBG, Northside Bank or any of their respective subsidiaries is involved in, or, to the knowledge of SBG, Northside Bank and their respective subsidiaries, threatened with or affected by, any





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proceeding asserting that SBG, Northside Bank or any of their respective subsidiaries has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a material adverse effect on the Condition of SBG on a consolidated basis. No union represents or claims to represent any employees of SBG, Northside Bank or any of their respective subsidiaries, and, to the knowledge of SBG, Northside Bank and their respective subsidiaries, no labor union is attempting to organize employees of SBG, Northside Bank or any of their respective subsidiaries.

         Section 3.22 Compliance with Laws. Each of SBG, Northside Bank and their respective subsidiaries has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and each is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a material adverse effect on the Condition of SBG on a consolidated basis. Except as disclosed in Disclosure Schedule 3.22, none of SBG, Northside Bank or any of their respective subsidiaries:

                 (a) To the knowledge of SBG and Northside Bank, is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a material adverse effect on the Condition of SBG on a consolidated basis; and

                 (b) Has received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that SBG, Northside Bank or any of their respective subsidiaries is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is not reasonably likely to have a material adverse effect on the Condition of SBG on a consolidated basis, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a material adverse effect on the Condition of SBG on a consolidated basis, (iii) requiring SBG, Northside Bank or any of their respective subsidiaries to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of SBG, Northside Bank or any of their respective subsidiaries, including, without limitation, any restrictions on the payment of dividends.

         Section 3.23 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of Northside Bank at the time such deposits were entered into, (b) the loans to directors or executive officers listed on Disclosure Schedule 3.5, (c) the agreements listed on Disclosure Schedule 3.16, and (d) the items described on Disclosure Schedule 3.23, there are no contracts with or commitments to present or former stockholders, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

         Section 3.24 Proxy Materials. None of the information relating to SBG, Northside Bank or any of their respective subsidiaries to be included in the Proxy Statement which is to be mailed to the shareholders of SBG in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement (including as supplemented) relates, be false or misleading with respect to any material fact, or omit to state any material fact, necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of such Proxy Statement (other than information supplied by SouthTrust concerning SouthTrust or any of its subsidiaries) shall be and remain with SBG, Northside Bank and their respective subsidiaries.

         Section 3.25 Deposit Insurance. The deposit accounts of Northside Bank are insured by the Bank Insurance Fund in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); Northside Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 3.26 Untrue Statements and Omissions. No representation or warranty contained in Article III of this Agreement or in the Disclosure Schedules of SBG contains any untrue statement of a material fact or omits





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
to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             SOUTHTRUST AND ST-SUB


         SouthTrust and ST-Sub hereby represent and warrant to SBG as follows as of the date hereof and also on the Effective Time of the Merger (except as otherwise provided):

         Section 4.1 Organization and Related Matters of SouthTrust. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, assets, operations, financial condition or results of operations of SouthTrust on a consolidated basis (the "Condition of SouthTrust"). SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Restated Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been made available to SBG.

                 (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

                 (c) The minute books of SouthTrust contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Boards of Directors of SouthTrust.

         Section 4.2 Organization and Related Matters of ST-Sub. (a) ST-Sub is, or as of the Effective Time of the Merger will be a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. ST-Sub has, or will have, as of the Effective Time of the Merger, the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Sub is or will be licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by ST-Sub, or the character or location or the properties and assets owned or leased by ST-Sub make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis. True and correct copies of the Certificate or Articles of Incorporation and Bylaws of ST-Sub, as each may be amended to the date hereof, will be made available to SBG.

                 (b) ST-Sub, as of the Effective Time of the Merger, will have in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

                 (c) As of the Effective Time of the Merger, the minute books of ST-Sub will contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Board of Directors of ST-Sub.

         Section 4.3 Capitalization. As of December 31, 1994, the authorized capital stock of SouthTrust consisted of 200,000,000 shares of common stock, par value $2.50 per share, ________________ shares (which includes the rights associated with such shares pursuant to that certain Rights Agreement dated as of February 22, 1989 between SouthTrust and Mellon Bank, N.A.) of which are issued and outstanding (exclusive of any such shares





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
held in the treasury of SouthTrust as of the date hereof), and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding SouthTrust Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

         Section 4.4 Authorization. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger and prior to the mailing of the Proxy Statement to shareholders of SBG, will have been duly authorized by the Boards of Directors of SouthTrust and ST-Sub, and no other corporate proceedings on the part of SouthTrust or ST-Sub are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of SouthTrust and ST-Sub enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust or the Articles or Certificate of Incorporation or Bylaws of ST-Sub or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust or ST-Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust or ST-Sub is a party, or by which SouthTrust or ST-Sub or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust or ST-Sub or any of their respective material properties or assets, except for (X) such conflicts, breaches or defaults as are set forth in Disclosure Schedule 4.4; and (Y) with respect to (B) and (C) above, such as individually or in the aggregate will not have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.5 Financial Statements. (a) SouthTrust has made available to SBG copies of the consolidated financial statements of SouthTrust as of and for the years ended December 31, 1993 and 1992, and as of and for the periods ended March 31, 1994, June 30, 1994, and September 30, 1994, and SouthTrust will make available to SBG, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of SouthTrust, the consolidated financial statements of SouthTrust as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SouthTrust").

                 (b) Each of the Financial Statements of SouthTrust (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only the actual transactions. Each of the Financial Statements of SouthTrust (including the related notes) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth.

                 (c) Since December 31, 1993, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of SouthTrust on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after December 31, 1993 in the ordinary course of business consistent with past practices. Since December 31, 1993, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would be material to the Condition of SouthTrust on a consolidated basis.

         Section 4.6 Absence of Certain Changes or Events. Since December 31, 1993, there has not been any material adverse change in the Condition of SouthTrust on a consolidated basis, and to the knowledge of





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SouthTrust, no fact or condition exists which might reasonably be expected to cause such a material adverse change in the future.

         Section 4.7 Legal Proceedings, Etc. Except as set forth on Disclosure Schedule 4.7 hereto, SouthTrust is not a party to any, and there are no pending, or, to the knowledge of SouthTrust, threatened, legal, administrative, arbitrary or other proceedings, claims, actions, causes of action or governmental investigations of any nature against SouthTrust challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by SouthTrust pursuant to
Item 103 of Regulation S-K promulgated by the SEC.

         Section 4.8 Insurance. SouthTrust has in effect insurance coverage with insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by institutions comparable in size and operation to SouthTrust.

         Section 4.9 Consents and Approvals. Except for (i) the filing by SouthTrust of the Registration Statement which shall include the Proxy Statement with the SEC and the review and clearance thereof by the SEC (ii) the Consents of the Georgia Department, the FRB and, in the case of the Subsidiary Merger Agreement, the OCC; (iii) approval of this Agreement by the respective shareholders of ST-Sub and SBG; (iv) filing of Articles of Merger with the State of Georgia; and (v) as previously disclosed, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by SouthTrust and ST-Sub or, to the knowledge of SouthTrust, by SBG of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.10 Accounting, Tax, Regulatory Matters. SouthTrust has not agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in the Agreement, including matters relating to the Community Reinvestment Act and protests thereunder.

         Section 4.11 Proxy Materials. None of the information relating solely to SouthTrust or any of its subsidiaries to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of SBG in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of SBG to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of the information supplied by SouthTrust and relating solely to SouthTrust which is either included or incorporated by reference in the Proxy Statement shall be and remain with SouthTrust.

         Section 4.12 No Broker's or Finder's Fees. Neither SouthTrust nor ST-Sub or any of their subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

         Section 4.13 Untrue Statements and Omissions. No representation or warranty contained in Article IV of this Agreement or in the Disclosure Schedules of SouthTrust or ST-Sub contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.14 Compliance with Laws. SouthTrust has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders and is in compliance with such laws, regulations and orders, except for such violations or noncompliance, which when taken together as a whole, will not have a material adverse effect on the Condition of SouthTrust. Except as disclosed in Disclosure Schedule 4.14, SouthTrust:

                 (a) To its knowledge, is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a material adverse effect on the Condition of SouthTrust on a consolidated basis; and

                 (b) Has not received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that SouthTrust is not in





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compliance with any laws or orders which such governmental authority or
Regulatory Authority enforces, where such noncompliance is reasonably likely to have a material adverse effect on the Condition of SouthTrust on a consolidated basis, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a material adverse effect on the Condition of SouthTrust on a consolidated basis, (iii) requiring SouthTrust to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of SouthTrust, including, without limitation, any restrictions on the payment of dividends.


                                   ARTICLE V

                            COVENANTS AND AGREEMENTS


         Section 5.1 Conduct of the Business of SBG. (a) During the period from the date of this Agreement to the Effective Time of the Merger, SBG shall, and shall cause Northside Bank and each direct or indirect subsidiary to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability, in any material respect, of SBG or SouthTrust to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                 (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, SBG shall not, and it shall not permit Northside Bank or any of their respective subsidiaries, without the prior written consent of SouthTrust, to:

         (i) change, delete or add any provision of or to the Articles of Incorporation or Bylaws of SBG, Northside Bank or any of their respective subsidiaries;

         (ii) except for the issuance of SBG Shares pursuant to the terms of the SBG Options, change the number of shares of the authorized, issued or outstanding capital stock of SBG, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of SBG, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of SBG;

         (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

         (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on December 31, 1994 and disclosed in a Disclosure Schedule delivered pursuant to
                 Article III of this Agreement or in the annexed Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

         (v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of $10,000;

         (vi) except for the bonuses to be paid to the employees identified in Disclosure Schedule 5.1(b)(vi)(A), which bonuses are to be paid as of the Effective Time of the Merger in the respective amounts set forth in Disclosure Schedule 5.1(b)(vi)(A) to such employees who remain employed by SBG or Northside Bank





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
                 through the Effective Time of the Merger in the same or similar capacities in which such employees are employed as of the date hereof, and except for the payment described in the letter agreement annexed hereto as Disclosure Schedule 5.1(b)(vi)(B), pay any bonuses to any employee; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

         (vii) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to SBG, Northside Bank or any of their respective subsidiaries that involves an aggregate of $10,000; or

         (viii) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving existing subsidiaries of SBG or Northside Bank which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business, (C) acquisitions of control by a banking subsidiary in a fiduciary capacity or (D) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by this Agreement.

         Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, SBG will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of SBG. SBG will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of SBG, Northside Bank or any of their respective subsidiaries, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting SBG, Northside Bank or their respective subsidiaries, the institution or the threat of material litigation, claims, threats or causes of action involving SBG, Northside Bank or any of their respective subsidiaries, and will keep SouthTrust fully informed of such events. SBG will furnish to SouthTrust, promptly after the preparation and/or receipt by SBG thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of SBG, the Financial Statements of Northside Bank and the Call Reports of Northside Bank.

         Section 5.3 Access to Properties; Personnel and Records. (a) So long as this Agreement shall remain in effect, SBG, Northside Bank and their respective subsidiaries, shall permit SouthTrust or its agents full access, during normal business hours, to the properties of SBG, Northside Bank and their respective subsidiaries, and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of SBG, Northside Bank or their respective subsidiaries, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and SBG, Northside Bank and their respective subsidiaries shall use their reasonable best efforts to provide SouthTrust and its representatives access





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
to the work papers of SBG's, Northside Bank's and their respective subsidiaries' accountants. SBG, Northside Bank and their respective subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided that SBG, Northside Bank and their respective subsidiaries shall cooperate with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by SBG, Northside Bank or their respective subsidiaries.

                 (b) As long as this Agreement shall remain in effect, SouthTrust and ST-Sub shall permit SBG or its agents reasonable access, during normal business hours, to such of the properties of SouthTrust and ST-Sub, and shall disclose and make available (together with the right to copy) to SBG and to its attorneys, accountants and other representatives, documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities and such other materials as, in light of the structure of the transactions contemplated by this Agreement, including the relative sizes of SouthTrust and SBG, are customary and reasonable under the circumstances. Without limiting the foregoing, SouthTrust shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgement or would violate any confidentiality agreement. The foregoing rights granted to SBG shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by SouthTrust and ST-Sub.

                 (c) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

         Section 5.4 Approval of SBG Shareholders. SBG will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. Subject to the receipt of the fairness opinion described in Section 9.10 hereof (if not waived), the Board of Directors of SBG will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and SBG will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

         Section 5.5 No Other Bids. SBG, acting through any director or officer or other agent shall not now, nor shall it knowingly permit any of its subsidiaries to, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by SBG, Northside Bank or any of their respective subsidiaries, to solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to SBG, Northside Bank or any of their respective subsidiaries; provided, however, that the board of directors of SBG may furnish information to any person making a takeover proposal, and may discuss such takeover proposal with such person, if the board of directors has been advised by counsel that its failure to do so would violate its fiduciary duties. SBG shall promptly advise SouthTrust orally and in writing of any such inquiries or proposals





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
received by SBG, Northside Bank or any of their respective subsidiaries after the date hereof. As used in this Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving SBG, Northside Bank or any of their respective subsidiaries or for the acquisition of a significant equity interest in SBG, Northside Bank or any of their respective subsidiaries or for the acquisition of a significant portion of the assets of SBG, Northside Bank or any of their respective subsidiaries.

         Section 5.6 Notice of Deadlines. SBG shall notify SouthTrust in writing of any deadline to exercise an extension or termination of any material lease, agreement or license (including specifically real property leases and data processing agreements) to which SBG, Northside Bank or any of their respective subsidiaries is a party, at least ten (10) days prior to such deadline.

         Section 5.7 Affiliates. At least thirty (30) days prior to the Effective Time of the Merger, SBG shall deliver to SouthTrust a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of SBG, "affiliates" of SBG for purposes of Rule 145 under the Securities Act of 1933. SBG shall use all reasonable efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to SouthTrust not later than thirty (30) days or prior to the Effective Time of the Merger, a written agreement, providing that such person will not sell, pledge, transfer, or otherwise dispose of the SBG Shares held by such person except as contemplated by such written agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the SouthTrust Shares to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations thereunder and until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and SBG have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, the SouthTrust Shares issued to such affiliates of SBG in exchange for the SBG Shares shall not be transferable until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and SBG have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies regardless of whether each such person has provided the written agreement referred to in this Section 5.7. SouthTrust shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of SouthTrust Shares by such persons.

         Section 5.8 Maintenance of Properties. SBG, Northside Bank and their respective subsidiaries will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.9 Environmental Audits. At the election of SouthTrust made at least 60 days prior to the Effective Time of the Merger, SBG will, at SouthTrust's expense, with respect to each parcel of real property that SBG, Northside Bank or any of their respective subsidiaries owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, a Phase I environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to SouthTrust.

         Section 5.10 Title Insurance. At the election of SouthTrust made at least 60 days prior to the Effective Time of the Merger, SBG will, at SouthTrust's expense, with respect to each parcel of real property that SBG, Northside Bank or any of their respective subsidiaries owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, owner's title insurance issued in such amounts and by such insurance company reasonably acceptable to SouthTrust, which policy shall be free of all material exceptions to SouthTrust's reasonable satisfaction.

         Section 5.11 Surveys. At the election of SouthTrust made at least 60 days prior to the Effective Time of the Merger, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5.10, SBG, at SouthTrust's expense, will procure and deliver to SouthTrust at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger.





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         Section 5.12     Compliance Matters.  Prior to the Effective Time of
the Merger, SBG shall take, or cause to be taken, all steps reasonably requested by SouthTrust to cure any deficiencies in regulatory compliance by SBG, Northside Bank or any of their respective subsidiaries, including compliance with Regulations Z and CC of the FRB); provided that neither SouthTrust nor ST-Sub shall be responsible for discovering or have any obligation to disclose the existence of such defects to SBG nor shall SouthTrust or ST-Sub have any liability resulting from such deficiencies or attempts to cure them.

         Section 5.13 Exemption Under Anti-Takeover Statutes. Prior to the Effective Time of the Merger, SBG will use its best efforts to take all steps, if any, required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.

         Section 5.14 Subsidiary Merger Agreement. Prior to the Effective Time of the Merger, ST-Bank and Northside Bank shall have executed and delivered the Subsidiary Merger Agreement substantially in the form annexed hereto as Exhibit 6.3. SBG agrees that it shall vote by action by written consent or as otherwise required the shares of capital stock of Northside Bank held by SBG in favor of such Subsidiary Merger Agreement and the transactions contemplated thereby.



                                   ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS


         Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 6.2 Regulatory Matters. (a) Following the execution and delivery of this Agreement, SouthTrust and SBG shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of SBG.
Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

                 (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 6.3 Other Matters. (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of SBG, Northside Bank or any of their respective subsidiaries or an obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees, except that Southtrust agrees that it shall cause ST-Sub and ST-Bank to assume and be bound by the severance policy of Northside Bank as set forth in Disclosure Schedule 5.15 attached hereto if any Northside Bank employees covered by such severance policy are terminated by SouthTrust, ST-Sub or ST-Bank within one (1) year following the Effective Time of the Merger; provided, however, that if the severance policy of SouthTrust contemplates severance payments that are at least comparable to those contemplated by the severance policy of Northside Bank, SouthTrust, prior to the expiration of the one year period, may elect to cover such Northside Bank employees under SouthTrust's severance policy.

                 (b) The parties agree that appropriate steps shall be taken to terminate all employee benefit plans of SBG other than the SBG 401(k) Plan (the "SBG 401(k) Plan"), as of the Effective Time of the Merger or as promptly as practicable thereafter. Following the termination of all such plans (other than the SBG 401(k) Plan), and subject to Section 6.3(c) hereof, SouthTrust agrees that the officers and employees of SBG who the Surviving Corporation employs shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that:

                          (i) with respect to SouthTrust's group medical insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under SBG's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and

                          (ii) credit for each such employee's past service with SBG, Northside Bank or any of their respective subsidiaries prior to the Effective Time of the Merger ("Past Service Credit") shall be given by SouthTrust to such employees for purposes of:

                                  (1)      determining vacation and sick leave
                          benefits and accruals, in accordance with the established policies of SouthTrust;

                                  (2)      establishing eligibility for
                          participation in and vesting under SouthTrust's employee benefit plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations (including severance pay) which are made based on length of service;provided, however, notwithstanding anything contained in this Agreement to the contrary, past service credit shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust.

         (c) The parties further agree that the SBG 401(k) Plan will either be merged into the SouthTrust Corporation Employee's Profit Sharing Plan (the "ST PS Plan") or terminated effective as of December 31 of the year in which the Effective Time of the Merger occurs, or, if so elected by SouthTrust, as of the last day of the plan's first plan year ending after the Effective Time of the Merger. The determination as to whether the SBG 401(k) Plan shall be terminated or merged into the ST PS Plan shall be made by SouthTrust. From and after the termination of the SBG 401(k) Plan or the merger of the plan into the ST PS Plan for purposes of determining eligibility to participate in, and vesting in accrued benefits under both the ST PS Plan and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan"), employment by SBG shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

         Section 6.4 Indemnification. (a) SBG agrees to indemnify, defend and hold harmless SouthTrust and its subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act of 1933 or the Securities Exchange Act of 1934), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact supplied to SouthTrust by SBG or Northside Bank and contained in the Proxy Statement or any application for the approval of the transactions contemplated by this Agreement filed with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

                 (b) SouthTrust agrees to indemnify, defend and hold harmless SBG and its subsidiaries and each of their present and former officers, directors, employees and agents from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not





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
limited to, the Securities Act of 1933 or the Securities Exchange Act of 1934), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact supplied by SouthTrust and contained in the Registration Statement, the Proxy Statement or any application for the approval of the transactions contemplated by this Agreement filed with any Regulatory Authority or arise out of or are based upon the omission by SouthTrust or alleged omission by SouthTrust to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (c) With respect to any claim made or action commenced within six (6) years after the Effective Time of the Merger, SouthTrust shall indemnify and hold harmless to the extent permitted by the provisions of the Articles of Incorporation and Bylaws of SBG and Northside Bank, each as in effect as of the date hereof, each director, officer, and employee of SBG and Northside Bank against any costs or expenses (including attorneys fees), judgments, fines, losses, threatened or completed action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) arising out of or pertaining to any action or omission by such director, officer or employee on or prior to the Effective Time of the Merger in his capacity as such, provided, however, that the aggregate amount of such indemnification shall not exceed $3,000,000, and that such indemnification shall be to the fullest extent permitted by applicable Georgia law.

                 (d) From and after the Effective Time of the Merger, the directors, officers and employees of SBG and Northside Bank who become or serve as directors, officers or employees of SouthTrust, ST-Bank or any affiliate of SouthTrust shall have indemnification rights having prospective application only, except as set forth in (c) above and except to the extent that (a) above is applicable. These prospective indemnification rights shall consist of such rights to which directors, officers and employees of subsidiaries or affiliates of SouthTrust would be entitled under the Certificate or Articles of Incorporation or Association and Bylaws of the particular subsidiary for which they are serving as directors, officers or employees, the Restated Certificate of Incorporation and Bylaws of SouthTrust, and such directors and officers liability insurance coverage policy as SouthTrust may then make available to directors, officers and employees of SouthTrust or any affiliate thereof.

         Section 6.5 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, SouthTrust will cause one or more of its designated representatives to confer on a regular and frequent basis with SBG and to report with respect to the general status and the ongoing operations of SouthTrust.

         Section 6.6 Registration Statement. SouthTrust shall cause the Registration Statement to be filed and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933, which Registration Statement, at the time it becomes effective, and at the Effective Time of the Merger, shall in all material respects conform to the requirements of the Securities Act of 1933 and the general rules and regulations of the SEC under the Securities Act of 1933. The Registration Statement shall include the form of Proxy Statement for the meeting of SBG's shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement. SBG will furnish to SouthTrust the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. SouthTrust shall take all actions required to qualify or obtain exemptions from such qualifications for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

         Section 6.7 Reservation of Shares. SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary (i) to pay the holders of SBG Shares the consideration contemplated in this Agreement and (ii) to comply with the provisions of Section 2.2(b). If at any time the aggregate number of SouthTrust Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, SouthTrust shall take all appropriate actions to increase the amount of its authorized common stock.

         Section 6.8 Consideration. SouthTrust shall issue the SouthTrust Shares to holders of SBG Shares and shall pay or cause to be paid to holders of SBG Shares all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.





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                                  ARTICLE VII

                          MUTUAL CONDITIONS TO CLOSING


         The obligations of SouthTrust and ST-Sub, on the one hand, and SBG, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of SBG and the sole shareholder of ST-Sub.

         Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of either SouthTrust or SBG, based upon advice of counsel, would have a material adverse effect with respect to the interests of SouthTrust or SBG, as the case may be.

         Section 7.4 Proxy Statement and Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and SouthTrust shall have received all state securities laws, or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement.



                                  ARTICLE VIII

             CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB


         The obligations of SouthTrust and ST-Sub to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 8.1 Representations and Warranties. The representations and warranties of SBG set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         Section 8.2 Performance of Obligations. SBG shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

         Section 8.3 Certificate Representing Satisfaction of Conditions. SBG shall have delivered to SouthTrust and ST-Sub a certificate of SBG dated as of the Closing Date as to the satisfaction of the matters described in Sections
8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SBG under
Article III of this Agreement.

         Section 8.4 Absence of Adverse Facts. No fact, event or condition exists or has occurred that, in the reasonable judgment of SouthTrust, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of SBG on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement, provided, however, that any change in the last sales price of the SouthTrust Shares, as reported by Nasdaq, shall not be taken into account in determining whether any fact, event or condition described in this
Section 8.4(b) has occurred, (c) would be materially adverse to the interests of SouthTrust on a consolidated basis or (d) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 8.5 Opinion of Counsel. SouthTrust shall have received an opinion of counsel from Glass, McCullough, Sherrill & Harrold or other counsel to SBG acceptable to SouthTrust in substantially the form set forth in
Exhibit 8.5 hereof.

         Section 8.6 Consents Under Agreements. SBG shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of SBG under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a material adverse effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.7 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the reasonable judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of SBG or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of SBG or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks and bank holding companies under similar circumstances.

         Section 8.8 Matters Relating to Employment Agreements. Except as described in Section 6.3(a) above, all employment agreements between SBG, Northside Bank, any of their respective subsidiaries and any executive or employee thereof shall be terminated in their entirety as of the Effective Time of the Merger, and at the election of SouthTrust, replacement employment agreements, which are satisfactory to SouthTrust and such employees, between each of such executives or employees and SouthTrust or the Surviving Corporation shall have been executed and delivered.

         Section 8.9 Acknowledgment of Option Conversion. Each holder of a SBG Option outstanding immediately prior to the Effective Time of the Merger shall have executed and delivered to SouthTrust such instruments as SouthTrust may deem necessary to evidence the assumption by SouthTrust of the SBG Options as contemplated in and provided for by Section 2.2 hereof.

         Section 8.10 Outstanding Shares of SBG. The total number of SBG Shares outstanding as of the Effective Time of the Merger and the total number of SBG Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any SBG Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for SBG Shares, shall not exceed 1,925,994 shares in the aggregate.

         Section 8.11 Dissenters. The holders of not more than five percent (5%) of the outstanding SBG Shares shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair value of their shares.

         Section 8.12 Certification of Claims. SBG shall have delivered a certificate to SouthTrust that SBG is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of SBG.





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
                                   ARTICLE IX

                        CONDITIONS TO OBLIGATIONS OF SBG


         The obligation of SBG to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1 Representations and Warranties. The representations and warranties of SouthTrust and ST-Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger).

         Section 9.2 Performance of Obligations. SouthTrust and ST-Sub shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

         Section 9.3 Certificate Representing Satisfaction of Conditions. SouthTrust and ST-Sub shall have delivered to SBG a certificate of SouthTrust and ST-Sub dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust and ST-Sub under Article IV of this Agreement.

         Section 9.4 Absence of Adverse Facts. No fact, event or condition exists or has occurred that, in the reasonable judgment of SBG, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of SouthTrust or the consummation of the transactions contemplated by this Agreement, or (b) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 9.5 Consents Under Agreements. SouthTrust and ST-Sub shall have obtained the consent or approval of each person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby including under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the opinion of SBG, individually or in the aggregate, have a material adverse effect upon the consummation of the transactions contemplated hereby.

         Section 9.6 Opinion of Counsel. SBG shall have received the opinion of Bradley, Arant, Rose & White, counsel to SouthTrust, dated the Effective Time of the Merger, to the effect set forth in Exhibit 9.6 hereof.

         Section 9.7 SouthTrust Shares. The SouthTrust Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through SouthTrust.

         Section 9.8 Tax Opinion. SBG shall have received an opinion of Glass, McCullough, Sherrill & Harrold or SBG's independent public accountants, on or before the date on which the Proxy Statement of SBG is to be mailed to holders of SBG Shares, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of SBG to the extent that they receive SouthTrust Shares in exchange for their SBG Shares in the Merger.

         Section 9.9 Price of SouthTrust Shares. The average last sale price of the SouthTrust Shares to be issued in connection herewith, as reported by NASDAQ for the twenty (20) trading days immediately preceding the Effective Time of the Merger and the last sales price as reported by Nasdaq for the last trading day immediately preceding the Effective Time of the Merger, shall not be less than $16.00 per SouthTrust Share, subject to appropriate adjustment for the events described in Section 2.1 above, unless SouthTrust, in its sole discretion, adjusts the Conversion Ratio so that the product of the Conversion Ratio times the lower of such average sales price or such sales price on the trading day immediately preceding the Effective Time of the Merger equals 8.441064.

         Section 9.10 Fairness Opinion. The Board of Directors of SBG shall have received an opinion, dated not more than five (5) business days prior to the date of the Proxy Statement of SBG to be mailed to the shareholders of SBG for purposes of considering and voting upon the Merger, from an investment banker or bank consultant acceptable to SBG that the consideration to be received by the shareholders of SBG in the Merger is fair to the shareholders of SBG from a financial point of view.


                                   ARTICLE X

                       TERMINATION, WAIVER AND AMENDMENT


         Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

                 (a) by the mutual consent in writing of SouthTrust and SBG; or

                 (b) by SouthTrust or SBG if the Merger shall not have occurred on or prior to September 30, 1995, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);

                 (c) by SouthTrust or SBG (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of the nonterminating party to consummate the Merger cannot be satisfied or fulfilled;

                 (d) by SouthTrust if: (i) SouthTrust shall have determined that any fact, event or condition exists that, in the reasonable judgment of SouthTrust, (A) is materially at variance with any warranty or representation of SBG, Northside Bank or any of their respective subsidiaries set forth in the Agreement or is a material breach of any covenant or agreement of SBG, Northside Bank or any of their respective subsidiaries contained in the Agreement, (B) has a material adverse effect or can be reasonably foreseen to have a material adverse effect upon the Condition of SBG on a consolidated basis or upon the consummation of the transactions contemplated by the Agreement, (C) would be materially adverse to the interests of SouthTrust and ST-Sub on a consolidated basis, (D) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust under this Agreement so as to render inadvisable consummation of the transactions contemplated by the Agreement, provided, however, that any change in the last sales price of SouthTrust Shares, as reported by Nasdaq, shall not be deemed a fact, event or condition that gives rise to any right of termination under this Section 10.1(d)(i)(D), (E) renders the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or any other national securities exchange; or (ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of the transactions contemplated by this Agreement.

                 (e) by SBG if (i) SBG shall have determined that any fact, event or condition exists that, in the reasonable judgment of SBG, (A) is materially at variance with any warranty or representation of SouthTrust or ST-Sub contained in the Agreement or is a material breach of any covenant or agreement of SouthTrust of ST-Sub contained in the Agreement, (B) has a material adverse effect or can be reasonably seen to have a material adverse effect upon the consummation of the transactions contemplated by the Agreement,
(ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of transactions contemplated by this Agreement, or (iii) SBG shall have determined that any fact, event or condition exists that, in the judgment of SBG, would render the Merger and the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement as herein provided, it shall terminate as herein provided and become void, without liability on behalf of any party, and have no effect, except as otherwise provided herein.





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         Section 10.3     Amendments.  To the extent permitted by law, this
Agreement may be amended by a subsequent writing signed by each of SouthTrust, ST-Sub and SBG.

         Section 10.4 Waivers. Subject to Section 11.10 hereof, prior to or at the Effective Time of the Merger, SouthTrust and ST-Sub, on the one hand, and SBG, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 10.5 Non-Survival of Representations and Warranties. No representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust, ST-Sub or SBG shall survive the Effective Time of the Merger or the termination of this Agreement pursuant to
Section 10.1; provided, however, that the agreements set forth in Articles I and II, Sections 5.7, 6.3, 6.4 and 10.2 and Article XI shall not so terminate and shall not be so extinguished; provided further that any representation or warranty in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Sub, SBG or Northside Bank (or directors and officers thereof in their capacities as such) shall not so terminate and shall not be so extinguished; and provided further, that no representation or warranty of SouthTrust, ST-Sub, SBG or Northside Bank contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust or ST-Sub, on the one hand, and SBG or Northside Bank, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Sub, SBG or Northside Bank and/or its representatives knew or should have known that any such representation or warranty was, or is, inaccurate in any material respect.



                                   ARTICLE XI

                                 MISCELLANEOUS


         Section 11.1 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-Sub and SBG with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral, including that letter of intent between the parties dated December 14, 1994. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

                 If to SBG:

                          P.O. Box 309
                          Roswell, Georgia  30077
                          11180 Alpharetta Highway, Roswell, Georgia
                          Attention:  Mr. E. Lamar Seals
                          Fax:  (404) 664-1637

                 with a copy to:

                          Glass, McCullough, Sherrill & Harrold
                          1409 Peachtree Street, N.E.
                          Atlanta, Georgia  30309
                          Attention:  T. Kennerly Carroll, Jr.
                          Fax:  (404) 885-6779

                 If to ST-Sub or SouthTrust, then to:

                          SouthTrust Corporation
                          420 North 20th Street
                          Birmingham, Alabama 35203
                          Attention:       Mr. Frederick W. Murray, Jr.
                          Fax (205) 254-5022

                 with a copy to:

                          Bradley, Arant, Rose & White
                          1400 Park Place Tower
                          2001 Park Place
                          Birmingham, Alabama 35203
                          Attention:       C. Larimore Whitaker, Esq.
                          Fax (205) 251-8611

                 All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

         Section 11.3 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 11.4 Costs and Expenses. Expenses incurred by SBG on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

         Section 11.5 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

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         Section 11.6     Counterparts.  This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 11.7 Governing Law. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Georgia without respect to its conflicts of laws principles.

         Section 11.8 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Sub to another affiliate of SouthTrust).

         Section 11.9 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

         Section 11.10 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 11.11 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.



[CORPORATE SEAL]
                                                   SOUTHERN BANK GROUP, INC.

                                             By:       /s/ LAMAR SEALS
                                                -------------------------------
ATTEST                                             Its Chief Executive Officer


            /s/ O. LAWRENCE CANEN
- -------------------------------------------
               Its Secretary


[CORPORATE SEAL]
                                                   SOUTHTRUST OF GEORGIA, INC.


                                             By:       /s/ F. W. MURRAY JR.
                                                -------------------------------
ATTEST:                                                    Its President


             /s/ A. D. BARNARD
- -------------------------------------------
               Its Secretary


[CORPORATE SEAL]
                                                     SOUTHTRUST CORPORATION


                                             By:       /s/ F. W. MURRAY JR.
                                                -------------------------------
ATTEST:                                           Its Executive Vice President


             /s/ A. D. BARNARD
- -------------------------------------------
               Its Secretary

                          AGREEMENT AND PLAN OR MERGER
                         OF SOUTHTRUST OF GEORGIA, INC.
                         WITH SOUTHERN BANK GROUP, INC.

                               LIST OF SCHEDULES
            --------------------------------------------------------


Disclosure Schedule 3.2
Disclosure Schedule 3.4
Disclosure Schedule 3.5
Disclosure Schedule 3.7
Disclosure Schedule 3.10
Disclosure Schedule 3.11
Disclosure Schedule 3.12(a)
Disclosure Schedule 3.12(g),
Disclosure Schedule 3.13(a)
Disclosure Schedule 3.14(a)
Disclosure Schedule 3.14(b)
Disclosure Schedule 3.14(d)
Disclosure Schedule 3.16
Disclosure Schedule 3.20
Disclosure Schedule 3.22
Disclosure Schedule 3.23
Disclosure Schedule 4.4
Disclosure Schedule 4.7
Disclosure Schedule 4.14,
Disclosure Schedule 5.1(b)(vi)(A)
Disclosure Schedule 5.1(b)(vi)(B)
Disclosure Schedule 5.15

                                                                       EXHIBIT B



May 10, 1995




Board of Directors
Southern Bank Group, Inc.
P.O. Box 309
Roswell, Georgia  30077


         Re: Fairness Opinion Relative to Pending Agreement of Southern Bank Group, Inc., Roswell, Georgia, to Merger with and into SouthTrust of Georgia, Inc., Atlanta, Georgia and joined in by SouthTrust Corporation ("SouthTrust"), Birmingham, Alabama


Gentlemen:

The Board of Directors of Southern Bank Group, Inc. ("SBG"), has retained US Banking Alliance ("USBA"), in it capacity as a financial valuation and consulting firm to render its opinion of the fairness, from a financial viewpoint, of the pending merger of SBG with and into SouthTrust of Georgia, Inc. ("ST-Sub"), Atlanta, Georgia and joined in by SouthTrust Corporation ("SouthTrust"), Birmingham, Alabama.

As outlined in our engagement letter dated January 18, 1995, our approach to this assignment has been to consider:

1. A review of the financial performance of SBG and the valuation of its stock in the proposed merger;
2.       A review and evaluation of the stock of SouthTrust;
3. A review of information regarding recent comparable mergers nationally and regionally;
4. A review of the current market prices of the common stocks of comparable institutions;
5. A review and evaluation of the investment characteristics of the common shares of SBG and SouthTrust;
6. A review of the Form S-4 dated May 19, 1995, filed by SouthTrust, with the Securities and Exchange Commission (including the draft Proxy Statement/Prospectus of SBG, and SouthTrust);
7. A review of the Agreement and Plan of Merger by and between SBG and ST-Sub, joined in by SouthTrust, dated March 17, 1995; and,
8. An evaluation of such other factors as were considered necessary to render this opinion.

Board of Directors
May 10, 1995
Page 2


DUE DILIGENCE REVIEW PROCESS

In performing this engagement, we have reviewed the documents specifically outlined in the Valuation Information Request. We have developed internally and/or reviewed information pertaining to recent community bank control transactions and the pricing of minority interests in regional bank holding companies. In addition, we have reviewed such other public documents and internal records pertaining to SBG and SouthTrust as were deemed necessary to render this opinion.

Merger Documents

We have reviewed the Agreement and Plan of Merger by and between SBG and ST-Sub, joined in by SouthTrust dated March 15, 1995. We have discussed appropriate aspects of this agreement with management and counsel for SBG.

We have relied upon the above referenced information, which was obtained from or developed by sources that we consider to be reliable, without independent verification.

MAJOR CONSIDERATIONS OF THE OPINION

Numerous factors were considered in our overall review of the proposed merger. Our review process included considerations regarding SBG, SouthTrust, and the proposed merger. Important considerations regarding each facet of our review are summarized below.

Regarding Southern Bank Group

- -    Historical financial performance and dividend record;
- -    Outlook for future performance and ongoing capacity to earn profits;
- -    Economic conditions in Roswell, Georgia;
- -    The level of competition for banking services in SBG's market territory;
- -    Comparisons with comparable banks and bank holding companies;
- -    History of recent banking company control sale transactions;
- -    Current market prices of minority blocks of the common stock of regional bank holding companies;
- -    The current balance sheet position and income performance;
- -    Potential levels of risk in the loan portfolio;
- -    The amount of goodwill at the holding company level;
- -    The amount of debt at the holding company level and SBG's capacity to service its debt;
- -    Historical stock prices, transactions volume, and the general degree of liquidity of minority shares;
- -    Historical shareholder dividend policy; and
- -    Such other factors as were considered necessary to render this opinion.

Board of Directors
May 10, 1995
Page 3


Regarding SouthTrust Corporation

- -    Historical financial performance and dividend record;
- -    Outlook for future performance and ongoing capacity to earn profits;
- -    Economic conditions in SouthTrust's market areas;
- -    The level of competition for banking services in SouthTrust's market territory;
- -    Comparisons with comparable banks and bank holding companies;
- -    History of recent banking company control sale transactions;
- -    Current market prices of minority blocks of the common stock of regional bank holding companies;
- -    SouthTrust's current balance sheet position and income performance;
- -    Potential levels of risk in the loan portfolio;
- -    The amount of goodwill at the holding company level;
- -    The amount of debt at the holding company level and SouthTrust's capacity to service its debt;
- -    Historical stock prices, transactions volume, and the general degree of liquidity of minority shares;
- -    Historical shareholder dividend policy; and
- -    Such other factors as were considered necessary to render this opinion.


Regarding the Merger

- -    The merger agreement and its terms;
- -    The specific pricing of the merger;
- -    Adequacy of the consideration to be paid to SBG's shareholders;
- -    The future earnings potential of SBG and the impact on the earnings of
     SouthTrust;
- -    The amount of debt and goodwill on the balance sheet of SBG and the impact on SouthTrust's liquidity and capital positions;
- -    The historical dividend policy of SouthTrust and the likely impact on dividend income on exchanged shares of SBG's shareholders;
- -    The pricing of recent control sale transactions;
- -    Current pricing of minority blocks of the common stocks of regional bank holding companies; and
- -    Such other factors as were considered necessary to render this opinion.

Board of Directors
May 10, 1995
Page 4



FAIRNESS OPINION

Based upon our overall evaluation of the proposed merger of Southern Bank Group, Inc. with and into SouthTrust of Georgia, Inc. and joined in by SouthTrust Corporation, it is our opinion that the proposed transaction is fair from a financial viewpoint from the perspective of shareholders of Southern Bank Group, Inc.


Sincerely yours,



US Banking Alliance

                                                                       EXHIBIT C


                       GEORGIA BUSINESS CORPORATION CODE
                        ARTICLE 13.  DISSENTERS' RIGHTS




PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES


14-2-1301        DEFINITIONS.  As used in this article, the term:

(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

(3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 140-2-1327.

(5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8) "Shareholder" means the record shareholder or the beneficial shareholder.


14-2-1302        RIGHT TO DISSENT.  (a)  A record shareholder of the
corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1)      Consummation of a plan of merger to which the corporation is a party:

         (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

         (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2) Consummation of a plan or share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

         (A)     Alters or abolishes a preferential right of the shares;

         (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

         (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

         (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

         (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

         (F) Cancels, redeems, or repurchases all or part of the shares of the class;

(5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.


14-2-1303        DISSENT BY NOMINEES AND BENEFICIAL OWNERS.  A record
shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

             PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS


14-2-1320        NOTICE OF DISSENTERS' RIGHTS.  (a) If proposed corporate
action creating dissenters' rights under Code Section 14- 2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.


14-2-1321        NOTICE OF INTENT TO DEMAND PAYMENT.  (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

(1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)      Must not vote his shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.


14-2-1322 DISSENTERS' NOTICE. (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall delivery a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4)      Be accompanied by a copy of this article.


14-2-1323        DUTY TO DEMAND PAYMENT.  (a) A record shareholder sent a
dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324        SHARE RESTRICTIONS.  (a) The corporation may restrict the
transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporation action.


14-2-1325        OFFER OF PAYMENT.  (a) Except as provided in Code Section
14-2-1327, within ten days of the later of the date the proposed corporation action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b)      The offer of payment must be accompanied by:

(1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation's estimate of the fair value of the shares;

(3)      An explanation of how the interest was calculated;

(4)      A statement of the dissenter's right to demand payment under Code
Section 14-2-1327; and

(5)      A copy of this article.

(c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.


14-2-1326        FAILURE TO TAKE ACTION.  (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.


14-2-1327        PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.
(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1)      The shareholder may demand the information required under subsection
(b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.


                     PART 3.  JUDICIAL APPRAISAL OF SHARES


14-2-1330        COURT ACTION.  (a) If a demand for payment under Code Section
14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 days period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares are acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and compliant, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.


14-2-1331        COURT COSTS AND COUNSEL FEES.  (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


14-2-1332        LIMITATION OF ACTIONS.  No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                           SOUTHERN BANK GROUP, INC.
                            11180 ALPHARETTA HIGHWAY
                            ROSWELL, GEORGIA  30076


          PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS -- JUNE 28, 1995

(THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SOUTHERN BANK GROUP, INC.)



                 The undersigned shareholder of Southern Bank Group, Inc. ("SBG") hereby appoints __________________ and ________________, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of the Shareholders of SBG to be held in Roswell, Georgia on June 28, 1995, at 10 a.m., local time, or at any adjournment thereof:

                 (1)      PROPOSAL TO MERGE SBG INTO SOUTHTRUST OF GEORGIA, INC.

                 FOR [  ]   AGAINST [  ]   ABSTAIN [  ] with respect to the
approval of that certain Agreement and Plan of Merger (the "Merger Agreement") between SBG and SouthTrust of Georgia, Inc. ("ST-Sub") and joined in by SouthTrust Corporation ("SouthTrust"), pursuant to which SBG will be merged into ST-Sub and each share of common stock of SBG outstanding as of the Effective Time of the Merger shall be converted into the right to receive
0.5275665 of a share of common stock of SouthTrust, as described in more detail in the Proxy Statement/Prospectus dated May 30, 1995;

                 (2)      PROPOSAL TO PERMIT FURTHER SOLICITATION OF PROXIES.

                 FOR [  ]   AGAINST [  ]   ABSTAIN [  ] with respect to
adjournment of the Special Meeting to a later date if necessary to permit further solicitation of proxies in order to obtain a quorum or to obtain sufficient votes to approve the Merger Agreement and the transactions contemplated thereby; and

                 (3) IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THE PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSAL (1).



Dated: _______________________, 1995     ____________________________________
                                            (Signature(s) of Shareholder)

Please date and sign exactly as name appears hereon. If shares are held jointly, each shareholder should sign. Agents, executors, administrators, guardians, trustees, etc., should use full title, and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by an authorized officer.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation and the Bylaws of Registrant provide that Registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of the State of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a derivative action on behalf of the corporation, if he not be adjudged to be liable for negligence or misconduct.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       The following exhibits are filed as part of this Registration Statement:

     2       Agreement and Plan of Merger between SouthTrust of Georgia,
             Inc. and Southern Bank Group, Inc., joined in by SouthTrust
             Corporation (included as Exhibit A to the Proxy
             Statement/Prospectus filed as part of this Registration
             Statement).
*    4(a)    Certificate of Adoption of Resolutions designating Series A
             Junior Participating Preferred Stock, adopted February 22,
             1989, which was filed as Exhibit 1 to SouthTrust
             Corporation's Registration Statement on Form 8-A (File No.
             1-3613).
*    4(b)    Stockholders' Rights Agreement, dated as of February 22,
             1989, between SouthTrust Corporation and Mellon Bank, N.A.,
             Rights Agent, which was filed as Exhibit 1 to SouthTrust
             Corporation's Registration Statement on Form 8-A (File No.
             1-3613).
*    4(c)    Indenture, dated as of May 1, 1987 between SouthTrust
             Corporation and National Westminster Bank USA, which was
             filed as Exhibit 4(a) to SouthTrust Corporation's
             Registration Statement on Form S-3 (Registration No.
             33-13637).
*    4(d)    Subordinated Indenture, dated as of May 1, 1992, between
             SouthTrust Corporation and Chemical Bank, which was filed as
             Exhibit 4(1)(ii) to the Registration Statement on Form S-3 of
             SouthTrust Corporation (Registration No. 33-44857).
*    4(e)    Composite Restated Bylaws of SouthTrust Corporation, as
             amended through October 13, 1989, which was filed as Exhibit
             4(m) to the Registration Statement on Form S-3 of SouthTrust
             Corporation (Registration No. 33-50107).
*    4(f)    Composite Restated Certificate of Incorporation of SouthTrust
             Corporation, as amended through June 2, 1993, which was filed as Exhibit 4(k) to the Registration Statement on Form S-3 of
             SouthTrust Corporation (Registration No. 33-50107).
*    4(g)    Certificate of Amendment to the Restated Certificate of
             Incorporation of SouthTrust Corporation which was filed as
             Exhibit 4(g) to the Registration Statement on Form S-4 of
             SouthTrust Corporation (Registration No. 33-53945).
     5       Opinion of Bradley, Arant, Rose & White as to the legality of the securities being registered.
     8       Opinion of Glass, McCullough, Sherrill & Harrold regarding certain tax matters.
     23(a)   Consent of Arthur Andersen LLP.
     23(b)   Consent of Price Waterhouse LLP.
     23(c)   Consent of Bradley, Arant, Rose & White (included in Exhibit 5).
     23(d)   Consent of Glass, McCullough, Sherrill & Harrold (included in
             Exhibit 8).
     24      Powers of Attorney.


- --------------------------------------
*   Incorporated by reference.

ITEM 22.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan or distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)     (1)      The undersigned registrant hereby undertakes as
                          follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration
                          Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                 (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 18, 1995.


                                         SOUTHTRUST CORPORATION


                        By:              /s/ WALLACE D. MALONE, JR.
                           ----------------------------------------------------
                                          Its Chairman of the Board of
                                      Directors and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                                            Title                            Date
             ---------                                            -----                            ----
    /s/ WALLACE D. MALONE, JR.                          Chairman, Chief Executive              May 18, 1995
- -------------------------------------------            Officer, President, Director
      Wallace D. Malone, Jr.


      /s/ AUBREY D. BARNARD                              Secretary, Treasurer and              May 18, 1995
- -------------------------------------------               Controller (Principal
        Aubrey D. Barnard                                     Accounting and
                                                            Financial Officer)


                *                                                Director                      May 18, 1995
- -------------------------------------------
        H. Allen Franklin


                *                                                Director                      May 18, 1995
- -------------------------------------------
         Herbert Stockham


                *                                                Director                      May 18, 1995
- -------------------------------------------
         Bill L. Harbert


                *                                                Director                      May 18, 1995
- -------------------------------------------
          T. W. Mitchell


                *                                                Director                      May 18, 1995
- -------------------------------------------
        William C. Hulsey


                *                                                Director                      May 18, 1995
- -------------------------------------------
         John M. Bradford

                *                                               Director                       May 18, 1995
- -------------------------------------------
    Wm. Kendrick Upchurch, Jr.


                                                                Director                       May 18, 1995
- -------------------------------------------
        Charles G. Taylor


                                                                Director                       May 18, 1995
- -------------------------------------------
      Allen J. Keesler, Jr.



*     /s/ WILLIAM L. PRATER                                                                    May 18, 1995
- -------------------------------------------
        William L. Prater
       as Attorney-in-fact

                               INDEX TO EXHIBITS

       EXHIBIT
          NO.                                     DESCRIPTION
       ---------                                  -----------
          2      Agreement and Plan of Merger between SouthTrust of Georgia, Inc. and Southern Bank Group, Inc.
                 joined in by SouthTrust Corporation (included as Exhibit A to the Proxy Statement/Prospectus filed as part of this Registration Statement).
*         4(a)   Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration
                 Statement on Form 8-A (File No. 1-3613).
*         4(b)   Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and
                 Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's
                 Registration Statement on Form 8-A (File No. 1-3613).
*         4(c)   Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank
                 USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on Form S-
                 3 (Registration No. 33-13637).
*         4(d)   Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(1)(ii) to the Registration Statement on Form S-3 of SouthTrust
                 Corporation (Registration No. 33-44857).
*         4(e)   Composite Restated Bylaws of SouthTrust Corporation, as amended through October 13, 1989, which was filed as Exhibit 4(m) to the Registration Statement on Form S-3 of SouthTrust Corporation
                 (Registration No. 33-50107).
*         4(f)   Composite Restated Certificate of Incorporation of SouthTrust Corporation, as amended through June
                 2, 1993, which was filed as Exhibit 4(k) to the Registration Statement on Form S-3 of SouthTrust
                 Corporation (Registration No. 33-50107).
*         4(g)   Certificate of Amendment to the Restated Certificate of Incorporation of SouthTrust Corporation
                 which was filed as Exhibit 4(g) to the Registration Statement on Form S-4 of SouthTrust
                 Corporation (Registration No. 33-53945).
          5      Opinion of Bradley, Arant, Rose & White as to the legality of the securities being registered.
          8      Opinion of Glass, McCullough, Sherrill & Harrold regarding certain tax matters.
          23(a)  Consent of Arthur Andersen LLP.
          23(b)  Consent of Price Waterhouse LLP.
          23(c)  Consent of Bradley, Arant, Rose & White (included in Exhibit 5).
          23(d)  Consent of Glass, McCullough, Sherrill & Harrold (included in Exhibit 8).
          24     Powers of Attorney.


- --------------------------------------
*   Incorporated by reference.